                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                               FOREST OIL CORPORATION

                              CANADIAN FOREST OIL LTD.

                           CANADIAN SUBSIDIARY BORROWERS

                                        and

                               SUBSIDIARY GUARANTORS

                           _____________________________


                            FOURTH AMENDED AND RESTATED
                                  CREDIT AGREEMENT

                             Dated as of March 4, 1999

                           ______________________________


                             THE CHASE MANHATTAN BANK,
                                   as U.S. Agent

                          CHRISTIANIA BANK OG KREDITKASSE
                                  as U.S. Co-Agent

                              HIBERNIA NATIONAL BANK,
                                  as U.S. Co-Agent

                        SOCIETE GENERALE, SOUTHWEST AGENCY,
                                  as U.S. Co-Agent

                        THE CHASE MANHATTAN BANK OF CANADA,
                                 as Canadian Agent

--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS


          THIS TABLE OF CONTENTS IS NOT PART OF THE AGREEMENT TO WHICH IT IS ATTACHED BUT IS INSERTED FOR CONVENIENCE OF REFERENCE ONLY.

                                                                                 Page
                                                                                 ----
Section 1.  DEFINITIONS AND ACCOUNTING MATTERS . . . . . . . . . . . . . . . . . . .2
     1.01  CERTAIN DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.02  ACCOUNTING TERMS AND DETERMINATIONS . . . . . . . . . . . . . . . . . . 34
     1.03  BORROWING BASE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     1.04  TYPES AND CURRENCY OF LOANS; CLASS. . . . . . . . . . . . . . . . . . . 37
     1.05  DESIGNATION OF SUBSIDIARIES AS RESTRICTED OR
               UNRESTRICTED SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . 37
     1.06  REFERENCES TO SUBSIDIARIES, RESTRICTED SUBSIDIARIES AND
               UNRESTRICTED SUBSIDIARIES IN CONNECTION WITH
               CALCULATIONS OF CERTAIN FINANCIAL RATIOS. . . . . . . . . . . . . . 38

Section 2.  COMMITMENTS, LOANS, NOTES AND PREPAYMENTS. . . . . . . . . . . . . . . 38
     2.01  LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
     2.02  BORROWINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     2.03  LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
     2.04  CHANGES OF COMMITMENTS. . . . . . . . . . . . . . . . . . . . . . . . . 47
     2.05  COMMITMENT FEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     2.06  LENDING OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     2.07  SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT . . . . . . . . . . . . . . . 48
     2.08  NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     2.09  OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF
               LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     2.10  MANDATORY PREPAYMENTS AND REDUCTIONS OF COMMITMENTS . . . . . . . . . . 50
     2.11  ALLOCATION OF BORROWING BASE. . . . . . . . . . . . . . . . . . . . . . 54
     2.12  BANKERS' ACCEPTANCES. . . . . . . . . . . . . . . . . . . . . . . . . . 55

Section 3.  PAYMENTS OF PRINCIPAL AND INTEREST . . . . . . . . . . . . . . . . . . 62
     3.01  REPAYMENT OF LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     3.02  INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     3.03  CURRENCY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64

Section 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC. . . . . . . . . . . . 64
     4.01  PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64


                                       i

     4.02  PRO RATA TREATMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 66
     4.03  COMPUTATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     4.04  MINIMUM AMOUNTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     4.05  CERTAIN NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
     4.06  NON-RECEIPT OF FUNDS BY AN AGENT. . . . . . . . . . . . . . . . . . . . 69
     4.07  SHARING OF PAYMENTS, ETC. . . . . . . . . . . . . . . . . . . . . . . . 71
     4.08  INTEREST ACT (CANADA) . . . . . . . . . . . . . . . . . . . . . . . . . 72

Section 5.  YIELD PROTECTION, ETC. . . . . . . . . . . . . . . . . . . . . . . . . 73
     5.01  ADDITIONAL COSTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
     5.02  LIMITATION ON TYPES OF LOANS. . . . . . . . . . . . . . . . . . . . . . 75
     5.03  ILLEGALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
     5.04  TREATMENT OF AFFECTED EXTENSIONS OF CREDIT. . . . . . . . . . . . . . . 77
     5.05  COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
     5.06  ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. . . . . . . . . . . . 80
     5.07  ADDITIONAL COSTS IN RESPECT OF BANKERS' ACCEPTANCES . . . . . . . . . . 80
     5.08  TAXES; CANADIAN OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . 81
     5.09  TAXES; U.S. LOANS AND U.S. REIMBURSEMENT OBLIGATIONS. . . . . . . . . . 82

Section 6.  GUARANTEE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
     6.01  GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
     6.02  OBLIGATIONS UNCONDITIONAL . . . . . . . . . . . . . . . . . . . . . . . 84
     6.03  REINSTATEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
     6.04  SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
     6.05  REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
     6.06  CONTINUING GUARANTEE. . . . . . . . . . . . . . . . . . . . . . . . . . 86
     6.07  INSTRUMENT FOR THE PAYMENT OF MONEY . . . . . . . . . . . . . . . . . . 86
     6.08  RIGHTS OF CONTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . . 86
     6.09  GENERAL LIMITATION ON GUARANTEE OBLIGATIONS . . . . . . . . . . . . . . 87

Section 7.  CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . .87
     7.01  CONDITIONS TO EFFECTIVENESS. . . . . . . . . . . . . . . . . . . . . . .87
     7.02  EFFECTIVENESS AND SUBSEQUENT EXTENSIONS OF CREDIT. . . . . . . . . . . .91

Section 8.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . .92
     8.01  CORPORATE EXISTENCE. . . . . . . . . . . . . . . . . . . . . . . . . . .92
     8.02  FINANCIAL CONDITION. . . . . . . . . . . . . . . . . . . . . . . . . . .92
     8.03  LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .92


                                      ii

     8.04  NO BREACH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 92
     8.05  ACTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
     8.06  APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
     8.07  USE OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
     8.08  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
     8.09  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94
     8.10  INVESTMENT COMPANY ACT. . . . . . . . . . . . . . . . . . . . . . . . . 94
     8.11  PUBLIC UTILITY HOLDING COMPANY ACT. . . . . . . . . . . . . . . . . . . 94
     8.12  MATERIAL AGREEMENTS AND LIENS . . . . . . . . . . . . . . . . . . . . . 94
     8.13  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . 95
     8.14  SUBSIDIARIES, ETC.. . . . . . . . . . . . . . . . . . . . . . . . . . . 97
     8.15  TRUE AND COMPLETE DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . 97
     8.16  TITLE TO PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . . 98
     8.17  SPECIAL PURPOSE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . 98
     8.18  SENIOR SUBORDINATED DEBT DOCUMENTS. . . . . . . . . . . . . . . . . . . 98
     8.19  YEAR 2000 ISSUES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 98

Section 9.  COVENANTS OF THE OBLIGORS. . . . . . . . . . . . . . . . . . . . . . . 99
     9.01  FINANCIAL STATEMENTS, ETC . . . . . . . . . . . . . . . . . . . . . . . 99
     9.02  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .102
     9.03  EXISTENCE, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . .102
     9.04  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .103
     9.05  PROHIBITION OF FUNDAMENTAL CHANGES. . . . . . . . . . . . . . . . . . .103
     9.06  LIMITATION ON LIENS . . . . . . . . . . . . . . . . . . . . . . . . . .105
     9.07  INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .107
     9.08  INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .108
     9.09  DIVIDEND PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .110
     9.10  INTEREST COVERAGE RATIO . . . . . . . . . . . . . . . . . . . . . . . .111
     9.11  WORKING CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . .111
     9.12  LINES OF BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . .111
     9.13  TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . . . . . . . . . . .111
     9.14  USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . .111
     9.15  CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES . . . . . . . . . . . . . .112
     9.16  ADDITIONAL SUBSIDIARY GUARANTORS AND CANADIAN BORROWERS . . . . . . . .112
     9.17  MODIFICATIONS AND PAYMENTS OF SUBORDINATED INDEBTEDNESS
               AND PRODUCTION PAYMENTS INDEBTEDNESS; ISSUANCE OF
               ADDITIONAL FOREST SENIOR SUBORDINATED INDEBTEDNESS. . . . . . . . .113
     9.18  UNRESTRICTED SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . .114
     9.19  SPECIAL COVENANT WITH RESPECT TO PRODUCERS MARKETING. . . . . . . . . .114


                                     iii

     9.20  LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS. . . . . . . . . . . . .115
     9.21  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . .115
     9.22.   NO ACTION TO AFFECT SECURITY DOCUMENTS. . . . . . . . . . . . . . . .115
     9.23.   FIXED CHARGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .115
     9.24.   FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . . .116
     9.25.   TITLE DEFECTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .116
     9.26.  MORTGAGES; FLOATING CHARGE . . . . . . . . . . . . . . . . . . . . . .116
     9.27.  YEAR 2000 COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . .117

Section 10.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . .117

Section 11.  THE AGENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .121
     11.01  APPOINTMENT, POWERS AND IMMUNITIES . . . . . . . . . . . . . . . . . .121
     11.02  RELIANCE BY AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . .122
     11.03  DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .122
     11.04  RIGHTS AS A BANK . . . . . . . . . . . . . . . . . . . . . . . . . . .123
     11.05  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .123
     11.06  NON-RELIANCE ON AGENT AND OTHER BANKS. . . . . . . . . . . . . . . . .124
     11.07  FAILURE TO ACT . . . . . . . . . . . . . . . . . . . . . . . . . . . .125
     11.08  RESIGNATION OR REMOVAL OF AGENT. . . . . . . . . . . . . . . . . . . .125
     11.09  CONSENTS UNDER OTHER LOAN DOCUMENTS. . . . . . . . . . . . . . . . . .125
     11.10  COLLATERAL SUB-AGENTS. . . . . . . . . . . . . . . . . . . . . . . . .127
     11.11  CO-AGENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .127

Section 12.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . .127
     12.01  WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .127
     12.02  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .127
     12.03  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .128
     12.04  AMENDMENTS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . .128
     12.05  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . . . . . . . .130
     12.06  ASSIGNMENTS AND PARTICIPATIONS . . . . . . . . . . . . . . . . . . . .130
     12.07  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .133
     12.08  SURVIVAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .134
     12.09  CAPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .134
     12.10  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .134
     12.11  GOVERNING LAW; SUBMISSION TO JURISDICTION. . . . . . . . . . . . . . .134
     12.12  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . .135
     12.13  TREATMENT OF CERTAIN INFORMATION . . . . . . . . . . . . . . . . . . .135
     12.14  INTERCREDITOR AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . .136


                                      iv

     12.15  ACKNOWLEDGEMENT OF PRIORITY OF INDEBTEDNESS. . . . . . . . . . . . . .136
     12.16  JUDGMENT CURRENCY. . . . . . . . . . . . . . . . . . . . . . . . . . .136


ANNEX I -  Banks and Commitments
SCHEDULE I   - Material Agreements and Liens
SCHEDULE II  - Hazardous Materials
SCHEDULE III - Subsidiaries and Investments

EXHIBIT A-1 - Form of U.S. Note
EXHIBIT A-2 - Form of Canadian Note
EXHIBIT B-1 - Form of Opinion of Counsel to the Company
EXHIBIT B-2 - Form of Opinion of  Canadian Counsel to the Canadian Borrowers
EXHIBIT B-3 - Form of Opinion of General Counsel to Forest
EXHIBIT C-1 - Form of Opinion of Special New York Counsel to Chase
EXHIBIT C-2 - Form of Opinion of Canadian Counsel to Chase Canada
EXHIBIT D   - Form of Bankers' Acceptance
EXHIBIT E   - Form of Bankers' Acceptance Request
EXHIBIT F   - Calculation of Net Proceeds of Bankers' Acceptance
EXHIBIT G   - Details of Issue of Bankers' Acceptance
EXHIBIT H   - Form of Mortgage
EXHIBIT I   - Form of Pledge Agreement
EXHIBIT J   - Form of Confidentiality Agreement
EXHIBIT K   - Form of Intercreditor Agreement
EXHIBIT L   - Form of Security Agreement

          FOURTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 4, 1999, between: FOREST OIL CORPORATION, a corporation duly organized and validly existing under the laws of the State of New York (the "COMPANY"); CANADIAN FOREST OIL LTD., a corporation duly organized and validly existing under the laws of the Province of Alberta, Canada ("CANADIAN FOREST OIL"), each of the SUBSIDIARY BORROWERS identified under the heading "SUBSIDIARY BORROWERS" on the signature pages hereto and each Subsidiary of Canadian Forest Oil that becomes a Canadian Borrower pursuant to Section 9.16 hereof (individually, a "SUBSIDIARY BORROWER" and collectively, the "SUBSIDIARY BORROWERS", and together with Canadian Forest Oil, the "CANADIAN BORROWERS" and individually, a "CANADIAN BORROWER" and together with the Company, the "BORROWERS" and individually, a "BORROWER"), each of the Subsidiaries of the Company that becomes a guarantor pursuant to Section 9.16 hereof (individually, a "SUBSIDIARY GUARANTOR" and, collectively, the "SUBSIDIARY GUARANTORS" and, together with the Company and the Canadian Borrowers, the "OBLIGORS" and individually, an "OBLIGOR"); each of the lenders that is a signatory hereto identified under the caption "U.S. BANKS" on the signature pages hereto or which, pursuant to Section 12.06(b) hereof, shall become a "U.S. Bank" thereunder (individually, a "U.S. BANK" and, collectively, the "U.S. BANKS"); each of the lenders that is a signatory hereto identified under the caption "CANADIAN BANKS" on the signature pages hereto or which, pursuant to Section 12.06(b) hereof, shall become a "Canadian Bank" hereunder (individually, a "CANADIAN BANK" and, collectively, the "CANADIAN BANKS", and together with the U.S. Banks, the "BANKS" and individually, a "BANK"); THE CHASE MANHATTAN BANK, as administrative agent for the U.S. Banks (in such capacity, together with its successors in such capacity, the "U.S. AGENT"); CHRISTIANIA BANK OG KREDITKASSE, HIBERNIA NATIONAL BANK and SOCIETE GENERALE, SOUTHWEST AGENCY, as co-agents for the U.S. Banks (each in such capacity, together with the respective successors in such capacity, a "CO-AGENT" and together with the U.S. Agent, the "U.S. CO-AGENTS", and THE CHASE MANHATTAN BANK OF CANADA, as administrative agent for the Canadian Banks (in such capacity, together with its successors in such capacity, the "CANADIAN AGENT" and together with the U.S. Co-Agents, the "AGENTS" and individually, an "AGENT").

          The Company, certain lenders and the U.S. Agent are parties to a Third Amended and Restated Credit Agreement dated as of February 3, 1998 (as heretofore modified and supplemented and in effect on the date of this Agreement, the "ORIGINAL U.S. CREDIT AGREEMENT").

          The Canadian Borrowers and 611852 Saskatchewan Ltd., a corporation duly organized and validly existing under the laws of Saskatchewan ("FUNDING"), are parties to a Second Amended and Restated Credit Agreement dated as of April 1, 1997 (as modified and supplemented and in effect immediately prior to the Effective Date referred to below, the "UNDERLYING CREDIT AGREEMENT"). Funding, certain lenders and the Canadian Agent are party to a Second Amended and Restated Credit Agreement dated as of April 1, 1997 (as modified and supplemented and in effect immediately prior to the date hereof, the "ORIGINAL CANADIAN CREDIT

AGREEMENT"). In order to satisfy Funding's obligations under the Original Canadian Credit Agreement, Funding has, immediately prior to the Effective Date set out below, assigned to the lenders party to the Original Canadian Credit Agreement its rights and security interests under the Underlying Credit Agreement.

          In connection with such assignment, the parties hereto wish to amend, restate and consolidate the Original U.S. Credit Agreement and the Underlying Credit Agreement (as so assigned) in their entirety all on the terms and conditions hereinafter set forth.

          Accordingly, the parties hereto agree to amend, restate and consolidate the Original U.S. Credit Agreement, the Underlying Credit Agreement and the Original Canadian Credit Agreement so that, amended, restated and consolidated they read in their entirety as provided herein.

          Section 1.  DEFINITIONS AND ACCOUNTING MATTERS.

          1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and VICE VERSA):

          "ACCEPTANCE DATE" shall mean any date, which must be a Business Day, on which a Bankers' Acceptance is or is to be issued.

          "ACCEPTING LENDER" shall mean, with respect to any Canadian Borrower, any Canadian Bank which has issued a Bankers' Acceptance of such Canadian Borrower under this Agreement.

          "ADDITIONAL COSTS" shall have the meaning given to such term in
Section 5.01(a) hereof.

          "ADDITIONAL FOREST SENIOR SUBORDINATED DEBT DOCUMENTS" shall mean all documents and agreements executed and delivered in connection with the original issuance of the Additional Forest Senior Subordinated Notes including the Indenture dated as of February 5, 1999 between the Company and State Street Bank and Trust Company, as the same shall, subject to Section
9.17 hereof, be modified and supplemented and in effect from time to time.

          "ADDITIONAL FOREST SENIOR SUBORDINATED INDEBTEDNESS" shall mean the Indebtedness of the Company in respect of the Additional Forest Senior Subordinated Notes issued pursuant to the Additional Forest Senior Subordinated Debt Documents and any Guarantees thereof by any Subsidiaries of the Company.

          "ADDITIONAL FOREST SENIOR SUBORDINATED NOTES" shall mean the Company's 10 1/2% Senior Subordinated Notes due January 15, 2006 in an aggregate principal amount not to exceed $100,000,000.

          "ADMINISTRATIVE QUESTIONNAIRE" shall mean an administrative questionnaire in a form supplied by the U.S. Agent.

          "ADVANCE DATE" shall have the meaning given to such term in Section
4.06 hereof.

          "AFFILIATE" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries and
(b) none of the Restricted Subsidiaries of the Company shall be, for purposes of this definition, Affiliates of the Company.

          "AGGREGATE BORROWINGS" shall have the meaning given such term in
Section 2.10(g) hereof.

          "ALLOCATED CANADIAN BORROWING BASE" shall mean, as of any date, an amount in U.S. Dollars designated as such from time to time by the Company and Canadian Forest Oil pursuant to Section 2.11 hereof.

          "ALLOCATED U.S. BORROWING BASE" shall mean an amount equal to the Borrowing Base then in effect MINUS the Allocated Canadian Borrowing Base.

          "AMENDMENT FEE LETTER" shall mean the fee letter agreement dated as of January 26, 1998 between the Company and the U.S. Agent.

          "ANSCHUTZ" shall mean The Anschutz Corporation, a Kansas corporation.

          "APPLICABLE COMMITMENT FEE RATE" shall mean for any period during which the Usage Ratio is within the range specified under "Usage Ratio" in the following schedule, the percentage per annum set forth opposite the range in such schedule:


Range of                                      Applicable Commitment
Usage Ratio                                   Fee Rate (bps per Annum)
-----------                                   ------------------------
less than or equal to .330:1.00                        30.0
greater than .330:1.00 but less than or
equal to 0.660:1.00                                    35.0
greater than .660:1.00                                 37.5.

          "APPLICABLE LENDING OFFICE" shall mean, for each Bank and for each Class and Type of Loan, the "Lending Office" of such Bank (or of an affiliate of such Bank) designated for such Class and Type of Loan in the Administrative Questionnaire of such Bank or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the relevant Agent and the relevant Borrowers as the office by which its Loans of such Class and Type are to be made and maintained.

          "APPLICABLE MARGIN" shall mean with respect to each Class and Type of Loan for any period during which the Usage Ratio is within the range specified under "Usage Ratio" in the following schedule, the number of basis points set forth opposite the range in such schedule to be expressed as percentages per annum for purposes of the interest calculations in this Agreement, PROVIDED that the "Applicable Margin" shall be increased or reduced, as applicable, on the date of the borrowing of a Loan or the issuance of a Letter of Credit or the acceptance of a Bankers' Acceptance, or the repayment of a Loan or expiration of a Letter of Credit or maturity of a Bankers' Acceptance, as the case may be, which results in the Usage Ratio shifting from one range to another but that the "Applicable Margin" for any BA Loan, Bankers' Acceptance or Eurodollar Loan outstanding prior to such date shall remain the same until the maturity of such Bankers' Acceptance or the end of the Interest Period for such BA Loan or Eurodollar Loan, respectively:

                                        Canadian     Base Rate  Eurodollar
Range of Usage Ratio                    Prime Loans  Loans      Loans       BA Fee Rate
--------------------                    -----------  -----      -----       -----------
less than or equal to .330:1.00         0.0          0.0        100.0       100.0
greater than .330:1.00 but less than
or equal to .660:1.00                   25.0         25.0       125.0       125.0
greater than .660:1.00                  50.0         50.0       150.0       150.0

          "ASSIGNMENT AND CONFIRMATION" shall mean the Assignment, Fourth Security Confirmation and Amendment Agreement dated March 4, 1999, pursuant to which Funding has satisfied its obligations to the Canadian Banks under the Original Canadian Credit Agreement by assigning Funding's rights under the Underlying Credit Agreement and all security thereunder to the Canadian Banks, and effecting confirmations and amendments as set forth therein.

          "BA FEE RATE" shall mean the then applicable rate used in calculating Stamping Fees and BA Loans as referred to in the definition of Applicable Margin.

          "BA LOAN" shall have the meaning given to such term in Section 2.12
(h) hereof.

          "BANKERS' ACCEPTANCES" shall mean bankers' acceptances denominated in Canadian Dollars in the form of either a depository bill, as defined in the Depository Bills and Notes Act (Canada), or a blank non-interest bearing bill of exchange, as defined in the Bills of Exchange Act (Canada), in either case drawn by a Canadian Borrower and accepted by a Canadian Bank at the request of a Canadian Borrower, such depository bill or bill of exchange to be substantially in the standard form of such Canadian Bank.

          "BANKERS' ACCEPTANCE DOCUMENTS" shall mean, with respect to any Bankers' Acceptance, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Bankers' Acceptance) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Bankers' Acceptance or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "BANKERS' ACCEPTANCE LIABILITY" shall mean, with respect to any Bankers' Acceptance, the obligation of the relevant Canadian Borrower to pay to the Canadian Agent at the Principal Office the Principal Amount of any Bankers' Acceptances for which such Canadian Borrower has not reimbursed the Accepting Lender.

          "BANKERS' ACCEPTANCE RATE" shall mean the average of the per annum discount rates, computed on the basis of a year of 365 days, announced by each Accepting Lender as its bankers' acceptance rate for a Bankers' Acceptance having a Maturity Date of 30, 60, 90 or 180 days (whichever most closely approximates the Maturity Date of the applicable Bankers'
Acceptance). Where there is only one Accepting Lender, the Bankers' Acceptance Rate shall be that Accepting Lender's discount rate.

          "BANKERS' ACCEPTANCE REQUEST" shall have the meaning ascribed to it in Section 2.12(b) hereof containing the information set forth in Exhibit E.

          "BANKRUPTCY AND INSOLVENCY ACT (CANADA)" shall mean, collectively, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act

(Canada), each as amended from time to time and any similar statute of Canada or any province thereof.

          "BANKRUPTCY CODE" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

          "BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Effective Rate for such day plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "BASE RATE LOANS" shall mean Loans of either Class that bear interest at rates based upon the Base Rate.

          "BOM" shall mean Bank of Montreal, a Canadian chartered bank.

          "BORROWER ARRANGEMENT" shall have the meaning assigned to such term in Section 2.12(c) hereof.

          "BORROWING BASE" shall have the meaning given to such term in
Section 1.03(b) hereof.

          "BORROWING BASE DEFICIENCY" shall have the meaning given to such term in Section 2.10(a) hereof.

          "BORROWING BASE REPORTS" shall mean collectively, (i) Reserve Evaluation Report and (ii) Canadian Net Back Pool Report, and "BORROWING BASE REPORT" shall mean either thereof.

          "BUSINESS DAY" shall mean (i) any day (other than a Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City, Calgary or Toronto, Canada, (ii) if such day relates to a U.S. Loan or any payments in connection therewith, any day (other than a Saturday or Sunday) on which banks are open for business in New York City, (iii) if such day relates to a Canadian Loan or any payments in connection therewith, any day (other than a Saturday or Sunday) on which banks are open for business in Toronto or Calgary and (iv) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by any Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day (other than a Saturday or Sunday) on which dealings in U.S. Dollar deposits are carried out in the London interbank market.

          "CANADIAN COMMITMENT" shall mean, as to each Canadian Bank, the obligation of such Canadian Bank to make Canadian Loans or to issue or participate in Canadian Letters of

Credit pursuant to Section 2.03 hereof, and to accept Bankers' Acceptances pursuant to Section 2.12 hereof, in an aggregate principal or face amount (expressed where applicable as the Equivalent Amount of Canadian Dollars) at any one time outstanding up to but not exceeding the amount set opposite the name of such Canadian Bank on Annex 1 hereto under the caption "Commitment" or, in the case of a Person that becomes a Canadian Bank pursuant to an assignment permitted under Section 12.06(b) hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to Section 2.04 or 12.06(b) hereof).

          "CANADIAN DOLLARS" and "C$" shall mean lawful money of Canada.

          "CANADIAN EURODOLLAR LOANS" shall mean Canadian Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

          "CANADIAN FOREST DEBENTURE" shall mean the Demand Debenture and Negative Pledge of Canadian Forest dated February 8, 1996, as amended by the Third Security Confirmation and Amendment Agreement dated as of August 19, 1997 and the Assignment, Fourth Security Confirmation and Amendment Agreement dated as of March 4, 1999 in the principal amount of C$165,000,000 payable to the Canadian Agent, as the same shall be modified and supplemented and in effect from time to time.

          "CANADIAN FOREST SENIOR SUBORDINATED DEBT" shall mean the Indebtedness of Canadian Forest Oil evidenced by and in respect of the Canadian Forest Senior Subordinated Notes issued pursuant to the Canadian Forest Senior Subordinated Debt Documents and any guarantees thereof by any Subsidiaries of Canadian Forest Oil.

          "CANADIAN FOREST SENIOR SUBORDINATED DEBT DOCUMENTS" shall mean all documents and agreements executed and delivered in connection with the issuances of the Canadian Forest Senior Subordinated Notes, including the Indenture dated as of September 29, 1997 among the Company, as guarantor, Canadian Forest Oil, as issuer, and State Street Bank and Trust Company, as trustee, as the same shall, subject to Section 9.17 hereof, be modified and supplemented and in effect from time to time.

          "CANADIAN FOREST SENIOR SUBORDINATED NOTES" shall mean Canadian Forest Oil's 8-3/4% Senior Subordinated Notes due 2007 in an aggregate principal amount not to exceed U.S.$200,000,000.

          "CANADIAN GUARANTEE" shall mean the Amended and Restated Guarantee dated as of March 4, 1999 executed by the Company in favor of the Canadian Agent and the Canadian Banks, as the same may be modified and supplemented and in effect from time to time.

          "CANADIAN ISSUING BANK" shall mean BOM, as the issuer of Canadian Letters of Credit under Section 2.03(b) hereof, together with its successors and assigns in such capacity.

          "CANADIAN LETTER OF CREDIT" shall have the meaning assigned to such term in Section 2.03(b) hereof.

          "CANADIAN LETTER OF CREDIT LIABILITY" shall mean, without duplication, at any time and in respect of any Canadian Letter of Credit, the sum of (a) the undrawn face amount of such Canadian Letter of Credit PLUS (b) the aggregate unpaid principal amount of all Canadian Reimbursement Obligations of any Canadian Borrower at such time due and payable in respect of all drawings made under such Canadian Letter of Credit. For purposes of this Agreement, a Canadian Bank (other than the Canadian Issuing Bank) shall be deemed to hold a Canadian Letter of Credit Liability in an amount equal to its participation interest in the related Canadian Letter of Credit under
Section 2.03 hereof, and the Canadian Issuing Bank shall be deemed to hold a Canadian Letter of Credit Liability in an amount equal to its retained interest in the related Canadian Letter of Credit after giving effect to the acquisition by the Canadian Banks other than the Canadian Issuing Bank of their participation interests under said Section 2.03.

          "CANADIAN LOANS" shall mean the loans provided for in Section 2.01(b) hereof.

          "CANADIAN NET BACK POOL REPORT" shall mean a report furnished to the Agents and Banks at the time of each delivery of the Reserve Evaluation Report, in form and substance satisfactory to the Agents and the Combined Majority Banks setting forth, in the case of the report to be delivered in connection with the Determination Date occurring on May 1 of each year, for the preceding fiscal year, and in the case of the report to be delivered in connection with the Determination Date occurring on October 15 of each year, for the first two calendar quarters of such fiscal year, the following:

          (i) the names of the buyers of hydrocarbons from the Canadian Borrowers during the respective period;

          (ii)   the quantity of hydrocarbons sold to such buyer;

          (iii) the unit price received from such buyer for such hydrocarbons including the basis on which such price was calculated;

          (iv) the payment terms of each sales contract with such buyer for the remaining term of such contract and the basis upon which the unit price under each such sales contract is to be calculated; and

          (v)    the remaining term of each such contract.

          "CANADIAN NOTES" shall mean the promissory notes provided for by
Section 2.08(b) hereof, and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "CANADIAN OBLIGATIONS" shall mean (i) the Canadian Loans provided for in Section 2.01 hereof , (ii) the Canadian Letter of Credit Liabilities and (iii) the Bankers' Acceptance Liabilities.

          "CANADIAN PRIME LOAN" shall mean Loans that bear interest at rates based upon the Chase Canada Prime Rate.

          "CANADIAN REIMBURSEMENT OBLIGATIONS" shall mean, at any time, the Bankers' Acceptance Liabilities and the obligations of the Canadian Borrowers then outstanding, or that may thereafter arise in respect of all Canadian Letters of Credit then outstanding, to reimburse amounts paid by the Canadian Issuing Bank in respect of any drawings under a Canadian Letter of Credit (to the extent not converted to a Canadian Prime Loan or a Base Rate Loan hereunder).

          "CANADIAN SECURITY DOCUMENTS" shall mean, collectively, the Canadian Forest Debenture and the deposit agreement in respect thereof, 3189503 Guarantee Agreement, the ProMark Debenture and the deposit agreement in respect thereof, the Canadian Guarantee, all instruments granting a Lien on any Property of the Canadian Borrowers to the Canadian Agent for the benefit of the Canadian Banks and all registrations with respect to the Liens created by that security.

          "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Restricted Subsidiaries in connection with the acquisition and exploitation of, or the exploration for or development or production of, hydrocarbon reserves or to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) during such period computed in accordance with GAAP.

          "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "CAPITAL STOCK" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock or membership or partnership interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

          "CASH COLLATERAL ACCOUNT" shall mean the cash collateral account referred to in Section 13.4 of the Canadian Forest Debenture.

          "CASH FLOW" shall mean, for any period, for the Company and the Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), the sum of the following: the total sales revenue from natural gas, oil and other hydrocarbon products for such period PLUS cash dividend payments, if any, by an Unrestricted Subsidiary to the Company or a Restricted Subsidiary in an aggregate amount in excess of the aggregate amount of the Investments in such Unrestricted Subsidiary by the Company and the Restricted Subsidiaries during such period PLUS the total Net Cash Payments (excluding the fair market value of non-cash consideration) received by the Company and its Restricted Subsidiaries during such period PLUS the total cash proceeds received by the Company and its Restricted Subsidiaries as a result of any Equity Issuance (other than Disqualified Stock of the Company and its Restricted Subsidiaries) that has been utilized to repay any Indebtedness (to the extent permitted pursuant to the terms of this Agreement) of the Company PLUS the total cash proceeds received from any Disposition, including any Disposition of Unrestricted Properties to the extent the proceeds of such Disposition are applied during such period in satisfaction of the obligations described in clause (b) of this definition PLUS the net proceeds received from the issuance of any Indebtedness to the extent such net proceeds are applied during such period in satisfaction of the obligations described in clause (b) of this definition MINUS (a) the revenue attributable to Volumetric Production Payments for such period, (b) the amounts paid in satisfaction of obligations under Dollar-Denominated Production Payments for such period, (c) oil and gas production expenses for such period and (d) total overhead costs paid or required to be paid in cash during such period (whether or not capitalized, but net of credits related to such expenses).

          "CASUALTY EVENT" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

          "CHANGE OF CONTROL" shall mean any event or series of events by which: (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than Anschutz) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 40% or more of the total voting power of the Voting Stock of the Company; (ii) the Company consolidates with or merges or amalgamates with or into another Person or conveys, transfers, or leases all or substantially all of its assets to any other Person, or any Person consolidates with, or merges or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation which is not Disqualified Stock and
(b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction;
(iii) the shareholders of the Company approve any plan of liquidation or dissolution of the Company; or (iv) during any period of 12 consecutive months, individuals who at the beginning of such period constituted the board of directors of the Company (or whose nomination for election by the shareholders of the Company was approved by a vote of not less than a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office.

          "CHASE" shall mean The Chase Manhattan Bank.

          "CHASE CANADA" shall mean The Chase Manhattan Bank of Canada.

          "CHASE CANADA PRIME RATE" shall mean the greater of (i) the per annum floating rate of interest established from time to time by Chase Canada as the base rate it will use to determine rates of interest on Canadian Dollar loans to its customers in Canada and (ii) the sum of (A) the discount rate expressed as a rate of interest per annum payable by the purchasers of 30 day bills of exchange, duly completed and accepted by Chase Canada, as established by Chase Canada, and (B) 100 basis points. Each change in any interest rate provided for herein based upon the Chase Canada Prime Rate resulting from a change in the Chase Canada Prime Rate shall take effect at the time of such change in the Chase Canada Prime Rate.

          "CLASS"  shall have the meaning assigned to such term in Section
1.04 hereof.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL ACCOUNT" shall have the meaning assigned to such term in Section 4.01 of the Security Agreement.

          "COMBINED COMMITMENTS" shall have the meaning ascribed thereto in the Intercreditor Agreement.

          "COMBINED MAJORITY BANKS" shall have the meaning ascribed thereto in the Intercreditor Agreement.

          "COMBINED SUPERMAJORITY BANKS" shall mean U.S. Banks and Canadian Banks having at least 75% of the aggregate amount of the Combined Commitments at such time.

          "COMMITMENT PERCENTAGE" shall mean in connection with any Class, with respect to any Bank, the ratio of the amount of the Commitment of such Class of such Bank to the aggregate amount of the Commitments of such Class of all of the Banks.

          "COMMITMENT TERMINATION DATE" shall mean August 19, 2001.

          "COMMITMENTS" shall mean either the aggregate U.S. Commitments or the aggregate Canadian Commitments, or as the context requires, both the U.S. and the Canadian Commitments.

          "COMMODITY HEDGING AGREEMENT" shall mean, for any Person, an agreement or arrangement between such Person and one or more financial institutions or other entities providing for the transfer or mitigation of risks of fluctuations in prices of hydrocarbons, either generally or under specific circumstances.

          "CONSOLIDATED SUBSIDIARY" shall mean, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

          "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 2.09 hereof of a Eurodollar Loan or BA Loan from one Interest Period to another Interest Period or the continuation of a Letter of Credit or Bankers' Acceptance.

          "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.09 hereof of all or a portion of one Type of Loan of a Class into another Type of Loan of such Class, or, if a Canadian Loan, to or from Bankers' Acceptances (and shall all include, if applicable, the simultaneous conversion from one Currency into another Currency), which may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan of such Class from one Applicable Lending Office to another.

          "COVERED TAXES" shall mean all present and future income, stamp, registration and other Taxes and withholdings whatsoever, and all interest, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by any authority of or in any jurisdiction (including, without limitation, Canada or any political subdivision or taxing authority thereof or therein, or any federal or other association of or with which Canada may be a member or associated) on or in respect of this Agreement, the Canadian Loans, the Canadian Notes, Canadian Letters of Credit, Bankers' Acceptances, the other Loan Documents, the recording, registration, notarization or other formalization of any thereof, the enforcement thereof or the introduction thereof in any judicial proceedings, or on or in respect of any payments of principal, interest, premium, charges, fees or other amounts made on, under or in respect of any thereof (excluding, however, income or franchise taxes imposed on a Canadian Bank by a jurisdiction as a result of such Canadian Bank being organized under the laws of such jurisdiction or of its Applicable Lending Office being located in such jurisdiction).

          "CURRENCY" shall have the meaning assigned to such term in Section
1.04 hereof.

          "CURRENCY EXCHANGE AGREEMENT" shall mean, for any Person, an agreement or arrangement between such Person and one or more financial institutions or other entities providing for the transfer or mitigation of risks of fluctuations in the exchange rate between U.S. Dollars and Canadian Dollars either generally or under specific contingencies.

          "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "DEFICIENCY CURE PERIOD" shall have the meaning assigned such term in Section 2.10(a).

          "DEFICIENCY NOTICE" shall have the meaning assigned to such term in
Section 2.10(a) hereof.

          "DETERMINATION DATE" shall mean (i) each May 1 and October 15 of each year prior to the Commitment Termination Date and (ii) 45 days after each other date, if any, on which a Borrowing Base Report is delivered to the U.S. Agent as contemplated hereby.

          "DETERMINATION PERIOD" shall mean (i) initially, the period commencing on the date hereof and ending on the first Determination Date thereafter and, (ii) each period commencing on a Determination Date and ending on the day next preceding the next succeeding Determination Date.

          "DISPOSITION" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Restricted Subsidiaries to any Person (other than by any such Restricted Subsidiary to the Company or any other Restricted Subsidiary, or by the Company to a Restricted Subsidiary), excluding any sale, assignment, transfer or other disposition of (i) any Property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) any Unrestricted Properties or (iii) any stock of an Unrestricted Subsidiary.

          "DISQUALIFIED STOCK" shall mean any Capital Stock of the Company or any Restricted Subsidiary of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Commitment Termination Date or which is exchangeable or convertible into debt securities of the Company or any Restricted Subsidiary of the Company, except to the extent that such exchange or conversion rights cannot be exercised prior to the Commitment Termination Date.

          "DIVIDEND PAYMENT" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or any of its Restricted Subsidiaries or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Company or any of its Restricted Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company or a Restricted Subsidiary, provided that in the case of a Restricted Subsidiary such dividend is paid either to the Company or another Wholly Owned Restricted Subsidiary.

          "DOLLAR-DENOMINATED PRODUCTION PAYMENTS" shall mean production payment obligations of the Company or any of its Restricted Subsidiaries which are payable from a specified share of proceeds received from production from specific Properties, together with all undertakings and obligations in connection therewith.

          "EFFECTIVE DATE" shall mean the date upon which all of the conditions of Section 7.01 hereof are either satisfied or waived.

          "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "CLAIM") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "ENVIRONMENTAL LAWS" shall mean any and all present and future Federal, state, Canadian Federal, provincial, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "EQUITY ISSUANCE" shall mean (a) any issuance or sale by the Company or any of its Restricted Subsidiaries after the date of this Agreement of (i) any of its Capital Stock, (ii) any warrants or options exercisable in respect of its Capital Stock or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Company or any of its Restricted Subsidiaries or (b) the receipt by the Company or any of its Restricted Subsidiaries after the date of this Agreement of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); PROVIDED that Equity Issuance shall not include (x) any such issuance or sale by any Restricted Subsidiary of the Company to the Company or any other Wholly Owned Subsidiary of the Company which is a Restricted Subsidiary, (y) any capital contribution by the Company or any Wholly Owned Subsidiary of the Company which is a Restricted Subsidiary to any other Restricted Subsidiary of the Company or (z) any warrants or options issued to directors, officers or employees of the Company and its Restricted Subsidiaries pursuant to any employee benefit plans, incentive plans or similar programs established in the ordinary course of business.

          "EQUITY RIGHTS" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of Capital Stock of any class, or partnership or other ownership interests of any type in, such Person.

          "EQUIVALENT AMOUNT" shall mean as at any date the amount of Canadian Dollars into which an amount of U.S. Dollars may be converted, or the amount of U.S. Dollars into which an amount of Canadian Dollars may be converted, in either case at The Bank of Canada mid-point noon spot rate of exchange for such date in Toronto at approximately 12:00 noon, Toronto time on such date.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which the Company is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "EURODOLLAR BASE RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor, the rate per annum quoted by Chase at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by Chase to leading banks in the London interbank market of U.S. Dollar deposits having a term comparable to such Interest Period and in amounts comparable to the principal amount of the U.S. Eurodollar Loan or Canadian Eurodollar Loan, as applicable, to be made by Chase for such Interest Period. If Chase is not participating in any U.S. Eurodollar Loan or Canadian Eurodollar Loan, as applicable during any Interest Period therefor, the Eurodollar Base Rate for such Loan for such Interest Period shall be determined by reference to the amount of the U.S. Loan or Canadian Loan, as applicable, that Chase would have made or had outstanding had it been participating in such U.S. Loan or Canadian Loan, as applicable, during such Interest Period.

          "EURODOLLAR LOANS" shall mean Canadian Eurodollar Loans and U.S. Eurodollar Loans.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Section 10 hereof.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

          "EXCHANGE RATE DEFICIENCY" shall have the meaning assigned to such term in Section 2.10(g) hereof.

          "EXCLUDED TAXES" means, with respect to the U.S. Agent, any U.S. Bank, the U.S. Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Company or any Subsidiary Guarantor hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any U.S. Bank, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Company or any Subsidiary Guarantor is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 5.09(e) hereof, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 5.09(a) hereof.

          "EXISTING CANADIAN BANKS" shall mean the financial institutions party to the Original Canadian Credit Agreement.

          "EXISTING U.S. BANKS" shall mean the financial institutions party to the Original U.S. Credit Agreement.

          "EXISTING U.S. LOANS" shall mean the "Loans" under, and as defined in, the Original U.S. Credit Agreement.

          "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Effective Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the U.S. Agent.

          "FOREIGN LENDER" means any U.S. Bank that is organized under the laws of a jurisdiction other than that in which the Company or any Subsidiary Guarantor is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "FUTURE NET REVENUES" shall mean, for any period, the future gross revenues attributable to all or a part (as specified herein) of Proved Reserves constituting part of the Hydrocarbon Properties for such period less the sum for such period of all projected Operating Expenses and Capital Expenditures with respect thereto, as set forth in the related Borrowing Base Report, and less (without duplication) all amounts projected to be applied to the discharge of any Production Payment and to the unearned balance of any advance payment received under any contract to be performed relating to such Proved Reserves.

          "GAAP" shall mean generally accepted accounting principles in the U.S. applied on a basis consistent with those which, in accordance with the last sentence of Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "GOVERNMENT AUTHORITY" shall mean any federal, state, municipal, provincial, local, territorial, or other governmental subdivision, department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign.

          "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person or any production or revenues generated by (or any capital or other expenditures incurred in connection with the acquisition and exploitation of, exploration for, development of or production from) any hydrocarbon reserves, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank, surety company or other financial institution or similar entity to issue a letter of credit, surety bond or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning.

          "GUARANTEED OBLIGATIONS" shall have the meaning assigned to such term in Section 6.01 hereof.

          "HAZARDOUS MATERIAL" shall mean, collectively, (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "HYDROCARBON PROPERTIES" shall mean interests which one or more of the Obligors have from time to time in hydrocarbon reserves from which hydrocarbons may be severed or extracted in commercially feasible quantities which hydrocarbon reserves have been given value by the Banks in determining the Borrowing Base.

          "INCOME TAX ACT (CANADA)" shall mean the Income Tax Act (Canada), as amended from time to time.

          "INDEBTEDNESS" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to purchase or repurchase the same or similar Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of

Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) obligations of others secured by a Lien on the Property of such Person, whether or not the respective obligations so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit, surety bonds or similar instruments issued or accepted by banks, surety companies and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person in respect of obligations of the types specified in other clauses of this definition as a general partner or joint venturer of any partnership or joint venture (other than in respect of obligations incurred in the ordinary course of business); (g) upon the failure of such Person to perform or fulfill any warranties or guaranties of, or similar obligations relating to, production or payment contained in any Non-Recourse Debt, the maximum amount of the obligation of such Person in respect of such warranties, guaranties or similar obligations; (h) the unearned balance of any advance payment received by such Person under any contract to be performed in excess of U.S.$250,000 (or its equivalent in another currency) in the aggregate (other than as provided in clause (i) below); (i) the unearned balance of any advance payment received by such Person under any contract to be performed in excess of U.S.$2,000,000 (or its equivalent in another currency) in the aggregate resulting from transactions in the ordinary course of such Person's business; and (j) Indebtedness of others Guaranteed by such Person.

          "INDEPENDENT PETROLEUM ENGINEER" shall mean (a) Ryder Scott Company Petroleum Engineers or McDaniel & Associates or (b) such other firm of independent petroleum engineers expert in the matters required to be performed in connection with the preparation and delivery of a Reserve Evaluation Report and satisfactory to the Combined Majority Banks.

          "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

          "INTERCREDITOR AGREEMENT" shall mean the Amended and Restated Intercreditor Agreement dated as of March 4, 1999 between the U.S. Agent and the Canadian Agent, substantially in the form of Exhibit K hereto, as the same may be modified, supplemented, amended and/or restated and in effect from time to time.

          "INTEREST COVERAGE RATIO" shall mean, for any period, the ratio of
(a) Cash Flow for such period to (b) Interest Expense for such period.

          "INTEREST EXPENSE" shall mean, for any period, interest expense for the Company and the Restricted Subsidiaries for such period (determined on a consolidated basis without duplication in accordance with GAAP) including, without limitation, the following: all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) (other than interest paid in common stock of the Company) and the net amounts payable (or minus the net amounts receivable) under Interest Rate Protection

Agreements of such Persons accrued during such period (whether or not actually paid or received during such period), but excluding the non-cash amortization of deferred debt issuance costs and original issue discount for such period and the interest expense attributable to Dollar-Denominated Production Payments of the Company and the Restricted Subsidiaries in existence on the Effective Date for such period.

          "INTEREST PERIOD" shall mean, (a) with respect to any Eurodollar Loan of a Class, each period commencing on the date such Eurodollar Loan is made or Converted from another Type of Loan of such Class or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Relevant Borrower may select as provided in Section
4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Commitment Termination Date, such Interest Period shall end on the Commitment Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or if the next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and
(iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available as a Eurodollar Loan hereunder for such period; and (b) with respect to any BA Loan, each period commencing on the date such BA Loan is made or Converted from another Type of Canadian Loan or the last day of the next preceding Interest Period for such BA Loan and ending on the date not less than 30 days or more than 180 days thereafter, as the applicable Canadian Borrower may select as provided in Section 4.05 hereof. Notwithstanding the foregoing, no Interest Period shall mature on a date after the Commitment Termination Date.

          "INTEREST RATE PROTECTION AGREEMENT" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions or other entities providing for the transfer or mitigation of interest risks, either generally or under specific contingencies.

          "INVESTMENT" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement or Commodity Hedging Agreement. The definition of "INVESTMENT" shall not include expenditures made to acquire interests in joint ventures in oil and gas properties and plants, facilities, pipelines and equipment reasonably related thereto.

          "ISSUING BANKS" shall mean the U.S. Issuing Bank and the Canadian Issuing Bank.

          "LENDER GROUP" shall have the meaning ascribed thereto in the Intercreditor Agreement.

          "LETTER OF CREDIT DOCUMENTS" shall mean, with respect to any Letter of Credit of any Class, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

          "LETTER OF CREDIT INTEREST" in connection with any Letter of Credit of any Class, shall mean, for each Bank and each Issuing Bank, such Bank's participation interest (or, in the case of such Issuing Bank, such Issuing Bank's retained interest) in such Issuing Bank's liability under Letters of Credit of such Class and such Bank's rights and interests in Reimbursement Obligations of such Class and fees, interest and other amounts payable in connection with Letters of Credit of such Class and Reimbursement Obligations of such Class.

          "LETTER OF CREDIT LIABILITIES" shall mean the Equivalent Amount in U.S. Dollars of the Canadian Letter of Credit Liabilities and U.S. Letter of Credit Liabilities.

          "LETTERS OF CREDIT" shall mean U.S. Letters of Credit and Canadian Letters of Credit.

          "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property (including any Production Payments, advance payment or similar arrangements with respect to minerals in place). For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Letter of Credit Documents, the Bankers' Acceptance Documents, the Security Documents and the Intercreditor Agreement.

          "LOANS" shall mean U.S. Loans and Canadian Loans.

          "MAJORITY CANADIAN BANKS" shall mean (i) at any time when there are three or more Canadian Banks under this Agreement, Canadian Banks having at least 66-2/3% of the aggregate amount of the Canadian Commitments or, if the Canadian Commitments shall have terminated, Canadian Banks holding at least 66-2/3% of the Equivalent Amount in U.S. Dollars of the aggregate unpaid Principal Amount of the Canadian Loans, Canadian Letter of Credit Liabilities and Bankers' Acceptance Liabilities; and (ii) at any other time, all of the Canadian Banks.

          "MAJORITY U.S. BANKS" shall mean U.S. Banks having at least 66-2/3% of the aggregate amount of the U.S. Commitments, or if the U.S. Commitments shall have been terminated, U.S. Banks holding at least 66-2/3% of the sum of the aggregate unpaid Principal Amount of the U.S. Loans and the U.S. Letter of Credit Liabilities.

          "MARGIN STOCK" shall mean "margin stock" within the meaning of Regulations U and X.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on
(a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform their respective obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the right and remedies of any member of the Lender Group, the Canadian Agent and the U.S. Agent under any of the Loan Documents, as the case may be, or (e) the timely payment of the principal of or interest on the Loans, Reimbursement Obligations or other Canadian Obligations or other amounts payable in connection therewith.

          "MATURITY DATE" shall mean the date on which a Bankers' Acceptance is payable.

          "MORTGAGE(S)" shall mean, collectively, one or more Mortgages, Deeds of Trust, Assignments of Rents, Security Agreements and Fixture Filings or similar documents executed by the Company in favor of the U.S. Agent and Mary Jo Woodford, as Trustee, for the benefit of the U.S. Agent and the U.S. Banks, in each case substantially in the form of Exhibit H hereto and covering the respective Mortgaged Properties and leasehold interest identified in any Exhibit or Schedule thereto, as the same shall be modified and supplemented and in effect from time to time.

          "MORTGAGE AMENDMENTS" shall mean the amendments to the Mortgages executed by the Company in connection with this Agreement.

          "MORTGAGED PROPERTIES" shall mean Hydrocarbon Properties which are subject to the Liens created hereunder and under the Security Documents.

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "NET AVAILABLE PROCEEDS" shall mean:

          (a) in the case of any Disposition by the Company or a Restricted Subsidiary, the amount of Net Cash Payments received in connection with such Disposition; PROVIDED that if 20% or less of the total value of such Net Cash Payments consists of non-cash consideration, and if such non-cash consideration is subjected to the Lien of the Security Documents within 90 days after its receipt by the Company or a Restricted Subsidiary, the amount of such Net Cash Payments received shall be deemed to equal the amount of all cash payments received in connection with such Disposition;

          (b) in the case of any Casualty Event with respect to any Property of the Company or any of its Restricted Subsidiaries, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Company and its Restricted Subsidiaries in respect of such Casualty Event net of (i) reasonable expenses incurred by the Company and its Restricted Subsidiaries in connection therewith and (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Company or any of its Restricted Subsidiaries in respect of such Casualty Event; and

          (c) in the case of any incurrence of Subordinated Indebtedness issued after the date hereof, the aggregate amount of all cash received by the Company and its Restricted Subsidiaries in respect of such incurrence net of commissions, discounts and other transaction costs incurred by the Company and its Restricted Subsidiaries in connection therewith.

          "NET CASH PAYMENTS" shall mean, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Company and its Restricted Subsidiaries directly or indirectly in connection with such Disposition; PROVIDED that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Restricted Subsidiaries in connection with such Disposition and (ii) any Federal, state, provincial and local income or other taxes estimated to be payable by the Company and its

Restricted Subsidiaries as a result of such Disposition (but only to the extent that (x) such estimated taxes are in fact paid to the relevant Federal, state, provincial or local governmental authority within three months of date of such Disposition or placed in escrow for the payment of such taxes or (y) the amount of such estimated taxes is less than U.S.$2,000,000 (or its equivalent in another currency converted at the applicable exchange rate as of the date of such Disposition) and the payment of such taxes is being contested in good faith and by appropriate proceedings), (b) Net Cash Payments shall not include any cash payment (or portion thereof) received in any fiscal year of the Company in respect of such Disposition to the extent that such cash payment (or portion thereof), together with all cash payments with respect to other Dispositions therefore received in such fiscal year, does not exceed U.S.$1,000,000 (or its equivalent in another currency converted at the applicable exchange rate as of the date of such Disposition) and (c) Net Cash Payments shall be net of any repayments by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition and (ii) such Indebtedness is to be repaid as a condition to the Disposition of such Property.

          "NET PROCEEDS" shall mean, in respect of any Bankers' Acceptance, the amount obtained by applying the Bankers' Acceptance Rate PLUS the BA Fee Rate to the face amount of such Bankers' Acceptance in accordance with the formula set forth in Exhibit F hereto.

          "NEW WHOLLY-OWNED SUBSIDIARY" shall have the meaning assigned to such term in Section 9.08 hereof.

          "NON-RECOURSE DEBT" shall mean any Indebtedness of any Unrestricted Subsidiary, in each case in respect of which the sole recourse of the holder or holders thereof (except to the extent approved by the Combined Majority Banks) is to such Unrestricted Subsidiary and/or one or more of its Subsidiaries (which is an Unrestricted Subsidiary) and/or any other Person (other than the Company and/or any Restricted Subsidiary) and the terms and conditions of the non-recourse provisions of which are reasonably acceptable to the Combined Majority Banks; PROVIDED that the existence in any document executed by any such Unrestricted Subsidiary, in connection with such Non-Recourse Debt (the "SUBJECT DEBT") of a provision which provides for recourse to the Properties or assets of the Company, or any Restricted Subsidiary generally by reason of gross negligence or willful misconduct of such Unrestricted Subsidiary, will not cause the Subject Debt to be excluded from the definition of "Non-Recourse Debt" prior to the time that a claim is made against the Company or such Restricted Subsidiary, as the case may be, alleging the gross negligence or willful misconduct of such Unrestricted Subsidiary (it being understood that immediately upon any such claim being made against the Company or such Restricted Subsidiary the amount of such claim shall cease to be Non-Recourse Debt).

          "NOTES" shall mean the Canadian Notes and the U.S. Notes.

          "OPERATING EXPENSES" shall mean, for any period, the sum of the following for the Company and its Restricted Subsidiaries (determined on a consolidated basis in accordance with GAAP) to the extent accrued or paid during such period (without duplication): (i) lease operating expenses; (ii) Taxes; (iii) general and administrative and other overhead expenditures; and
(iv) all other expenses paid or accrued.

          "ORIGINAL NOTES" shall mean the promissory notes delivered pursuant to the Original U.S. Credit Agreement and the Underlying Canadian Credit Agreement.

          "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder to the U.S. Agent, any U.S. Bank or the U.S. Issuing Bank or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERMITTED INVESTMENTS" shall mean: (a) direct obligations of Canada or the United States of America, or of any agency of either thereof, or obligations guaranteed as to principal and interest by Canada, or the United States of America or by any agency of either thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued or bankers' acceptances issued by any Bank or any other bank or trust company organized under the laws of Canada or any province thereof or the United States of America or any state thereof and having capital, surplus and undivided profits of at least U.S.$500,000,000 (or the Equivalent Amount), maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated A-1 or better or P-1, R-1 low or A-1 or better by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Dominion Bond Rating Service Limited or Canada Bond Rating Service, respectively, maturing not more than 90 days from the date of acquisition thereof; and (d) commercial paper rated A-2 or better (but less than A-1) or P-2 or better (but less than P-1) by Standard and Poor's Rating Group or Moody's Investors Services, Inc. respectively, maturing not more than 30 days from the date of acquisition thereof.

          "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "PLAN" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "PLEDGE AGREEMENT" shall mean the Pledge Agreement substantially in the form of Exhibit I hereto between the Company, any U.S. Obligor required to execute a Pledge Agreement at any time after the date hereof and the U.S. Agent, as the same shall be modified and supplemented and in effect from time to time.

          "POST-DEFAULT RATE" shall mean, in respect of any principal of any U.S. Loan, any U.S. Reimbursement Obligation or any other amount under this Agreement, any U.S. Note or any other Loan Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% PLUS the Base Rate as in effect from time to time PLUS the Applicable Margin for Base Rate Loans (PROVIDED that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of the Interest Period, 2% PLUS the interest rate for such U.S. Loan as provided in Section 3.02(a)(ii) hereof and, thereafter, the rate provided for above in this definition).

          "PRESENT VALUE OF RESERVES" shall mean, on any date, estimated net cash flow expressed in U.S. Dollars (after development expenses and production taxes) in respect of Proved Reserves attributable to Hydrocarbon Properties calculated in accordance with the U.S. Agent's risk factors and product pricing models in effect from time to time and discounted to present value at a discount rate acceptable to the Combined Majority Banks from time to time for Proved Reserves.

          "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City.

          "PRINCIPAL AMOUNT" shall mean, for a Bankers' Acceptance, the face amount thereof, for a BA Loan, the principal amount thereof determined in accordance with Section 2.12(h) hereof, and for any other Loans, the outstanding principal amount thereof.

          "PRINCIPAL OFFICE" shall mean the principal office of Chase Canada, located on the date of this Agreement at 1 First Canadian Place, 100 King Street West, Suite 6900, P.O. Box 106, Toronto, Ontario, Canada M5X 1A4.

          "PRODUCERS MARKETING" shall mean Producers Marketing Ltd., an Alberta corporation.

          "PRODUCTION PAYMENTS" shall mean, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

          "PROMARK DEBENTURE" shall mean the Demand Debenture and Negative Pledge dated July 17, 1996 as amended by the Third Security Confirmation and Amendment Agreement dated as of August 19, 1997 and by the Assignment, Fourth Security Confirmation and Amendment Agreement dated as of March 4, 1999, of Producers Marketing in the principal amount of C$165,000,000 now payable to the Canadian Agent, as the same shall be modified and supplemented and in effect from time to time.

          "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "PROVED RESERVES" shall mean reserves (to the extent of the net interest of the Company and its Restricted Subsidiaries therein) comprised of quantities of hydrocarbons that geologic and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under existing conditions, PROVIDED that such reserves are recoverable from (a) existing wells, whether from completion intervals currently open and producing to market, or completion intervals currently open but not currently producing or zones behind casing of existing wells, or
(b) new wells on undrilled acreage. Proved Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain to be productive when drilled. Other undrilled units may also be credited with Proved Reserves where continuity of production from existing productive formations can be demonstrated with reasonable certainty. For purposes of determining whether any Hydrocarbon Properties of any Obligor (other than Hydrocarbon Properties that have been acquired by such Obligor since the date of the most recent Borrowing Base Report or other internal reserve reports prepared by the Company, all of which shall be considered Proved Reserves) contain Proved Reserves, the Banks and the Obligors agree that the most recent Borrowing Base Report or other internal reserve reports prepared by the Company shall be determinative.

          "QUARTERLY DATES" shall mean the last day of March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement; PROVIDED that if any such day is not a Business Day, then such Quarterly Date shall be the next succeeding Business Day.

          "REGULATION A", "REGULATION D", "REGULATION T", "REGULATION U" AND REGULATION X" shall mean, respectively, Regulations A, D, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "REGULATORY CHANGE" shall mean, with respect to any Bank, any change after the date of this Agreement in Federal, state, provincial or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any Federal, state, provincial or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "REIMBURSEMENT OBLIGATIONS" shall mean the Equivalent Amount in U.S. Dollars of the Canadian Reimbursement Obligations and the U.S. Reimbursement Obligations.

          "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "RELEVANT AGENT" shall mean in connection with any U.S. Letter of Credit or U.S. Loan, the U.S. Agent and in connection with any Canadian Letter of Credit, Bankers' Acceptances or Canadian Loan, the Canadian Agent.

          "RELEVANT BANK" shall mean in connection with any U.S. Letter of Credit or U.S. Loan, any U.S. Bank and in connection with any Canadian Letter of Credit, Canadian Loan or Bankers' Acceptance, any Canadian Bank.

          "RELEVANT BORROWER" shall mean in connection with any U.S. Letter of Credit or U.S. Loan, the Company and in connection with any Canadian Letter of Credit or Canadian Loan or Bankers' Acceptance, the Canadian Borrower requesting such Canadian Letter of Credit, Canadian Loan or Bankers' Acceptance.

          "RELEVANT ISSUING BANK" shall mean in connection with any U.S. Letter of Credit or U.S. Loan, the U.S. Issuing Bank and in connection with any Canadian Letter of Credit or Canadian Loan, the Canadian Issuing Bank.

          "REPORT DELIVERY DATE" shall mean, with respect to any Borrowing Base Report, 45 days prior to the applicable Determination Date.

          "RESERVE EVALUATION REPORT" shall mean an unsuperseded report that
(a) is (i) prepared, in the case of the report required to be delivered by the Company pursuant to Section 9.01(f) hereof in connection with the Determination Date occurring on May 1 of each year, by the Independent Petroleum Engineer on the basis of assumptions and projections which the Company believes in good faith to be reasonable or, in the case of the report required to be delivered by the Company pursuant to Section 9.01(f) hereof in connection with each other Determination Date, by the Independent Petroleum Engineer on the basis of the most recently delivered Reserve Evaluation Report delivered in connection with the Determination Date occurring on May 1 of each year as adjusted for reserve additions and production from the date of such report, each as acceptable to the Independent Petroleum Engineer and
(ii) satisfactory in form and substance to the Combined Majority Banks (including as to assumptions) and (b) is prepared on the basis of findings and material data as of a date not more than 90 days prior to the effective date of such report, (i) identifies the Hydrocarbon Properties covered thereby, (ii) as to each of the Hydrocarbon Properties, sets forth (A) the Proved Reserves attributable to such Hydrocarbon Property, (B) the total amount of such Proved Reserves attributable to such Hydrocarbon Property that, in the opinion of the preparer of such report, the Company and its Restricted Subsidiaries have the right to produce for their own account in the current and each succeeding calendar year, (C) a projection of the rate of production and the Future Net Revenues of the Company and its Restricted Subsidiaries (including as additional information the data and assumptions used to determine such Future Net Revenues) from such Proved Reserves for the current and each succeeding calendar year, (D) the quantity and type of hydrocarbons recoverable from such Proved Reserves in the current and each succeeding calendar year, (E) an estimate of the projected revenues and expenses attributable to such Proved Reserves in the current and each succeeding calendar year, and (F) any reports or evaluations prepared by the Company regarding the expediency of any change in methods of treatment or operation of all or any wells drilled to produce any of such Proved Reserves that are producing or capable of producing hydrocarbons, any new drilling or development, any method of secondary recovery by repressuring or otherwise, or any other action with respect to such Proved Reserves, the decision as to which may increase or reduce the quantity of hydrocarbons ultimately recoverable, or the rate of production thereof and (c) reconciles (i) the total amount of Proved Reserves attributable to each Hydrocarbon Property and (ii) any material changes in Operating Expenses or Capital Expenditures contained in such Reserve Evaluation Report with the information contained in the immediately preceding Reserve Evaluation Report, if any.

          "RESERVE REQUIREMENT" shall mean, for any Interest Period for any U.S. Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets that includes U.S. Eurodollar Loans.

          "RESTRICTED SUBSIDIARY" shall mean any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "SAXON" shall mean Saxon Petroleum Inc., an Alberta corporation.

          "SECURITY AGREEMENT" shall mean the Third Amended and Restated Security Agreement dated as of March 4, 1999 between the Company and U.S. Obligors and the U.S.

Agent, substantially in the form of Exhibit L hereto and as the same shall be modified and supplemented and in effect from time to time.

          "SECURITY DOCUMENTS" shall mean the Canadian Security Documents and the U.S. Security Documents.

          "SENIOR SUBORDINATED DEBT" shall mean the Indebtedness of the Company in respect of the 11-1/4% Senior Subordinated Notes of the Company due September 1, 2003 issued pursuant to the Senior Subordinated Debt Documents and all Guarantees by Subsidiaries thereof.

          "SENIOR SUBORDINATED DEBT DOCUMENTS" shall mean all documents and agreements executed and delivered in connection with the original issuance of the Senior Subordinated Debt, including the Indenture dated as of September 8, 1993 between the Company and State Street Bank and Trust Company as successor to Shawmut Bank Connecticut, National Association, as trustee, as the same shall, subject to Section 9.17 hereof, be modified and supplemented and in effect from time to time.

          "STAMPING FEE" shall mean, in respect of any Bankers' Acceptance or BA Loan, the fee payable by the Canadian Borrowers described in Section 2.12(c) hereof.

          "SUBORDINATED INDEBTEDNESS" shall mean, collectively, (a) the Senior Subordinated Debt, the Canadian Forest Senior Subordinated Debt and the Additional Forest Senior Subordinated Indebtedness and (b) any other Indebtedness of any of the Obligors outstanding on the date hereof (i) for which any Obligor is directly and primarily liable, (ii) in respect of which none of the Company's other Restricted Subsidiaries is contingently or otherwise obligated and (iii) which is subordinated to the obligations of the respective Obligors to pay principal of and interest on the Loans, Reimbursement Obligations and Notes hereunder, and any extensions on renewals thereof, but excluding any increases in the outstanding amount thereof, on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the Combined Majority Banks.

          "SUBSIDIARY" shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "TANGIBLE NET WORTH" shall mean, as at any date for any Person, the sum for such Person (determined on a consolidated basis without duplication in accordance with GAAP as of the date of its most recent financial statement) of the following:

          (a)  the amount of capital stock, PLUS

          (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, MINUS the amount of such deficit), MINUS

          (c) the sum of the following: cost of treasury shares and the book value of all assets which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill (other than goodwill reflected on the financial statements of Canadian Forest Oil), minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all accounting reserves, PLUS

          (d) the amount of noncash writedowns of long-lived assets in compliance with GAAP guidelines or Securities and Exchange Commissions rules or regulations;

PLUS any increase occurring during the period from the date of the Company's most recent financial statements to the date of determination as a result of any Equity Issuance by the Company.

          "TAXES" shall mean all taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings, royalties, charges, compulsory loans or restrictions or conditions resulting in a charge which are imposed, levied, collected, withheld or assessed by any political subdivision or taxing authority as of the date of this Agreement or at any time in the future together with interest thereon and penalties with respect thereto, if any, and any payments of principal, interest, charges, fees or other amounts made on or in respect thereof, including without limitation production and severance taxes and windfall profit taxes, and "TAX" and "TAXATION" shall be construed accordingly provided that "TAXES" shall exclude taxes imposed on or measured by the overall net income of a Person.

          "3189503" shall mean 3189503 Canada Ltd., a Canadian corporation.

          "3189503 GUARANTEE AGREEMENT" shall mean the Guarantee Agreement dated as of March 4, 1999 between 3189503 and the Canadian Agent, as the same may be supplemented and amended and in effect from time to time.

          "3189503 PLEDGE AGREEMENT" shall mean the Pledge Agreement dated as of August 19, 1997, as amended by Amendment No. 1 dated March 4, 1999 between 3189503 and the U.S. Agent, as the same shall be modified and supplemented and in effect from time to time.

          "TYPE" shall have the meaning assigned to such term in Section 1.04 hereof.

          "UNRESTRICTED PROPERTIES" shall mean, at any time of determination, the Hydrocarbon Properties of the Company and its Restricted Subsidiaries that (A) (i) are not Mortgaged Properties and do not contain Proved Reserves or (ii) have not been given any value in the Borrowing Base as determined immediately prior to such time of determination and (B) are encumbered by Dollar-Denominated Production Payments in existence on the date hereof.

          "UNRESTRICTED SUBSIDIARY" shall mean such Subsidiaries of the Company (other than Subsidiary Guarantors and the Canadian Borrowers) as may be designated by the Company as "Unrestricted Subsidiaries" as provided in
Section 1.05 hereof.

          "USAGE RATIO" shall mean as of any date the ratio of (a) the Equivalent Amount in U.S. Dollars of the aggregate Principal Amount of all Loans, Letter of Credit Liabilities and Bankers' Acceptance Liabilities outstanding on such date to (b) the Borrowing Base on such date.

          "U.S. COMMITMENT" shall mean, for each U.S. Bank, the obligation of such U.S. Bank to make U.S. Loans in an aggregate Principal Amount up to but not exceeding (a) in the case of a U.S. Bank that is a party to this Agreement as of the date hereof, the amount set opposite the name of such U.S. Bank on Annex 1 hereto under the caption "U.S. Commitment" or (b) in the case of any other U.S. Bank, the aggregate amount of the U.S. Commitments of other U.S. Banks acquired by it pursuant to Section 12.06(b) hereof (in each case, as the same may be reduced from time to time pursuant to Section 2.04 hereof or increased or reduced from time to time pursuant to said Section 12.06(b)).

          "U.S. DOLLARS" and "U.S.$" shall mean lawful money of the United States of America.

          "U.S. EURODOLLAR LOANS" shall mean U.S. Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

          "U.S. EURODOLLAR RATE" shall mean, for any U.S. Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the U.S. Agent to be equal to the Eurodollar Base Rate for such U.S. Loan for such Interest Period divided by 1 minus the Reserve Requirement for such U.S. Loan for such Interest Period.

          "U.S. ISSUING BANK" shall mean Chase, as the issuer of U.S. Letters of Credit under Section 2.03(a) hereof, together with its successors and assigns in such capacity.

          "U.S. LETTER OF CREDIT" shall have the meaning assigned to such term in Section 2.03(a) hereof.

          "U.S. LETTER OF CREDIT LIABILITY" shall mean, without duplication, at any time and in respect of any U.S. Letter of Credit, the sum of (a) the undrawn face amount of such U.S. Letter of Credit PLUS (b) the aggregate unpaid principal amount of all U.S. Reimbursement Obligations of the Company at such time due and payable in respect of all drawings made under such U.S. Letter of Credit. For purposes of this Agreement, a U.S. Bank (other than the U.S. Issuing Bank) shall be deemed to hold a U.S. Letter of Credit Liability in an amount equal to its participation interest in the related U.S. Letter of Credit under Section 2.03 hereof, and the U.S. Issuing Bank shall be deemed to hold a U.S. Letter of Credit Liability in an amount equal to its retained interest in the related U.S. Letter of Credit after giving effect to the acquisition by the U.S. Banks other than the U.S. Issuing Bank of their participation interests under said Section 2.03.

          "U.S. LOANS" shall mean the loans provided for by Section 2.01(a) hereof.

          "U.S. NOTES" shall mean the promissory notes provided for by
Section 2.08(a) hereof and any promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "U.S. OBLIGORS" shall mean the Company and the Subsidiary
Guarantors.

          "U.S. REIMBURSEMENT OBLIGATIONS" shall mean, at any time, the obligations of the Company then outstanding, or which may thereafter arise in respect of all U.S. Letters of Credit then outstanding, to reimburse amounts paid by the U.S. Issuing Bank in respect of any drawings under a U.S. Letter of Credit.

          "U.S. SECURITY DOCUMENTS" shall mean, collectively, the Security Agreement, the Pledge Agreement, the 3189503 Pledge Agreement, the Mortgages, and all Uniform Commercial Code financing statements required by this Agreement, the Security Agreement, the Pledge Agreement or the Mortgages to be filed with respect to the security interests in personal Property and fixtures created pursuant to the Security Agreement, the Pledge Agreement or the Mortgages.

          "U.S. SUBSIDIARY" shall mean any Subsidiary of the Company organized under the laws of the United States or any state thereof.

          "VOLUMETRIC PRODUCTION PAYMENTS" shall mean production payment obligations of any Borrower or any of its Subsidiaries which are payable from a specified share of production from specific Properties, together with all undertakings and obligations in connection therewith.

          "VOTING STOCK" shall mean, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person.

          "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          1.02  ACCOUNTING TERMS AND DETERMINATIONS.

          (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Banks in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Banks hereunder (which, prior to the delivery of the first financial statements under Section 9.01 hereof, shall mean the audited financial statements as at December 31, 1997 referred to in Section 8.02 hereof). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Banks pursuant to Section 9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the audited financial statements as at December 31, 1997 referred to in Section 8.02 hereof) unless (i) the Company objects to the Banks in writing to determining such compliance on such basis at the time of delivery of such financial statements to the Banks or (ii) the Combined Majority Banks shall object to the Company (through the U.S. Agent or the Canadian Agent) in writing to so determining such compliance within 30 days after such delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the financial statements referred to in Section 8.02 hereof).

          (b) At the reasonable request of the Combined Majority Banks, the Company shall deliver to the Banks (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) None of the Company or any of its Restricted Subsidiaries will change the last day of their respective fiscal years from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

          1.03  BORROWING BASE.

          (a) BORROWING BASE REPORTS. The Company and Canadian Forest Oil have furnished to the Agents and the Banks Borrowing Base Reports dated January 1, 1998. On or before each Report Delivery Date, the Company and Canadian Forest Oil shall furnish to the Agents and the Banks updated Borrowing Base Reports.

          (b) BORROWING BASE. During the period commencing on the date hereof and ending on such date as the first redetermination of the Borrowing Base shall become effective as provided below in this Section 1.03(b), the Borrowing Base shall be U.S.$250,000,000 (subject in each case to any adjustments and redeterminations provided for by Sections 1.03(c), 1.03(d), 1.03(e), 2.10 and 9.25 hereof) which amount has been determined on the basis of the Borrowing Base Reports referred to in the first sentence of Section 1.03(a) hereof (with such adjustments to the rates, factors, values, estimates, assumptions and computations set forth in such Borrowing Base Reports as are acceptable to the Combined Supermajority Banks). As promptly as reasonably practicable after its receipt of the Borrowing Base Reports furnished to it pursuant to the second sentence of Section 1.03(a) hereof, the U.S. Agent (in consultation with the Combined Supermajority Banks) shall endeavor to redetermine the Borrowing Base on the basis of such Borrowing Base Reports in the manner provided in this clause (b), notify the Lender Group of such redetermination and, if such redetermination is approved by the Combined Supermajority Banks, notify the Company and Canadian Forest Oil of the Borrowing Base as so redetermined and such redetermined Borrowing Base shall become effective on the Determination Date next following each Report Delivery Date (or, if later, on the date notified by the U.S. Agent to the Company and Canadian Forest Oil) and shall remain effective until again redetermined as provided in this Section 1.03(b) (subject to any adjustments and redeterminations provided for by Sections 1.03(c), 1.03(d) and 1.03(e) hereof, reductions pursuant to Section 2.10(b), (c) and (d) and Section 9.25 hereof or additions pursuant to Section 2.10(a) hereof). The determination by the U.S. Agent (and as approved by the Combined Supermajority Banks), of the Borrowing Base for any Determination Period shall be made on the basis of parameters which may include the Present Value ofReserves attributable to Hydrocarbon Properties as set forth in the applicable Borrowing Base Report for such Determination Period, subject, however, to such adjustments as the

U.S. Agent, with the concurrence of the Combined Supermajority Banks, may make in its and their sole discretion to the rates, factors, values, estimates, assumptions and computations set forth in such Borrowing Base Report and any other relevant information or factors, including without limitation, whether the Properties so evaluated are Mortgaged Properties any additional Indebtedness or other obligations that may be incurred by the Company and its Subsidiaries that the Combined Supermajority Banks may deem appropriate.

          As used herein, "BORROWING BASE" means the amount specified in the first sentence of this Section 1.03(b) as determined from time to time as provided in the second sentence of this Section 1.03(b) and subject to adjustments, redeterminations and principles provided in Sections 1.03(c), 1.03(d), 1.03(e), 2.10 and 9.25 hereof.

          (c) MATERIAL CHANGE. The Company agrees to notify the Agents promptly of any material change of which the Company, Canadian Forest Oil or any of the Restricted Subsidiaries is aware which reduces or may result in a reduction of the Borrowing Base by more than 10%. Promptly upon receipt of such notice, the U.S. Agent (in consultation with the Combined Supermajority Banks), shall endeavor to adjust the Borrowing Base pursuant to the procedures set forth in Section 1.03(b) hereof.

          (d) REDETERMINATION. If so requested by the Combined Supermajority Banks or the Company at any time (provided that each of the Combined Supermajority Banks and the Company may each only make one such request in any calendar year) the U.S. Agent shall, as promptly as reasonably practicable after the receipt of such request, endeavor to redetermine (in consultation with the Combined Supermajority Banks) the Borrowing Base as then in effect on the basis of the then most recent Borrowing Base Report (subject, however, to such additional adjustments to the rates, factors, values, estimates, assumptions and computations as set forth therein as the U.S. Agent, with the concurrence of the Combined Supermajority Banks, may determine to be appropriate) and any other relevant information and factors, including, without limitation, any additional Indebtedness or other obligations that have been or are reasonably anticipated to be incurred by the Company and its Restricted Subsidiaries and any Hydrocarbon Properties acquired by the Company and its Restricted Subsidiaries which are not subject to any Lien other than Liens created hereunder or under the Security Documents or Liens permitted by Section 9.06 hereof, that the Combined Supermajority Banks may deem appropriate and as otherwise provided in Section 1.03(b) hereof, PROVIDED that no Hydrocarbon Properties acquired by any Subsidiary of the Company after the date hereof shall be included in the calculation of the Borrowing Base unless such Subsidiary is an Obligor under this Agreement. As promptly as reasonably practical following its redetermination of the Borrowing Base, the U.S. Agent shall notify the Lender Group of such redetermination and, if such redetermination is approved by the Combined Supermajority Banks, notify the Company and Canadian Forest Oil of the Borrowing Base as so redetermined and such redetermined Borrowing Base shall become effective immediately upon delivery to the Company and Canadian Forest Oil of such notice of redetermination.

          (e) DETERMINATIONS, ETC. All determinations and redeterminations and adjustments by the U.S. Agent provided for above in this Section 1.03 or in the definition of "Present Value of Reserves" in Section 1.01 (and any determinations and decisions by the Combined Supermajority Banks or Combined Majority Banks in connection therewith, including any thereof approving or disapproving a proposed redetermination or redetermination by the U.S. Agent or effecting any adjustment to any element included in a Borrowing Base Report or the determination or redetermination of the Borrowing Base) shall be made on a reasonable basis, in good faith and in a manner reasonably consistent with the basis on which the initial Borrowing Base was determined to be acceptable to the Lender Group (but after giving effect to changes in facts and circumstances occurring after the date of such initial determination including, but not limited to, reserves and production, operating expenses and economic assumptions with respect to price of hydrocarbons and inflation), and any such determination, redetermination or adjustment shall consider any other relevant information or factors, including without limitation, any additional Indebtedness or other obligations that may be incurred by the Company and its Subsidiaries that the Combined Majority Banks may deem appropriate, PROVIDED that no Hydrocarbon Properties acquired by any Subsidiary of the Company after the date hereof shall be included in the calculation of the Borrowing Base unless such Subsidiary is an Obligor under this Agreement.

          1.04 TYPES AND CURRENCY OF LOANS; CLASS. Loans hereunder are distinguished by "Type" and "Currency". The "Type" of a Loan refers to whether such Loan is a Canadian Prime Loan, a BA Loan, a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. The "Currency" of a Loan refers to whether such Loan is denominated in Canadian Dollars or U.S. Dollars. Loans, Letters of Credit, Letter of Credit Liabilities, Commitments and Reimbursement
Obligations are distinguished by "Class".   The "Class" of a Loan, Letter of
Credit, Letter of Credit Liability, Commitment or Reimbursement Obligation refers to whether (i) such Loan is a U.S. Loan or a Canadian Loan, (ii) such Letter of Credit is a U.S. Letter of Credit or a Canadian Letter of Credit,
(iii) such Letter of Credit Liability is a U.S. Letter of Credit Liability or a Canadian Letter of Credit Liability, (iv) such Commitment is a U.S. Commitment or a Canadian Commitment and (v) such Reimbursement Obligation is a U.S. Reimbursement Obligation or a Canadian Reimbursement Obligation. Loans may be identified by Type, Class and Currency.

          1.05 DESIGNATION OF SUBSIDIARIES AS RESTRICTED OR UNRESTRICTED SUBSIDIARIES. The Company may, but only with the approval of the Combined Majority Banks, designate (by notice to the U.S. Agent which shall promptly notify the Banks) a Restricted Subsidiary by delivery of a new Schedule III hereto (other than a Subsidiary Guarantor or a Canadian Borrower) to be an Unrestricted Subsidiary or an Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that the Company may, without such approval, designate (by notice to the U.S. Agent which shall promptly notify the Banks) a corporation or other entity that is formed or acquired as a direct or indirect Subsidiary of the Company after the date hereof (no part of the business or assets of which was owned by the Company or a Restricted Subsidiary prior to the date of such formation or acquisition) to be an Unrestricted Subsidiary on or prior to the date of such formation or acquisition if, after giving effect thereto, the Company would be in compliance with its obligations with respect to such Subsidiary as an Unrestricted Subsidiary under Section 9.18 hereof and no other Default shall have occurred and be continuing.

          1.06 REFERENCES TO SUBSIDIARIES, RESTRICTED SUBSIDIARIES AND UNRESTRICTED SUBSIDIARIES IN CONNECTION WITH CALCULATIONS OF CERTAIN FINANCIAL RATIOS. References (whether in the singular or the plural) to Subsidiaries, Restricted Subsidiaries and Unrestricted Subsidiaries in the definitions of "Cash Flow" and "Interest Expense" in Section 1.01 hereof shall, for purposes of calculating Cash Flow or Interest Expense (as the case may be) for a period or part of a period ending prior to the date of this Agreement, be deemed to refer to corporations or other entities that would have been "Subsidiaries", "Restricted Subsidiaries" or "Unrestricted Subsidiaries" (as the case may be) had this Agreement been in effect on the first day of such period.

          Section 2.  COMMITMENTS, LOANS, NOTES AND PREPAYMENTS.

          2.01  LOANS.

          (a)  U.S. LOANS.

          (i) Each U.S. Bank severally agrees, in accordance with the terms and conditions of this Agreement, to make one or more loans to the Company in U.S. Dollars during the period from and including the Effective Date to and including the Commitment Termination Date, in an aggregate amount up to but not exceeding the lesser of (x) the U.S. Commitment of such U.S. Bank and (y) an amount equal to such U.S. Bank's Commitment Percentage multiplied by the then effective Allocated U.S. Borrowing Base determined pursuant to Section 2.11 hereof and to the immediately preceding Borrowing Base Reports; PROVIDED that (i) in no event shall the aggregate Principal Amount of all U.S. Loans, together with the aggregate amount of all U.S. Letter of Credit Liabilities, exceed the lesser of (x) the aggregate amount of the U.S. Commitments as in effect from time to time, and (y) the then effective Allocated U.S. Borrowing Base determined pursuant to Section 2.11 hereof and the immediately preceding Borrowing Base Reports and (ii) the Company may not borrow U.S. Loans or obtain U.S. Letters of Credit under this Agreement at any time while a Borrowing Base Deficiency exists. The aggregate of the U.S. Commitments of the U.S. Banks on the date hereof is U.S.$275,000,000.

          (ii) Subject to the terms and conditions of this Agreement, during the period from and including the Effective Date to but not including the Commitment Termination Date, the Company may borrow, repay and reborrow the U.S. Loans by means of Base Rate Loans and Eurodollar Loans, and may, subject to Section 4.04 hereof, Convert Loans of one Type into Loans of another Type (as provided in Section 2.09 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.09 hereof); PROVIDED that no more than three separate Interest Periods in respect of Eurodollar Loans that are U.S. Loans may be outstanding at any one time.

          (iii) Notwithstanding any provision of this Section 2.01(a) to the contrary, the aggregate amount of U.S. Letter of Credit Liabilities outstanding under this Agreement shall not at any time exceed the least of
     (A) U.S.$10,000,000, (B) the aggregate of the Commitments and (C) the then effective Allocated U.S. Borrowing Base.

          (iv) On the Effective Date the Original U.S. Credit Agreement and the commitments thereunder shall be amended and restated by this Agreement.

          (b)  CANADIAN LOANS.

          (i) Each Canadian Bank severally agrees, in accordance with the terms and conditions of this Agreement, to make one or more loans to the Canadian Borrowers in Canadian Dollars or U.S. Dollars during the period from and including the Effective Date to and including the Commitment Termination Date, in an aggregate amount (expressed as the Equivalent Amount in Canadian Dollars if necessary) up to but not exceeding the lesser of (x) the Canadian Commitment of such Canadian Bank and (y) an amount equal to such Canadian Bank's Commitment Percentage multiplied by the then effective Allocated Canadian Borrowing Base determined pursuant to the immediately preceding Borrowing Base Reports; PROVIDED that (A) in no event shall the aggregate Principal Amount of all Canadian Loans (with the Principal Amount of Canadian Dollar Loans expressed as an Equivalent Amount in U.S. Dollars), together with the aggregate amount of all Canadian Letter of Credit Liabilities (with the Canadian Letter of Credit Liabilities in Canadian Dollars expressed in an Equivalent Amount in U.S. Dollars) and the Equivalent Amount in U.S. Dollars of all Bankers' Acceptance Liabilities of the Canadian Borrowers, exceed the lesser of (x) the aggregate amount of the Canadian Commitments as in effect from time to time, and (y) the then effective Allocated Canadian Borrowing Base determined pursuant to Section
     2.11 hereof and the immediately preceding Borrowing Base Reports and (B) the Canadian Borrowers may not borrow Canadian Loans, obtain Canadian Letters of Credit or Bankers' Acceptances under this Agreement at any time while a Borrowing Base Deficiency exists. The aggregate of the Commitments of the Canadian Banks on the date hereof is U.S.$25,000,000.

          (ii) The Maturity Date for any Bankers' Acceptance accepted at any time while a Borrowing Base Deficiency exists shall not end after the Deficiency Cure Period.

          (iii) Subject to the terms and conditions of this Agreement, during the period from and including the Effective Date to but not including the Commitment Termination

     Date, the Canadian Borrowers may request the issuance of Bankers' Acceptances pursuant to Section 2.12 hereof and repay such Bankers' Acceptances and may borrow, repay and reborrow the Loans by means of Canadian Prime Loans, BA Loans (if applicable), Base Rate Loans and Eurodollar Loans and may, subject to Section 4.04 hereof, Convert all or any portion of any Canadian Loan of one Type into Canadian Loans of another Type (as provided in Section 2.09 hereof) or Continue all or any portion of any Loan of one Type as Canadian Loans of the same Type (as provided in Section 2.09 hereof); PROVIDED that (A) no more than three separate Interest Periods in respect of Eurodollar Loans that are Canadian Loans from any Canadian Bank may be outstanding at any one time and (B) no more than 6 separate tranches of Bankers' Acceptances with different Maturity Dates may be outstanding at any one time.

           (iv) On the Effective Date the Underlying Credit Agreement (as assigned to the Canadian Banks pursuant to the Assignment and Confirmation) shall be amended and restated by this Agreement.

          2.02  BORROWINGS.

          (a) U.S. LOANS. The Company shall give the U.S. Agent (which shall promptly notify the U.S. Banks) notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each U.S. Bank shall make available the amount of the U.S. Loan or U.S. Loans to be made by it on such date to the U.S. Agent, at an account specified by the U.S. Agent maintained by the U.S. Agent with Chase, in immediately available funds, for account of the Company. The amount so received by the U.S. Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase in New York, New York, designated by the Company in writing.

          (b) CANADIAN LOANS. The applicable Canadian Borrower shall give the Canadian Agent and the U.S. Agent (and the Canadian Agent shall promptly notify the Canadian Banks) notice of each borrowing hereunder as provided in
Section 4.05 hereof. Not later than 1:00 p.m. Toronto time on the date specified for each borrowing hereunder, each Canadian Bank shall make available the amount of the Canadian Loan or Canadian Loans to be made by it on such date to the Canadian Agent, at the Canadian Agent's account for the Currency in which such Canadian Loan is denominated that is maintained by the Canadian Agent with Chase Canada at the Principal Office, in immediately available funds, for account of such Canadian Borrower. The amount so received by the Canadian Agent shall, subject to the terms and conditions of this Agreement, be made available to the applicable Canadian Borrower by either depositing the same, in immediately available funds, in an account of such Canadian Borrower and maintained with Chase Canada at the Principal Office or by transferring such funds to an account designated by such Canadian Borrower in writing. Notwithstanding any provision of this Agreement to the contrary, Canadian Prime Loans and BA Loans may only be denominated in Canadian Dollars and Canadian Loans that are Base Rate Loans or Eurodollar
Loans may only be denominated in U.S. Dollars.

          (c) USAGE CERTIFICATE. At the time of each such notice of borrowing hereunder or the request for the issuance of a Letter of Credit or Bankers' Acceptance, the Company shall deliver a certificate of the chief financial officer, the treasurer or an assistant treasurer of the Company which certificate shall indicate the Usage Ratio on such date, of the Company and its Subsidiaries after giving effect to such borrowing or, the issuance of a Letter of Credit or Bankers' Acceptance, as applicable, and shall show, in reasonable detail, the calculations used to derive such Usage Ratio.

          2.03  LETTERS OF CREDIT.

          (a) U.S. LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, the U.S. Commitments may be utilized, upon the request of the Company, in addition to the U.S. Loans provided for by Section 2.01(a) hereof, for the issuance by the U.S. Issuing Bank of letters of credit (collectively, "U.S. LETTERS OF CREDIT") for account of the Company and its Restricted Subsidiaries (other than the Canadian Borrowers), PROVIDED that in no event shall (i) the aggregate amount of all U.S. Letter of Credit Liabilities, together with the aggregate Principal Amount of the U.S. Loans, exceed the lesser of (A) the aggregate of the U.S. Commitments and (B) the then effective Allocated U.S. Borrowing Base as determined pursuant to Section 2.11 hereof and the immediately preceding Borrowing Base Reports, (ii) the outstanding aggregate amount of all U.S. Letter of Credit Liabilities exceed $10,000,000 and (iii) the expiration date of any U.S. Letter of Credit extend beyond the earlier of the Commitment Termination Date and the date 12 months following the issuance of such U.S. Letter of Credit.

          (b) CANADIAN LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, the Canadian Commitments may be utilized, upon the request of any Canadian Borrower, in addition to the Canadian Loans provided for by Section 2.01(b) hereof and the issuance of Bankers' Acceptances provided for by Section 2.12 hereof, by the issuance by the Canadian Issuing Bank of letters of credit (collectively, "CANADIAN LETTERS OF CREDIT") in Canadian Dollars or U.S. Dollars for account of such Canadian Borrower, PROVIDED that in no event shall (i) the aggregate amount of all Canadian Letter of Credit Liabilities, together with the aggregate Principal Amount of the Canadian Loans and the aggregate amount of all Bankers' Acceptances (with the amounts of any Canadian Loans, Canadian Letter of Credit Liabilities and Bankers' Acceptance Liabilities outstanding in Canadian Dollars expressed as an Equivalent Amount in U.S. Dollars), exceed the lesser of (x) the aggregate amount of the Canadian Commitments as in effect from time to time, and (y) the then effective Allocated Canadian Borrowing Base determined pursuant to Section 2.11 hereof and the immediately preceding Borrowing Base Reports, (ii) the aggregate outstanding amount of all Canadian Letter of Credit Liabilities exceed the Equivalent Amount in U.S. Dollars of C$15,000,000, (iii) the expiration date of any Canadian Letter of Credit extend beyond the earlier of the Commitment Termination Date and the date 12 months following the issuance of such Canadian Letter of Credit and (iv) any Canadian Letter of Credit require payment against a conforming draft to be made thereunder on the same Business Day on which that draft is presented, if presentation is made after 1:00 p.m., Toronto time. Whenever any Canadian Borrower is required to furnish a notice to the Canadian Agent pursuant to the following additional provisions of this Section 2.03, it shall give a copy of such notice to the U.S. Agent.

          (c) LETTERS OF CREDIT GENERALLY. The following additional provisions shall apply to Letters of Credit:

          (i) The Relevant Borrower shall give the Relevant Agent at least three Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Commitment Termination Date) each Letter of Credit that such Borrower is requesting to be issued, the beneficiary and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof and, if applicable, the Currency of such Letter of Credit) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Each such notice shall be irrevocable and binding on such Borrower. Upon receipt of any such notice, the Relevant Agent shall on the same day advise the Relevant Issuing Bank and each Relevant Bank of the contents thereof.

          (ii) On each day during the period commencing with the issuance by any Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, each Relevant Bank's Commitment shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Relevant Bank's Commitment Percentage of the then undrawn face amount of such Letter of Credit. Each Relevant Bank (other than the Relevant Issuing Bank) agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire a participation in such Relevant Issuing Bank's liability under such Letter of Credit in an amount equal to such Relevant Bank's applicable Commitment Percentage of such liability, and each such Relevant Bank (other than such Relevant Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Relevant Issuing Bank to pay and discharge when due, its Commitment Percentage of such Relevant Issuing Bank's liability under such Letter of Credit.

          (iii) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Relevant Issuing Bank shall promptly notify the Relevant Borrower (through the Relevant Agent) of the amount to be paid by such Relevant Issuing Bank as a result of such demand and the date on which payment is to be made by such Relevant Issuing Bank to such beneficiary in respect of such demand.

     Notwithstanding the identity of the account party of any Letter of Credit, the Relevant Borrower hereby unconditionally agrees to pay and reimburse the Relevant Agent for account of the Relevant Issuing Bank for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by such Relevant Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind. Each Relevant Borrower's obligation to pay and reimburse the Relevant Agent for account of the Relevant Issuing Bank is unconditional and irrevocable and shall be paid strictly in accordance with this Agreement under all circumstances.

          (iv) Forthwith upon its receipt of a notice referred to in clause (iii) of this Section 2.03(c), the Relevant Borrower shall advise the Relevant Agent whether or not such Relevant Borrower intends to borrow hereunder to finance its obligation to reimburse the Relevant Issuing Bank for the amount of the related demand for payment and, if it does, submit a notice of such borrowing as provided in Section 4.05 hereof. In the event that such Relevant Borrower fails to so advise such Relevant Agent, or if such Relevant Borrower fails to reimburse such Relevant Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, such Relevant Agent shall give each Relevant Bank prompt notice of the amount of the demand for payment, specifying such Relevant Bank's Commitment Percentage of the amount of the related demand for payment.

          (v) In respect to any Letter of Credit, each Bank having a Letter of Credit Liability with respect to such Letter of Credit (other than the Issuing Bank of such Letter of Credit) shall pay to the Relevant Agent for the account of the Relevant Issuing Bank at an account specified by such Issuing Bank maintained with such Agent in the relevant Currency and in immediately available funds, the amount of such Bank's Commitment Percentage of any payment under such Letter of Credit upon notice by such Issuing Bank (through such Agent) to such Bank requesting such payment and specifying such amount. Such Bank's obligation to make such payments to such Agent for account of such Issuing Bank under this clause (v), and such Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (x) the failure of any other Bank to make its payment under this clause (v), the financial condition of the Relevant Borrower or any other Obligor (or any other account party), the existence of any Default or (y) the termination of the Commitments. Each such payment to such Issuing Bank shall be made without any offset, abatement, withholding or reduction whatsoever. If such Bank shall default in its obligation to make any such payment to such Agent for account of such Issuing Bank, for so long as such default shall continue such Agent shall at the request of such Issuing Bank withhold from any payments received by such Agent under this Agreement or any Note for account of such Bank the amount so in default and such Agent shall pay the same to such Issuing Bank in satisfaction of such defaulted obligation.

          In respect of any Letter of Credit, any payment by the Relevant Issuing Bank of an amount due under such Letter of Credit and payment by each Relevant Bank to such Relevant Issuing Bank of such Relevant Bank's Commitment Percentage share of that amount shall be deemed to be a Canadian Prime Loan or Base Rate Loan depending on whether the amounts paid are in Canadian Dollars or U.S. Dollars, in each case, such Loan shall be made to the Borrower which requested such Letter of Credit.

          (vi) Upon the making of each payment by a Relevant Bank to a Relevant Issuing Bank pursuant to clause (v) above in respect of any Letter of Credit, such Bank shall, automatically and without any further action on the part of the Relevant Agent, such Relevant Issuing Bank or such Relevant Bank, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to such Relevant Issuing Bank by the Relevant Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Relevant Bank's Commitment Percentage of its Commitment in any interest or other amounts payable by such Relevant Borrower hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the commissions, charges, costs and expenses payable to such Relevant Issuing Bank pursuant to clause (vii) of this
     Section 2.03(c)). Upon receipt by the Relevant Issuing Bank from or for account of the Relevant Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) such Relevant Issuing Bank shall promptly pay to the Relevant Agent for account of each Bank having acquired a participation in such Reimbursement Obligation, such Bank's Commitment Percentage of its Commitment of such payment, each such payment by such Relevant Issuing Bank to be made in the same Currency and funds in which received by such Relevant Issuing Bank.
     In the event any payment received by such Relevant Issuing Bank and so paid hereunder to the Relevant Banks having acquired a participation in such Reimbursement Obligation is rescinded or must otherwise be returned by such Relevant Issuing Bank, each such Relevant Bank shall, upon the request of such Relevant Issuing Bank (through the Relevant Agent), repay to such Relevant Issuing Bank (through such Relevant Agent) the amount of such payment paid to such Relevant Bank, with interest at the rate specified in clause (x) of this Section 2.03(c).

          (vii) (A) The Company agrees to pay to the U.S. Agent for account of the U.S. Issuing Bank in respect of each U.S. Letter of Credit issued for the Company or any of its Subsidiaries an issuance fee in an amount equal to the U.S. Applicable Margin for Eurodollar Loans per annum of the daily average undrawn face amount of such U.S. Letter of Credit for the period from and including the date of issuance of such U.S. Letter of Credit to and including the date such U.S. Letter of Credit is drawn in full, expires or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination Date and to be calculated, for any day, after giving effect to any payments made under such U.S. Letter of Credit on such day). The U.S. Issuing Bank shall pay to the U.S. Agent for account of each U.S. Bank (other than the U.S. Issuing Bank), from time to time at reasonable intervals (but in any event at least quarterly), but only to the extent actually received from the Company, an amount equal to such U.S. Bank's Commitment Percentage of all such fees in respect of each U.S. Letter of Credit (including any such fee in respect of any period of any renewal or extension thereof). In addition, the Company agrees to pay to the U.S. Agent for account of the U.S. Issuing
          Bank on the issuance date, a fronting fee in respect of each U.S. Letter of Credit in an amount equal to the greater of (i) U.S.$1,000 and (ii) 1/2 of 1% of the face amount of such U.S. Letter of Credit plus all commissions, charges, costs and expenses in the amounts customarily charged by such U.S. Issuing Bank from time to time in like circumstances with respect to the issuance of each U.S. Letter of Credit and drawings and other transactions relating thereto.

               (B) The Canadian Borrowers jointly and severally agree to pay to the Canadian Agent for account of each Canadian Bank (ratably in accordance with their respective Commitment Percentages) a letter of credit fee in respect of each Canadian Letter of Credit, payable in the Currency that such Canadian Letter of Credit is denominated, in an amount equal to the Applicable Margin with respect to Eurodollar Loans of the daily average undrawn face amount of such Canadian Letter of Credit for the period from and including the date of issuance of such Canadian Letter of Credit to and including the date such Canadian Letter of Credit is drawn in full, expires or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the Commitment Termination
          Date and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day). In addition, the Canadian Borrowers jointly and severally agree to pay to the Canadian Agent for account of the Canadian Issuing Bank a fronting fee in respect of each Canadian Letter of Credit in an amount equal to the greater of (y) C$1,000 and (z) 1/2 of 1% of the face amount of such Canadian Letter of Credit plus all commissions, charges, costs and expenses in the amounts customarily charged by the Canadian Issuing Bank from time to time in like circumstances with respect to the issuance of each Canadian Letter of Credit and drawings and other transactions relating thereto.

          (viii) Promptly following the end of each calendar month, each Issuing Bank shall deliver (through the Relevant Agent) to each Relevant Bank and each Relevant Borrower notice describing the aggregate amount of all Canadian Letters of Credit or U.S. Letters of Credit, as applicable, outstanding at the end of such month. Upon the request of any Relevant Bank from time to time, the Relevant Issuing Bank shall deliver any other information in its possession reasonably requested by such Relevant Bank with respect to each Letter of Credit then outstanding and issued by such Relevant Issuing Bank.

          (ix)   The issuance of each Letter of Credit by the Relevant
     Issuing Bank shall, in addition to the conditions precedent set forth in
     Section 7 hereof, be subject to the conditions precedent that (A) such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be satisfactory to such Relevant Issuing Bank consistent with its then current practices and procedures with respect to letters of credit of the same type and (B) the Relevant Borrower shall have executed and delivered such applications, agreements and other instruments relating to such Letter of Credit as such Relevant Issuing Bank shall have reasonably requested consistent with its then current practices and procedures with respect to letters of credit of the same type, PROVIDED that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

          (x) In connection with any Letter of Credit, to the extent that any Relevant Bank fails to pay any amount required to be paid pursuant to clause (v) or (vi) of this Section 2.03(c) on the due date therefor, such Relevant Bank shall pay interest to the Relevant Issuing Bank (through the Relevant Agent) on such amount from and including such due date to but excluding the date such payment is made (i) in connection with U.S. Letters of Credit (A) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the Federal Funds Effective Rate (as in effect from time to time) and (B) thereafter, at a rate per annum equal to the Base Rate (as in effect from time to time) plus 2% and (ii) in connection with Canadian Letters of Credit, at a rate per annum equal to (x) the Chase Canada Prime Rate if the amount to be advanced is in Canadian Dollars and (y) the Base Rate if the amount to be advanced is in U.S. Dollars, PROVIDED that if such Canadian Bank shall fail to make such payment to the Canadian Issuing Bank within three Business Days of such due date, then, retroactively to the due date, such Canadian Bank shall be obligated to pay interest on such amount at (p) the Chase Canada Prime Rate PLUS the Applicable Margin for Canadian Prime Loans if the amount advanced is in Canadian Dollars and (q) the Base Rate PLUS the Applicable Margin for Base Rate Loans if the amount advanced is in U.S. Dollars.

          (xi) In connection with any Letter of Credit of a Class, the issuance by the Relevant Issuing Bank of any modification or supplement to such Letter of Credit hereunder shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit of such Class, and no such modification or supplement shall be issued hereunder unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (y) each Relevant Bank shall have consented thereto.

As between each Relevant Borrower and the Relevant Issuing Bank, the Relevant Borrowers assume all risks for the acts and omissions of, or misuse of, the Letters of Credit issued by such Relevant Issuing Bank, by the respective beneficiaries of such Letter of Credit. The Company hereby indemnifies and holds harmless each U.S. Bank and the U.S. Agent, and the Canadian Borrowers hereby jointly and severally indemnify and hold harmless each Canadian Bank and the Canadian Agent, from and against any and all claims and damages, losses, liabilities, costs or expenses which such Bank or such Agent may incur (or which may be claimed against such Bank or such Agent by any Person whatsoever) by reason of or in connection with (A) any loss or expense incurred by such Bank as a result of such Borrower's failure to honor or fulfill, before the date specified for the issuance of any Letter of Credit, the applicable conditions set forth in Section 7 or this Section 2.03 if the Letter of Credit is not issued on that date because of that failure; and (B) the execution, delivery, issuance or transfer of or payment or refusal to pay by such Issuing Bank under any Letter of Credit; PROVIDED that no Borrower shall be required to indemnify any Bank or any Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Relevant Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Relevant Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of any Borrower, any Bank or any Agent under this Agreement.

          2.04  CHANGES OF COMMITMENTS.

          (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

          (b) Each of the Relevant Borrowers shall have the right at any time or from time to time (i) so long as no Loans, Letter of Credit Liabilities or Bankers' Acceptance Liabilities are outstanding, to terminate the Commitments of the Class applicable to such Borrower and (ii) to reduce the aggregate unused amount of the Commitments of the Class applicable to such Borrower (for which purpose use of the Commitments of such Class shall, if applicable, be deemed to include the aggregate amount of Letter of Credit Liabilities of such Class and the Principal Amount of all outstanding Bankers' Acceptances and Loans of such Class (with amounts outstanding in Canadian Dollars being expressed as an Equivalent Amount in U.S. Dollars)); PROVIDED that (x) such Borrower shall give notice of each such termination or reduction as provided in Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to U.S.$1,000,000 or in multiples of U.S.$500,000 in excess thereof.

          (c)  The Commitments once terminated or reduced may not be reinstated.

          2.05  COMMITMENT FEE.

          (a) The Company shall pay to the U.S. Agent for account of each U.S. Bank a commitment fee for each day at a rate per annum equal to the Applicable Commitment Fee Rate TIMES such U.S. Bank's PRO RATA share (based on its respective U.S. Commitment) of the Allocated U.S. Borrowing Base LESS the aggregate Principal Amount of all U.S. Loans and U.S. Letter of Credit Liabilities outstanding on such day for the period from and including the Effective Date to but not including the earlier of the date such U.S. Bank's Commitment is terminated and the Commitment Termination Date. Accrued Commitment fees shall be payable in arrears on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Commitment Termination Date.

          (b) The Canadian Borrowers jointly and severally agree to pay to the Canadian Agent for account of each Canadian Bank a commitment fee for each day at a rate per annum equal to the Applicable Commitment Fee Rate TIMES such Canadian Bank's PRO RATA share (based on its respective Commitment) of the Allocated Canadian Borrowing Base LESS the aggregate Principal Amount of all Canadian Loans, Bankers' Acceptances and Canadian Letter of Credit Liabilities (with any amounts outstanding in Canadian Dollars being expressed as an Equivalent Amount in U.S. Dollars) outstanding on such day for the period from and including the Effective Date to but not including the earlier of the date such Canadian Bank's Canadian Commitment is terminated and the Commitment Termination Date. Accrued Commitment Fees shall be payable in arrears on each Quarterly Date and on the earlier of the date the Commitments are terminated and the Commitment Termination Date.

          2.06 LENDING OFFICES. The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

          2.07 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. With respect to any Loan, Letter of Credit or Bankers' Acceptance, the failure of any Relevant Bank to make any Loan or provide proceeds in respect of a Letter of Credit or Bankers' Acceptance to be made by it on the date specified therefor shall not relieve any other Relevant Bank of its obligation to make its Loan or provide such proceeds on such date, but neither any Relevant Bank nor the Relevant Agent shall be responsible for the failure of any other Relevant Bank to make a Loan or provide such proceeds to be made or provided by such other Relevant Bank, and no Relevant Bank shall have any obligation to the Relevant Agent or any other Relevant Bank for the failure by such other Relevant Bank to make any Loan or provide such proceeds required to be made or provided by such Relevant Bank.
The amounts payable by each Relevant Borrower at any time hereunder, under the Notes and under any Bankers' Acceptances to each Relevant Bank shall be a separate and independent debt, and each Relevant Bank shall be entitled to protect and enforce its rights arising out of this Agreement, the Notes and such Bankers' Acceptances, and it shall not be necessary for any other Relevant Bank or the Relevant Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.08  NOTES.

          (a) The U.S. Loans made by each U.S. Bank shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A-1 hereto, dated the date hereof, payable to such U.S. Bank in a Principal Amount equal to the amount of its U.S. Commitment as originally in effect and otherwise duly completed.

          (b) The Canadian Loans made by each Canadian Bank to each Canadian Borrower shall be evidenced by a promissory note of such Canadian Borrower substantially in the form of Exhibit A-2, dated the date hereof, payable to such Canadian Bank in a Principal Amount equal to the amount of its Canadian Commitment.

          (c) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of a Class made by each Relevant Bank to the Relevant Borrowers, and each payment made on account of the principal thereof, shall be recorded by such Relevant Bank on its books and, prior to any transfer of the Note evidencing the Loans of such Class held by it, endorsed by such Relevant Bank on the schedule attached to such Note or any continuation thereof; PROVIDED that the failure of such Relevant Bank to make any such recordation or endorsement shall not affect the obligations of the Relevant Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans of such Class evidenced by such Note.

          (d) No Bank shall be entitled to have its Notes subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's Commitment, Loans and Note pursuant to Section 12.06(b) hereof.

          2.09  OPTIONAL PREPAYMENTS AND CONVERSIONS OR CONTINUATIONS OF
LOANS.

          (a) Subject to Section 4.04 hereof, the Company shall have the right to prepay U.S. Loans, or to Convert U.S. Loans of one Type into Loans of another Type or Continue U.S. Loans of one Type as U.S. Loans of the same Type, at any time or from time to time, PROVIDED that: the Company shall give the U.S. Agent notice of each such prepayment, Conversion or Continuation as provided in
Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder. Notwithstanding the foregoing, and without limiting the rights and remedies of the U.S. Banks under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the U.S. Agent may (and at the request of the Majority U.S. Banks shall) by notice to the Company suspend the right of the Company to Convert any U.S. Loan into a Eurodollar Loan, or to Continue any U.S. Loan as a Eurodollar Loan, in which event all

U.S. Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

          (b) Subject to Section 4.04 hereof, the Canadian Borrowers shall have the right to prepay Canadian Loans, or to Convert all or a part of any Canadian Loan of one Type into Loans of another Type or other form of borrowing hereunder (PROVIDED, that a Canadian Loan cannot be converted to a Letter of Credit) or Continue all or a part of any Canadian Loan of one Type as Canadian Loans of the same Type, at any time or from time to time, including without limitation, by way of requesting the issuance of Bankers' Acceptances pursuant to Section 2.12 hereof and Convert Letters of Credit Liabilities and Bankers' Acceptance Liabilities into Canadian Loans hereunder, and may Continue any Letter of Credit or Bankers' Acceptance, PROVIDED that: (i) the Borrowers shall give the Canadian Agent notice of each such prepayment, Conversion or Continuation as provided in Section 2.12 or 4.05 hereof if the Conversion is into Bankers' Acceptances (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); and (ii) BA Loans and Bankers' Acceptances may be prepaid or Converted only on the last day of an Interest Period or on the Maturity Date, as applicable, for such Canadian Loans or Bankers' Acceptances as applicable. Notwithstanding the foregoing, and without limiting the rights and remedies of the Canadian Banks under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Canadian Agent may (and at the request of the Majority Canadian Banks shall) by notice to the Canadian Borrowers suspend the right of the Canadian Borrowers to Convert any Canadian Loan into a Eurodollar Loan, a Base Rate Loan or a BA Loan or to Continue any Canadian Loan as a Eurodollar Loan, a Base Rate Loan or a BA Loan (and suspend the right of the Canadian Borrowers to request the issuance of Bankers' Acceptances or Canadian Letters of Credit) in which event all Canadian Loans (and all Bankers' Acceptances that are not paid on their Maturity Date) shall be Converted (on the last day(s) of the respective Interest Periods therefor if applicable) or Continued, as the case may be, as Canadian Prime Loans. Whenever any Canadian Borrower is required to furnish a notice to the Canadian Agent pursuant to this
Section 2.09, it shall give a copy of such notice to the U.S. Agent.

          2.10  MANDATORY PREPAYMENTS AND REDUCTIONS OF COMMITMENTS.

          (a) BORROWING BASE. The U.S. Agent shall notify the Company, Canadian Forest Oil and the Canadian Agent (in a "DEFICIENCY NOTICE") any time the Borrowing Base as then in effect is less than the sum of (i) the aggregate Principal Amount of the U.S. Loans and U.S. Letter of Credit Liabilities outstanding at such time and (ii) the aggregate Principal Amount of the Canadian Obligations outstanding (with any amounts outstanding in Canadian Dollars being expressed in the Equivalent amount of U.S. Dollars), at such time (the amount of such difference being called herein the "BORROWING BASE DEFICIENCY") and within 30 days after the date of delivery of the Deficiency Notice the Company shall notify the U.S. Agent of the Company's and Canadian Forest Oil's intentions with respect to compliance with the procedures set forth in this Section 2.10(a). As specified in such notice from the Company, the Company shall or shall cause Canadian Forest Oil to (within 45 days, 90 days and 180 days after the date of the Deficiency Notice) (the "DEFICIENCY CURE PERIOD") prepay, in accordance with Section 3.02 of the Intercreditor Agreement or, provide cover in accordance with Section 2.10(f) hereof, 25 percent, 25 percent and 50 percent, respectively, of the aggregate Principal Amount of all U.S. Loans and U.S. Letter of Credit Liabilities outstanding at such time and the aggregate Principal Amount of the Canadian Obligations outstanding at such time, in an amount sufficient to eliminate such Borrowing Base Deficiency.

          (b)  CASUALTY EVENTS.

          (i) Upon the date (the "INSURANCE DATE") 30 days following the receipt by the Company or any of its Restricted Subsidiaries incorporated in the United States of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Hydrocarbon Property other than Unrestricted Properties of the Company or any Restricted Subsidiary, the Company shall prepay the U.S. Loans (and/or provide cover for the U.S. Letter of Credit Liabilities as specified in clause (f) below), and if such Casualty Event shall result in the receipt by the Company or any of its Restricted Subsidiaries incorporated in the United States of Net Available Proceeds in excess of U.S.$2,500,000 (or its equivalent in Canadian Dollars, calculated as of the date such proceeds are received), the Combined Supermajority Banks, in their sole discretion based on their review of such Casualty Event, may reduce the Borrowing Base in an aggregate amount not in excess of 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Hydrocarbon Property, or such lesser amount as is specified in a written notice from the Combined Supermajority Banks, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (e) of this Section 2.10. Nothing in this clause (b) shall be deemed to limit any obligation of the Company and any of its Restricted Subsidiaries incorporated in the United States pursuant to any of the Security Documents to remit to a collateral or similar account (including, without limitation, the Collateral Account) maintained by the U.S. Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

          (ii) Upon the date 30 days following the receipt by any Canadian Borrower of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Hydrocarbon Property other than Unrestricted Properties of any Canadian Borrower or assets used in connection with the gas marketing business of any Canadian Borrower, the Canadian Borrowers shall prepay the Canadian Loans (and/or provide cover for the Canadian Letter of Credit and Bankers' Acceptance Liabilities as specified in clause (f) below), and if such Casualty Event shall result in the receipt by any Canadian Borrower of Net Available Proceeds in excess of U.S.$2,500,000 (or its equivalent in Canadian Dollars, calculated as of the date such proceeds are received), the Combined Supermajority Banks, in their sole discretion, may reduce the Borrowing Base in an aggregate amount not in excess of 100% of the Net Available Proceeds of such Casualty Event not theretofore applied to the repair or replacement of such Hydrocarbon Property, or such lesser amount as is specified in a written notice from the Combined Supermajority Banks, such prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (e) of this Section 2.10. Nothing in this clause (b) shall be deemed to limit any obligation of the Canadian Borrowers or their Subsidiaries pursuant to any of the Security Documents to remit to a collateral or similar account maintained by the Canadian Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

          (c) SALE OF ASSETS. Without limiting the obligation of the Obligors to obtain the consent of the Combined Majority Banks pursuant to
Section 9.05 hereof to any Disposition not otherwise permitted hereunder, no later than five Business Days prior to the occurrence of any Disposition, the Company, on behalf of the applicable Obligor will deliver to the Lender Group a statement, certified by the chief financial officer or treasurer of the Company, in form and detail satisfactory to the U.S. Agent, of the amount of the Net Available Proceeds of such Disposition and, if the Net Available Proceeds of such Disposition together with the aggregate of all other Dispositions during the current Determination Period is in excess of U.S.$5,000,000, the Combined Supermajority Banks, based on their review of the statement referred to in this
Section 2.10(c) may reduce the Borrowing Base in an aggregate amount determined in their sole discretion. If a Borrowing Base Deficiency results from such reduction, then the Company shall, notwithstanding Section 2.10(a) to the contrary, immediately prepay the U.S. Loans (and/or provide cover for the U.S. Letter of Credit Liabilities) with the Net Available Proceeds to cure such deficiency; PROVIDED that, to the extent such reduction results from a Disposition by the Canadian Borrowers, the Canadian Borrowers shall immediately prepay the Canadian Loans (excluding BA Loans)(and/or provide cover for Canadian Letter of Credit Liabilities, BA Loans and Bankers' Acceptance Liabilities) with the Net Available Proceeds to cure such deficiency. Notwithstanding the foregoing, no Borrower shall be required to prepay the Loans (and/or provide cover for the Letter of Credit Liabilities pursuant to Section 2.10(f) hereof), and the Borrowing Base shall not be subject to automatic reduction upon any sale of Property, other than any Hydrocarbon Property, pursuant to Section 9.05 hereof.

          (d) SUBORDINATED INDEBTEDNESS. Without limiting the obligation of the Obligors to obtain the approval of the Combined Majority Banks to the extent required by Section 9.07 hereof, upon the incurrence of any Subordinated Indebtedness by the Company, Canadian Forest Oil or any other Restricted Subsidiary, the Borrowing Base may be reduced in an aggregate amount determined in their sole discretion by the Combined Supermajority Banks. If a Borrowing Base Deficiency results from such reduction, then the Company shall, notwithstanding Section 2.10(a) to the contrary, immediately prepay the U.S. Loans (and/or provide cover for the U.S. Letter of Credit Liabilities), and/or the Canadian Borrowers shall, notwithstanding Section 2.10(a) to the contrary, immediately prepay the Canadian Loans (excluding BA Loans) (and/or provide cover for the Canadian Letter of Credit Liabilities, the BA Loans and the Banker's Acceptance Liabilities), in each case, to cure such deficiency.

          (e) APPLICATION. Prepayments and reductions of Commitments or the Borrowing Base, as the case may be, described in the above clauses of this
Section 2.10 shall be effected as follows: the Commitments of the relevant Class or the Borrowing Base, as the case may be, shall be automatically reduced by an amount equal to the amount specified in such clauses (and to the extent that, after giving effect to such reduction, the aggregate Principal Amount of the Loans of such Class, together with the aggregate amount of all relevant Letter of Credit Liabilities of such Class, would exceed the Commitments of such Class or the then effective relevant Allocated Borrowing Base determined pursuant to Section 2.11 hereof and the immediately preceding Borrowing Base Reports, as applicable, the Relevant Borrower (or Borrowers) shall first, prepay Base Rate Loans, second, Canadian Prime Loans, third, Eurodollar Loans and fourth, provide cover for such Letter of Credit Liabilities (and if applicable BA Loans and Banker's Acceptance Liabilities) with respect to such Commitments or the Borrowing Base, as applicable, as specified in clause (f) below, in an aggregate amount equal to such excess).

          (f)  COVER FOR LETTER OF CREDIT LIABILITIES.

          (i) In the event that the Company shall be required pursuant to this Section 2.10, or pursuant to Section 3.01 hereof, to provide cover for U.S. Letter of Credit Liabilities, the Company shall effect the same by paying to the U.S. Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the U.S. Agent in the Collateral Account (as provided in Section 4.04 of the Security Agreement as collateral security in the first instance for the U.S. Letter of Credit Liabilities) until such time as the U.S. Letters of Credit shall have been terminated and all of the U.S. Letter of Credit Liabilities have been paid in full.

          (ii) In the event that the Canadian Borrowers shall be required pursuant to this Section 2.10, or pursuant to Section 3.01 hereof, to provide cover for Canadian Letter of Credit Liabilities, Bankers' Acceptance Liabilities and BA Loans, the Canadian Borrowers shall effect the same by paying to the Canadian Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Canadian Agent in the Cash Collateral Account (as provided in Section 13.4 of the Canadian Forest Debenture) as collateral security in the first instance PRO RATA for the Canadian Letter of Credit Liabilities, BA Loans, and the Bankers' Acceptance Liabilities until such time as the Canadian Letters of Credit shall have been terminated, all of the Canadian Letter of Credit Liabilities shall have been paid in full, the Bankers' Acceptances shall have matured and all of the Bankers' Acceptance Liabilities and BA Loans have been paid in full.

          (g)  EXCESS RESULTING FROM EXCHANGE RATE CHANGE.

          (i) Subject to Section 2.10(g)(ii), any time that, following one or more fluctuations in the exchange rate of the U.S. Dollar against the Canadian Dollar, the sum of the Equivalent Amount in U.S. Dollars of the aggregate Principal Amount of Canadian Loans and Canadian Letter of Credit Liabilities and Bankers' Acceptance Liabilities outstanding at such time denominated in Canadian Dollars PLUS the aggregate Principal Amount of U.S. Dollar denominated Canadian Loans and Canadian Letter of Credit Liabilities outstanding at such time (the amount of such sum being called herein the "AGGREGATE BORROWINGS") EXCEEDS by an amount equal to or in excess of 1% of the lesser of (x) the aggregate amount of the Canadian Commitments of the Canadian Banks on such date and (y) the then effective Allocated Canadian Borrowing Base determined pursuant to Section 2.11 hereof, the Canadian Borrowers shall promptly after receipt of notice from the Canadian Agent and, in any case, within 10 days after receipt of such notice, either (A) prepay the Canadian Loans (except BA Loans) (and/or provide cover for the Canadian Letter of Credit Liabilities, BA Loans and the Bankers' Acceptance Liabilities as specified in clause (f) above) in an amount (such amount being called herein the "EXCHANGE RATE DEFICIENCY") necessary to reduce the Aggregate Borrowings to an amount equal to or less than the lesser of (x) the aggregate amount of the Canadian Commitments of the Canadian Banks on such date and (y) the then effective Allocated Canadian Borrowing Base determined pursuant to Section 2.11 hereof or (B) maintain or cause to be maintained with the Canadian Agent deposits of U.S. Dollars in an amount equal to the Exchange Rate Deficiency, such deposits to be maintained in such form and upon such terms as are acceptable to the Canadian Agent. Without in any way limiting the forgoing provisions, the Canadian Agent shall on each Acceptance Date, Maturity Date, Quarterly Date and on the date of any borrowing hereunder make any necessary exchange rate calculations to determine whether any such Exchange Rate Deficiency exists on such date and, if such Exchange Rate Deficiency exists on such date, it shall so notify the Canadian Borrowers.

          (ii)   Notwithstanding Section 2.10(g)(i), the Combined Majority
     Banks shall be entitled, in their sole discretion, to require that the Canadian Borrowers, at the Canadian Borrowers' option, (A) make the payments or prepayments or maintain the deposits required to be maintained under Section 2.10(g)(i) or (B) fully cover, to the reasonable satisfaction of the Combined Majority Banks, the Exchange Rate Deficiency and assign the benefit of all hedging contracts to the Canadian Agent, for the benefit of the Lender Group, in any case where an Exchange Rate Deficiency exists.

          2.11  ALLOCATION OF BORROWING BASE.

          (a) The Borrowing Base may be allocated between the Company and the Canadian Borrowers. The Allocated U.S. Borrowing Base in effect from time to time shall represent the maximum amount of credit in the form of U.S. Loans and U.S. Letters of Credit (subject to the aggregate U.S. Commitments and the other provisions of this Agreement) that the U.S. Banks will extend to the Company at any one time prior to the Commitment Termination Date. The Allocated Canadian Borrowing Base in effect from time to time shall represent the maximum amount of credit in the form of Canadian Loans, Canadian Letters of Credit and Bankers' Acceptances (subject to the aggregate Canadian
Commitments and the other provisions of this Agreement) that the Canadian Banks will extend to the Canadian Borrowers at any one time prior to the Commitment Termination Date. On the date hereof, the Allocated Canadian Borrowing Base shall be U.S.$25,000,000, resulting in an initial Allocated U.S. Borrowing Base of U.S.$225,000,000.

          (b) The Company shall have the right to request in writing to the U.S. Agent, the Canadian Agent, the U.S. Banks and the Canadian Banks that such U.S. Banks and Canadian Banks increase the Allocated U.S. Borrowing Base and decrease the Allocated Canadian Borrowing Base or increase the Allocated Canadian Borrowing Base and decrease the Allocated U.S. Borrowing Base; PROVIDED that any such change shall require the approval of all of the U.S. Banks and all of the Canadian Banks and at no time shall the Allocated U.S. Borrowing Base exceed U.S.$225,000,000 or the Allocated Canadian Borrowing Base exceed U.S.$25,000,000; and PROVIDED FURTHER that the Company may not make a request for a change in the Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base more than four (4) times during any twelve (12) month period. Within ten (10) Business Days of the receipt by the Banks of such request, the Banks shall give written notice to the U.S. Agent and the Canadian Agent of their approval or disapproval of such change. If such increase is approved, each such Bank shall have its share of the Allocated U.S. Borrowing Base or the Canadian Borrowing Base, as applicable, increased or decreased, as the case may be, by an amount in proportion to its Commitment Percentage. The revised Allocated U.S. Borrowing Base and Allocated Canadian Borrowing Base shall become effective upon the distribution by the U.S. Agent to the Company, the Canadian Agent and the Banks of written notice thereof which shall occur not later than three (3) Business Days after its receipt of the notice of increase.

          2.12 BANKERS' ACCEPTANCES. Subject to the terms and conditions of this Agreement, the Canadian Commitments may be utilized, upon the request of any Canadian Borrower, in addition to the Canadian Loans provided for by
Section 2.01(b) hereof and the issuance of Canadian Letters of Credit provided for by Section 2.03 hereof, for the acceptance by the Canadian Banks of bankers' acceptances issued by such Canadian Borrower, PROVIDED that in no event shall
(i) the aggregate amount of all Bankers' Acceptance Liabilities (expressed as the Equivalent Amount of U.S. Dollars), together with the aggregate Principal Amount of the Canadian Loans and the aggregate amount of all Canadian Letter of Credit Liabilities (with amounts of any Canadian Loans or Canadian Letter of Credit Liabilities outstanding in Canadian Dollars expressed as an Equivalent Amount in U.S. Dollars) exceed the lesser of (A) the aggregate of the Canadian Commitments and (B) the then effective Allocated Canadian Borrowing Base determined pursuant to Section 2.11 hereof and (ii) any Bankers' Acceptances have maturities of less than 30 days or more than 180 days from the Acceptance Date (and shall in no event mature on a date after the Commitment Termination Date). Whenever any Canadian Borrower is required to furnish a notice to the Canadian Agent pursuant to the following additional provisions of this Section 2.12, it shall give a copy of such notice to the U.S. Agent.
The following additional provisions shall apply to Bankers' Acceptances:

          (a) The applicable Canadian Borrower shall deliver to each Canadian Bank bills of exchange, executed in blank by its authorized signatory substantially in the form in Exhibit D in sufficient quantity and thereafter shall, from time to time upon request from the Canadian Agent, deliver to each Canadian Bank further quantities of such bills of exchange, so executed, and each Canadian Bank shall hold the bills of exchange in safekeeping.

          (b) When the applicable Canadian Borrower wishes to make a borrowing by way of Bankers' Acceptances, such Canadian Borrower shall give the Canadian Agent prior written notice with respect to the issuance of the Bankers' Acceptances (such written notice a "BANKERS' ACCEPTANCE REQUEST") by not later than 1:00 p.m. Toronto time, two Business Days' prior to the Acceptance Date. Each Bankers' Acceptance Request shall be irrevocable and binding on such Canadian Borrower. The Canadian Borrowers shall jointly and severally indemnify each Canadian Bank against any loss or expense incurred by such Canadian Bank as a result of any failure by the applicable Canadian Borrower to fulfill or honor before the date specified as the Acceptance Date, the applicable conditions set forth in Section 7, if, as a result of such failure the requested Bankers' Acceptance is not made on such date. Unless otherwise agreed among the Canadian Agent and the Canadian Banks, the aggregate amount of all Bankers' Acceptances issued on any Acceptance Date hereunder shall be accepted PRO RATA by all Canadian Banks relative to their respective Commitment Percentage, rounded, upwards or downwards, as the case may be, to the nearest C$100,000. Upon receipt of a Bankers' Acceptance Request, the Canadian Agent shall advise each Canadian Bank of the contents thereof.

          (c) Unless the applicable Canadian Borrower has notified the Canadian Agent in the Bankers' Acceptance Request that such Canadian Borrower intends to arrange the sale of the Bankers' Acceptances which are the subject of such Bankers' Acceptance Request (a "BORROWER ARRANGEMENT"), on the Acceptance Date at 10:30 a.m. Toronto time, the Canadian Agent shall determine the Bankers' Acceptance Rate based upon the average of the bankers' acceptance rates of each of the Accepting Lenders. That Bankers' Acceptance Rate will be the discount rate used by each of the Accepting Lenders and, not later than 2:00 p.m. Toronto time, each such Accepting Lender shall accept and purchase its share of the Bankers' Acceptances that are issued and shall make available to the Canadian Agent, in accordance with Section 2.02 hereof, the Net Proceeds of the purchase of Bankers' Acceptances on such day by such Canadian Bank calculated in accordance with Exhibit F. The Canadian Agent shall transfer to the applicable Canadian Borrower those Net Proceeds of the Bankers'
     Acceptances and shall notify such Canadian Borrower and each such Canadian Bank by telex, facsimile or telephone (if by telephone, to be confirmed subsequently in writing) of the details of the issue, substantially in the form set out in Exhibit G.

          On the Acceptance Date, the relevant Canadian Borrower shall pay each Accepting Lender and each Canadian Bank providing a BA Loan a stamping fee with respect to each Bankers' Acceptance and each BA Loan.

          For each Bankers' Acceptance or BA Loan, the Stamping Fee payable by such Canadian Borrower shall be the product obtained by multiplying:

               (i) the applicable BA Fee Rate specified in the definition of Applicable Margin in effect from time to time; by

               (ii)   the Principal Amount of that Bankers' Acceptance or BA
          Loan;

     and prorating that product for the number of days in the term from and including the Acceptance Date to but not including the Maturity Date of that Bankers' Acceptance or the Interest Period for the BA Loan, as the case may be, on the basis of a year of 365 days.

          (d) Before giving value to the Canadian Agent for the account of the applicable Canadian Borrower (or in the case of a Borrower Arrangement, before delivering the Bankers' Acceptance to or at the direction of such Canadian Borrower), on the Acceptance Date each Accepting Lender shall, and is hereby authorized by the Canadian Borrowers to, accept the Bankers' Acceptances by inserting the appropriate face amount, Acceptance Date and Maturity Date in accordance with the Bankers' Acceptance Request relating thereto and affixing its acceptance thereto and shall purchase the same or make them available for sale in accordance with the Borrower Arrangement. Each such Canadian Bank shall promptly send after the Maturity Date thereof, to the relevant Canadian Borrower, each original canceled Bankers' Acceptance it has accepted and purchased as provided above.

          Each Accepting Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

          (e) On each day during the period commencing with the issuance by a Canadian Borrower of any Bankers' Acceptance and until such Bankers' Acceptance Liability shall have been paid by the Canadian Borrowers, the Canadian Commitment of each Accepting

     Lender that is able to extend credit by way of Bankers' Acceptances shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the Equivalent Amount in U.S. Dollars of the Principal Amount of such Bankers' Acceptance.

          The Canadian Commitment of any Canadian Bank providing a BA Loan rather than Bankers' Acceptances shall be deemed utilized during this period in an amount equal to its Commitment Percentage of the Equivalent Amount in U.S. Dollars of the total amount of Bankers' Acceptances in each Bankers' Acceptance Request.

          (f) The Canadian Borrowers jointly and severally agree to pay on the Maturity Date for each Bankers' Acceptance, to the Canadian Agent for account of each Accepting Lender an amount equal to the Equivalent Amount in U.S. Dollars of the Bankers' Acceptance Liability for such Bankers' Acceptance.

          The Canadian Borrowers hereby waive presentment for payment of Bankers' Acceptances by the Accepting Lenders and any defense to payment of amounts due to an Accepting Lender in respect of a Bankers' Acceptance which might exist by reason of such Bankers' Acceptance being held at maturity by the Accepting Lender which accepted it and agree not to claim from such Canadian Banks any days of grace for the payment at maturity of Bankers' Acceptances.

          (g) In the event any Canadian Borrower fails to notify the Canadian Agent in writing not later than 1:00 p.m. Toronto time on the Business Day prior to any Maturity Date that the Canadian Borrowers intend to pay with their own funds the Bankers' Acceptance Liabilities due on such Maturity Date or fails to make such payment, the Canadian Borrowers shall be deemed, for all purposes to have given the Canadian Agent notice of a borrowing of a Canadian Prime Loan pursuant to Section 4.05 for an amount equal to the Principal Amount of such Bankers' Acceptance; PROVIDED that:

               (i) the Maturity Date for such Bankers' Acceptances shall be considered to be the date of such borrowing;

               (ii) the proceeds of such Canadian Prime Loan shall be used to pay the amount of the Bankers' Acceptance Liability due on such Maturity Date;

               (iii) on such Maturity Date, the amount of such Canadian Prime Loan shall first be directly applied to the Principal Amount of the Bankers' Acceptance due on such date;

               (iv) if after giving effect to such Canadian Prime Loan, a Borrowing Base Deficiency would exist, the Canadian Agent shall so advise the Canadian Borrowers and the Canadian Borrowers shall advise the Canadian Agent on the

          Maturity Date of the manner in which they intend to comply with the provisions of Section 2.10(a);

               (v) each Canadian Bank which has made a maturing BA Loan (in accordance with Section 2.12(h) hereof) shall continue to extend credit to the Canadian Borrowers by way of a Canadian Prime Loan (without further advance of funds to the Canadian Borrowers) in the Principal Amount equal to its Commitment Percentage of the total amount of credit requested to be extended by Bankers' Acceptances when the BA Loan was made; and

               (vi) the Canadian Agent shall promptly and in any event within 3 Business Days following the Maturity Date of such Bankers' Acceptances, notify the Canadian Borrowers in writing of the making of such Canadian Prime Loan pursuant to this Section 2.12(g).

          (h)  If, in the sole judgment of a Canadian Bank, such Canadian
     Bank is unable, as a result of applicable law or customary market practice, to extend credit by way of Bankers' Acceptance in accordance with this Agreement, such Canadian Bank shall give notice to such effect to the Canadian Agent and the Canadian Borrowers prior to 1:00 p.m. (Toronto time) on the date of the requested credit extension (which notice may, if so stated therein, remain in effect with respect to subsequent requests for extension of credit by way of Bankers' Acceptance until revoked by notice to the Canadian Agent and the Canadian Borrowers) and shall make available to the Canadian Agent, in accordance with Section 2.02 hereof prior to 2:00 p.m. (Toronto time) on the date of such requested credit extension a Canadian Dollar loan (a "BA LOAN") in the Principal Amount equal to such Canadian Bank's Commitment Percentage of the total amount of credit requested to be extended by way of Bankers' Acceptances. The Stamping Fee for that BA Loan shall be calculated on that Principal Amount. Such BA Loan shall have the same term as the Bankers' Acceptances for which it is a substitute and shall bear interest throughout the Interest Period applicable to that BA Loan at a rate per annum equal to the Bankers' Acceptance Rate for such Bankers' Acceptances. The amount of the proceeds of that BA Loan to be disbursed to the applicable Canadian Borrower on the Acceptance Date shall be the same amount as if that Canadian Bank had accepted and purchased its Canadian Bank's Commitment Percentage of the requested Bankers' Acceptances at a discount from the Principal Amount of that Bankers' Acceptance calculated at a discount rate per annum equal to the Bankers' Acceptance Rate for the term of such Bankers' Acceptances in the same manner that Net Proceeds are calculated but excluding the BA Fee Rate component of that calculation. For greater certainty, the amount to be made available by each such Canadian Bank on any date in respect of a BA Loan made by it on such date and, notwithstanding the Principal Amount of that BA Loan, the amount of that BA Loan that interest will be calculated on, shall be the same as the amount that such Canadian Bank would have been required to make available to the applicable Canadian

     Borrower as its Commitment Percentage of the total amount of credit requested to be extended pursuant to the related Bankers' Acceptance Request before deducting the Stamping Fee had such Canadian Bank been able to extend credit by way of Bankers' Acceptance on such date. Such Canadian Bank shall deduct the Stamping Fee from that amount.

          (i) The applicable Canadian Borrower may, if it so notifies the Canadian Agent in the applicable Bankers' Acceptance Request, arrange the sale of any particular issuance of Bankers' Acceptances to be accepted by the Canadian Banks hereunder. To that end, on the Acceptance Date:

               (i) the applicable Canadian Borrower shall obtain quotations from prospective purchasers regarding the sale of the Bankers' Acceptances to be accepted by the Canadian Banks, and shall, on or before 11:00 a.m. (Toronto time) on such date, provide each Canadian Bank (through the Canadian Agent) with all necessary information required by such Canadian Bank to enable such Canadian Bank to determine the Bankers' Acceptance discount rate applicable to such issue, together with the identity of and the face amount of Bankers' Acceptances to be purchased by each of the purchaser(s) of the Bankers' Acceptances accepted by such Canadian Bank. In obtaining such quotes, the applicable Canadian Borrower shall offer each Canadian Bank the right to bid on the Bankers' Acceptances accepted by it. The Canadian Banks and the Canadian Agent shall not be responsible for any losses occasioned by the failure of any Canadian Borrower to comply with its obligations under this paragraph and shall not be required to purchase any Bankers' Acceptances on such Acceptance Date if the applicable Canadian Borrower has requested a Borrower Arrangement; and

               (ii) on receipt from the applicable Canadian Borrower of the information referred to in paragraph (i), the Canadian Agent shall promptly notify each Canadian Bank of:

                    (A) the Bankers' Acceptance discount rate to be applicable to such issue;

                    (B) the minimum proceeds to be received by such Canadian Bank on the sale of the Bankers' Acceptances accepted by such Canadian Bank, based upon such Bankers' Acceptance discount rate obtained by such Canadian Borrower for each such Canadian Bank; and

                    (C) the Stamping Fee payable to such Canadian Bank in connection with such issue.

          (j)  The issuance by an Accepting Lender of each Bankers'
     Acceptance shall, in addition to the conditions precedent set forth in
     Section 7 hereof, be subject to the conditions precedent that the applicable Canadian Borrower shall have executed and delivered all Bankers' Acceptance Documents as the Accepting Lender shall have reasonably requested consistent with its then current practices and procedures, PROVIDED that in the event of any conflict between any such Bankers' Acceptance Documents and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

          (k) If a Canadian Bank determines in good faith, which determination shall be final, conclusive and binding upon the Canadian Borrowers, and notifies the Canadian Borrowers that, by reason of circumstances affecting the money market:

               (i)    there is no market for Bankers' Acceptances; or

               (ii) the demand for Bankers' Acceptances is insufficient to allow the sale or trading of the Bankers' Acceptances created and purchased hereunder;

          then:

               (iii) the right of each Canadian Borrower to request Bankers' Acceptances or a BA Loan from that Canadian Bank shall be suspended until such Canadian Bank determines that the circumstances causing such suspension no longer exist and such Canadian Bank so notifies each Canadian Borrower; and

               (iv) any Bankers' Acceptance Request which is outstanding shall be canceled and the Bankers' Acceptances or BA Loan requested therein shall not be made.

          (l) It is the intention of the Canadian Agent, the Canadian Banks and the Canadian Borrowers that, pursuant to the Depository Bills and Notes Act ("DBNA"), all Bankers' Acceptances accepted by the Canadian Banks under this Agreement shall be issued in the form of a "depository bill" (as defined in the DBNA), deposited with the Canadian Depository for Securities Ltd. and made payable to CDS & Co. In order to give effect to the foregoing, the Canadian Agent shall, subject to the approval of the Canadian Borrowers and the Canadian Banks, establish and notify the Canadian Borrowers and the Canadian Banks of any procedure, consistent with the terms of this Agreement and the requirements of the DBNA, as is reasonably necessary to accomplish such intention, including, without limitation:

               (i) any instrument held by the Canadian Agent or a Canadian Bank for the purposes of Bankers' Acceptances shall have marked prominently and legibly on its face and within its text, at or before the time of issue, the words "This is a depository bill subject to the Depository Bills and Notes Act (Canada)";

               (ii) any reference to the authentication of the Bankers' Acceptances will be removed; and

               (iii) any reference to "bearer" will be removed and no Bankers' Acceptance shall be marked with any words prohibiting negotiation, transfer or assignment of it or of an interest in it.

          Section 3.  PAYMENTS OF PRINCIPAL AND INTEREST

          3.01  REPAYMENT OF LOANS.

          (a) The Company hereby promises to pay to the U.S. Agent for the account of each U.S. Bank the entire outstanding Principal Amount of such Bank's U.S. Loans, and each U.S. Loan shall mature, on the Commitment Termination Date. In addition, if following any reduction in the U.S. Commitments, the aggregate Principal Amount of the U.S. Loans, together with the aggregate amount of all U.S. Letter of Credit Liabilities shall exceed the U.S. Commitments, the Company shall first, prepay U.S. Loans and second, provide cover for Letter of Credit Liabilities with respect to the U.S. Commitments as specified in Section 2.10(f) above, in an aggregate amount equal to such excess.

          (b) Each Canadian Borrower hereby jointly and severally promises to pay to the Canadian Agent for account of each Canadian Bank the entire outstanding Principal Amount of such Canadian Bank's Canadian Loans to such Canadian Borrower (or with respect to BA Loans the amount made available by the applicable Canadian Bank to such Canadian Borrower as determined in accordance with Section 2.12(h) hereof), and each Canadian Loan shall mature and be due and payable, on the earlier of the stipulated maturity date or the Commitment Termination Date. All Bankers' Acceptance Liabilities and Canadian Letter of Credit Liabilities shall also be payable to the Canadian Agent for the account of each Canadian Bank on the Commitment Termination Date. In addition, if following any reduction in the Canadian Commitments, the aggregate Principal Amount of the Canadian Loans, together with the aggregate amount of all Canadian Letter of Credit Liabilities and all Bankers' Acceptance Liabilities (with the amounts of any Canadian Loans, Canadian Letter of Credit Liabilities and Bankers' Acceptance Liabilities outstanding in Canadian Dollars expressed as an Equivalent Amount in U.S. Dollars) shall exceed the Canadian Commitments, the Canadian Borrowers shall PRO RATA, based on the outstanding Canadian Loans, Canadian Letter of Credit Liabilities and Banker's Acceptance Liabilities of the Canadian Borrowers, first, prepay Canadian Loans (except BA Loans) and second, provide cover for Canadian Letter of Credit Liabilities, BA Loans and Bankers' Acceptance Liabilities with respect to the Canadian Commitments as specified in Section 2.10(f) above, in an aggregate amount equal to such excess.

          3.02  INTEREST.

          (a) The Company hereby promises to pay to the U.S. Agent for the account of each U.S. Bank interest on the unpaid Principal Amount of each U.S. Loan made by such U.S. Bank for the period from and including the date of such Loan to but excluding the date such U.S. Loan shall be paid in full, at the following rates per annum:

          (i) during such periods as such U.S. Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) PLUS the Applicable Margin, and

          (ii) during such periods as such U.S. Loan is a Eurodollar Loan, for each Interest Period relating thereto, the U.S. Eurodollar Rate for such Loan for such Interest Period PLUS the Applicable Margin.


Notwithstanding the foregoing, the Company hereby promises to pay to the U.S. Agent for account of each U.S. Bank interest at the applicable Post-Default Rate on any principal of any U.S. Loan made by such U.S. Bank, on any U.S. Reimbursement Obligation held by such U.S. Bank and on any other amount payable by the Company hereunder or under the Note held by such U.S. Bank to or for account of such U.S. Bank, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

          (b) Each Canadian Borrower hereby jointly and severally promises to pay to the Canadian Agent for account of each Canadian Bank interest on the unpaid Principal Amount of each Canadian Loan made by such Canadian Bank to such Canadian Borrower (or with respect to BA Loans the amount made available by the applicable Canadian Bank to such Canadian Borrower as determined in accordance with Section 2.12(h) hereof) for the period from and including the date of such Canadian Loan to but excluding the date such Canadian Loan shall be paid in full, at the following rates:

          (i) during such periods as such Canadian Loan is a Canadian Prime Loan, the Chase Canada Prime Rate (as in effect from time to time) PLUS the Applicable Margin for such Canadian Loans,

          (ii) during such periods as such Canadian Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) PLUS the Applicable Margin for such Canadian Loans,

          (iii) during such periods as such Canadian Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Base Rate for such Loan for such Interest Period PLUS the Applicable Margin for such Canadian Loans, and

          (iv) during such periods as such Canadian Loan is a BA Loan, for each Interest Period relating thereto, the Bankers' Acceptance Rate for such Canadian Loan for such Interest Period.

          (c) Accrued interest on each Loan shall be payable (i) quarterly on the Quarterly Dates for Canadian Prime Loans and Base Rate Loans, (ii) at the end of each Interest Period for Eurodollar Loans of each Class and BA Loans and (iii) in the case of any Loan, upon the payment or prepayment thereof (but only on the Principal Amount so paid or prepaid), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. In connection with each Loan, promptly after the determination of any interest rate provided for herein or any change therein, the Relevant Agent shall give notice thereof to the Relevant Banks and to the Relevant Borrowers, but failure to do so on a timely basis or at all shall not affect any Relevant Borrower's obligation to pay interest for any period at the applicable rate determined by the Relevant Agent.

          3.03 CURRENCY. Borrowings of Loans and other extensions of credit hereunder including Bankers' Acceptances and Letters of Credit and any payments in respect thereof are payable by the Relevant Borrowers in the Currency in which they are denominated.

          Section 4.  PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

          4.01  PAYMENTS.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest, U.S. Reimbursement Obligations and other amounts to be made by the Company under this Agreement and the U.S. Notes, and, except to the extent otherwise provided therein, all payments to be made by the U.S. Obligors under any other Loan Document, shall be made in U.S. Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the U.S. Agent at an account in New York, New York specified by U.S. Agent, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) Except to the extent otherwise provided herein, all payments in Canadian Dollars of principal, interest, Canadian Reimbursement Obligations, in respect of Bankers' Acceptances and other amounts to be made by the Canadian Borrowers under this Agreement and the Canadian Notes, and, except to the extent otherwise provided therein, all payments to be made by the Canadian Borrowers under any other Loan Document, shall be made in immediately available funds, without deduction, set-off or counterclaim, to the Canadian Agent, in connection with payments in Canadian Dollars, at an account specified by the Canadian Agent in Toronto, not later than 1:00 p.m. Toronto time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made, on and applicable interest shall be payable to, the next succeeding Business Day).

          (c) Except to the extent otherwise provided herein, all payments in U.S. Dollars of principal, interest and other amounts to be made by the Canadian Borrowers under this Agreement and the Canadian Notes, and, except to the extent otherwise provided therein, all payments to be made by the Canadian Borrowers under any other Loan Document, shall be made in immediately available funds, without deduction, set-off or counterclaim, to the Canadian Agent at an account maintained by the Canadian Agent, not later than 1:00 p.m. Toronto time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on, and applicable interest shall be payable to, the next succeeding Business Day).

          (d) Any Bank for whose account any such payment is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Relevant Borrower with such Bank (with notice to the Borrowers and the Agents), PROVIDED that such Bank's failure to give such notice shall not affect the validity thereof.

          (e) In connection with making each payment in respect of each Loan, Letter of Credit or Bankers' Acceptance, each Relevant Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Relevant Bank, specify to the Relevant Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations, Bankers' Acceptances or other amounts payable by such Borrower hereunder to which such payment is to be applied (and in the event that such Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Relevant Agent may distribute such payment to the Relevant Banks for application in such manner as it or the Majority U.S. Banks or the Majority Canadian Banks, as applicable, and subject to Section 4.02 hereof, may determine to be appropriate).

          (f) Except to the extent otherwise provided in the last sentence of the first paragraph of Section 2.03(c)(v) hereof, each payment received by any Agent under this Agreement, any Note or any Bankers' Acceptance for account of any Bank shall be paid by such Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (g) Except as provided in clause (a)(ii) of the definition of Interest Period, if the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing of Loans of a particular Class from the Banks under Section 2.01 hereof shall be made from the Relevant Banks, each payment of commitment fee under Section 2.05 hereof in respect of Commitments shall be made for account of the Relevant Banks, and each termination or reduction of the amount of the Commitments under Section 2.04 hereof shall be applied to the respective Commitments of the Relevant Banks, PRO RATA according to the amounts of their respective Commitments; (b) the making, Conversion and Continuation of Canadian Loans and U.S. Loans of a particular Type (including by way of requests for the issuance of Bankers' Acceptances) (other than Conversions provided for by Section 5.04 hereof) shall be made PRO RATA among the Relevant Banks according to the amounts of their respective Commitments (in the case of the making of Loans or issuing of Bankers' Acceptances) or their respective U.S. Loans (in the case of Conversions and Continuations of U.S. Loans) or their respective Canadian Loans (in the case of Conversions and Continuations of Canadian Loans or Bankers' Acceptances); (c) except as otherwise provided in Section 5.04 hereof, the Interest Period of each BA Loan or the Maturity Date for each Bankers' Acceptance, as the case may be, shall be coterminous and Eurodollar Loans of a Class having the same Interest Period shall be allocated PRO RATA among the Banks according to the amounts of their respective Commitments of such Class; (d) each payment or prepayment of principal of Loans of any Class or Bankers' Acceptances by the Borrowers shall be made for the account of the Relevant Banks PRO RATA in accordance with the respective unpaid Principal Amounts of the Loans of such Class and Bankers' Acceptances held by them; PROVIDED that if immediately prior to giving effect to any such payment in respect of any Loans of a Class or Bankers' Acceptances the outstanding Principal Amount of the Loans of such Class or Bankers' Acceptances shall not be held by the relevant Banks PRO RATA in accordance with their respective Commitments of such Class in effect at the time such Loans or Bankers' Acceptance were made (whether by reason of a failure of a Bank to make a Loan or provide a Bankers' Acceptance hereunder in the circumstances described in the last paragraph of Section 12.04 hereof or otherwise), then such payment shall be applied to the Loans of such Class or Bankers' Acceptance, as the case may be, in such manner as shall result, as nearly as is practicable, in the outstanding Principal Amount of the Loans and Bankers' Acceptances being held by such Banks PRO RATA in accordance with their respective Commitments of such Class; and (e) each payment of interest on Loans of any Class and any payment of Bankers' Acceptances on the Maturity Date thereof by the Borrowers shall be made for account of the relevant Banks PRO RATA in accordance with the amounts of interest on such Loans of such Class or Bankers' Acceptance, as the case may be, then due and payable to the respective Banks.

          After delivery of a notice accelerating payment of the amounts due hereunder:

          (i) each Canadian Bank will at any time or from time to time upon the request of the Canadian Agent as required by any Canadian Bank purchase portions of the borrowings made available by the other Canadian Banks which remain outstanding and make any other adjustments which may be necessary or appropriate, in order that the amount of borrowings made available by each Canadian Bank which remain outstanding, as adjusted pursuant to this Section 4.02, will be in the same proportions as the Canadian Banks' Commitments immediately prior to that notice being sent; and

          (ii) the amount of any repayment made by the Canadian Borrowers under this Agreement, and the amount of any proceeds of the exercise of any rights or remedies of the Canadian Banks under the Loan Documents, which are to be applied against amounts owing hereunder, will be applied in a manner so that to the extent possible the amount of borrowings made available by each Canadian Bank which remain outstanding after giving effect to such application will be in the same proportions as the Canadian Banks' Canadian Commitments immediately prior to that notice being sent.

          The Canadian Borrowers agree to be bound by and to do all things necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Canadian Banks pursuant to Section 4.07(b) hereof and this Section 4.02.

          4.03 COMPUTATIONS. Interest on Eurodollar Loans and commitment fees and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but, except as otherwise provided in Section 2.03(c)(vii) excluding the last day) occurring in the period for which that interest and those fees are payable. Bankers' Acceptance Rates, interest on BA Loans and Stamping Fees shall be computed on the basis of a year of 365 days and actual days elapsed (including the first day but excluding the last day) occurring during the period for which such interest or fees are payable. Interest on Base Rate Loans, Reimbursement Obligations and other Canadian Loans not covered by the foregoing shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Effective Rate, interest on Base Rate Loans and Reimbursement Obligations shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04  MINIMUM AMOUNTS.

          (a) Except for mandatory prepayments made pursuant to Section 2.10 hereof and Conversions or prepayments made pursuant to Section 5.04 hereof, each borrowing, Conversion, Continuation and partial prepayment of principal of U.S. Loans shall be in an aggregate amount at least equal to U.S.$500,000 or in multiples of U.S.$100,000 in excess thereof (borrowings, Conversions or prepayments of or into U.S. Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period).

          (b) Except for mandatory prepayments made pursuant to Section 2.10 hereof or prepayments or Conversions made pursuant to Section 5.04 hereof, each borrowing, Conversion, Continuation and partial prepayment of principal of Canadian Loans shall be in an aggregate amount at least equal to C$500,000 (or the Equivalent Amount in U.S. Dollars) or a larger multiple of C$100,000 (or the Equivalent Amount in U.S. Dollars) (borrowings, Conversions, Continuations or prepayments of Loans of different Currencies at the same time hereunder to be deemed separate borrowings, Conversions, Continuations and prepayments for purposes of the foregoing, one for each Currency).

          4.05 CERTAIN NOTICES. Notices by any Borrower to any Agent of terminations or reductions of the Commitments and of borrowings and optional prepayments of Loans of a Class and Conversions and Continuations of Loans or Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received not later than 11:00 a.m. New York time, in the case of the U.S. Agent, and 1:00 p.m. Toronto time, in the case of the Canadian Agent, on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                       Number of
                                                        Business
          Notice                                       Days Prior
          ------                                       ----------
     Termination or reduction                               2
     of Commitments; borrowings
     or prepayments of, Conversions
     of or into, Continuations as, or duration
     of Interest Period for, BA Loans or
     acceptance of Bankers' Acceptances

     Borrowing or prepayment of                             1
     or Conversion of or into
     Base Rate Loans or Canadian Prime Loans

     Borrowing or prepayment of,                            3
     Conversions of or into,
     Continuations as, or duration
     of Interest Period for,
     Eurodollar Loans

     Request for issuance or                                3
     Continuation of Letters of
     Credit

          Each such notice of termination or reduction shall specify the amount and Class of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and the Class, Type and Currency, if applicable, of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day) and, if applicable, the relevant Interest Period. Each such notice of the duration of an Interest Period shall specify the Class and Loans to which such Interest Period is to relate. The Relevant Agent shall promptly notify the Relevant Banks of the contents of each such notice. With respect to U.S. Loans, in the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this
Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan. With respect to Canadian Loans, in the event that any Canadian Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan, BA Loan or Base Rate Loan) will be automatically Converted into a Canadian Prime Loan, in the Equivalent Amount, if applicable, on the last day of the then current Interest Period for such Loan or (if outstanding as a Canadian Prime Loan) will remain as, or (if not then outstanding) will be made as, a Canadian Prime Loan.

          4.06 NON-RECEIPT OF FUNDS BY AN AGENT. Unless the Relevant Agent shall have been notified by a Bank or the Relevant Borrower (the "PAYOR") prior to the date on which the Payor is to make payment to such Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank, or a Bankers' Acceptance to be purchased by such Canadian Bank or a Bank's Commitment Percentage of (x) any payment made by an Issuing Bank under a Letter of Credit or (y) a participation in a Letter of Credit drawing to be acquired by such Bank, hereunder or (in the case of such Borrower) a payment to such Agent for account of one or more of the Banks hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to such Agent, such Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to such Agent, the recipient(s) of such payment shall, on demand, repay to such Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by such Agent until the date such Agent recovers such amount:

          (a) if such amount relates to a U.S. Loan, at a rate per annum equal to the Federal Funds Effective Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the U.S. Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the Payor shall return the Required
     Payment to the U.S. Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

               (i) if the Required Payment shall represent a payment to be made by the Company to the U.S. Banks, the Company and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient(s) shall return the Required Payment to the U.S. Agent, without limiting the obligation of the Company under Section 3.02 hereof to pay interest to such recipient(s) at the Post-Default Rate in respect of the Required Payment) and

               (ii) if the Required Payment shall represent a payment to be made by a U.S. Bank to the Company, the Payor and the Company shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.02 hereof (and, in case the Company shall return the Required Payment to the U.S. Agent, without limiting any claim the Company may have against the Payor in respect of the Required Payment);

     PROVIDED that the U.S. Agent shall only be entitled to retain interest in respect of a Required Payment pursuant to clause (i) or (ii) above from either the Payor or the recipient; and

          (b) if such amount relates to a Canadian Loan, at a rate per annum equal to the Chase Canada Prime Rate PLUS the Applicable Margin for Canadian Prime Loans, if the amounts made available are in Canadian Dollars, or the Base Rate PLUS the Applicable Margin for Base Rate Loans, if the amounts made available are in U.S. Dollars, for such day and, if such recipient(s) shall fail promptly to make such payment, the Canadian Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the Payor shall return the Required Payment to the Canadian Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay the Required Payment to the Canadian Agent together with interest on the Required Payment at the applicable rate indicated above; PROVIDED that the Canadian Agent shall only be entitled to retain interest in respect of the Required Payment from either the Payor or the recipient.

          4.07  SHARING OF PAYMENTS, ETC.

          (a) Each of the U.S. Obligors agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a U.S. Bank may otherwise have, each U.S. Bank shall be entitled, at its option, to offset balances held by it for account of such U.S. Obligor at any of its offices, in U.S. Dollars or in any other currency, against any principal of or interest on any of such U.S. Bank's U.S. Loans, U.S. Reimbursement Obligations or any other amount payable to such U.S. Bank hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify such U.S. Obligor (through the Company) and the U.S. Agent thereof, PROVIDED that such U.S. Bank's failure to give such notice shall not affect the validity thereof.

          (b) Each Canadian Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Canadian Bank may otherwise have, each Canadian Bank shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Canadian Borrower at any of its offices, in Canadian Dollars, U.S. Dollars or in any other currency, against any principal of or interest on any of such Canadian Bank's Canadian Loans, Canadian Reimbursement Obligations, Bankers' Acceptances or any other amount payable to such Canadian Bank hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Canadian Borrower), in which case it shall promptly notify such Canadian Borrower and the Canadian Agent thereof, PROVIDED that such Canadian Bank's failure to give such notice shall not affect the validity thereof.

          (c) If any Bank shall obtain from any Obligor payment of any principal of or interest on any Loan of any Class, Letter of Credit Liability of any Class or Bankers' Acceptance owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Relevant Agent as provided herein), and, as a result of such payment, such Bank shall have received a greater percentage of the principal of or interest on the Loans of such Class, Letter of Credit Liabilities of such Class or Bankers' Acceptance or such other amounts then due hereunder or thereunder by such Obligor to such Bank than the percentage received by any other Bank, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans of such Class, Letter of Credit Liabilities of such Class or Bankers' Acceptance or such other amounts, respectively, owing to such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) PRO RATA in accordance with the unpaid principal of and/or interest on the Loans of such Class, Letter of

Credit Liabilities of such Class or Bankers' Acceptances or such other amounts, respectively, owing to each of the Banks, PROVIDED that if at the time of such payment the outstanding Principal Amount of the Loans of any Class or Bankers' Acceptances shall not be held by the Banks PRO RATA in accordance with their respective Commitments of such Class in effect at the time such Loans of such Class or Bankers' Acceptance were made (whether by reason of a failure of a Bank to make a Loan of such Class or provide a Bankers' Acceptance hereunder in the circumstances described in the last paragraph of Section 12.04 hereof or otherwise), then such purchases of participations and/or direct interests shall be made in such manner as will result, as nearly as is practicable, in the outstanding Principal Amount of the Loans of such Class and Bankers' Acceptances being held by the Banks PRO RATA according to the amounts of such Commitments of such Class. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (d) The Obligors agree that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

          (e) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

          4.08  INTEREST ACT (CANADA).

          (a) For purposes of the INTEREST ACT (Canada), whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, the annual rate of interest to which such rate is equivalent is, (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365 as the case may be.

          (b) The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

          Section 5.  YIELD PROTECTION, ETC.

          5.01  ADDITIONAL COSTS.

          (a) The Relevant Borrower(s) shall pay directly to each Relevant Bank from time to time such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that:

          (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such extensions of credit (other than taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such extensions of credit by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

          (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in
     Section 1.01 hereof), or any commitment of such Bank (including, without limitation, the Commitments of such Bank hereunder); or

          (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitment.

If any Bank requests compensation from any Borrower under this Section 5.01(a), the Relevant Borrower(s) may, by notice to such Bank (with a copy to the Relevant Agent), suspend the obligation of such Bank thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans or Canadian Prime Loans or Bankers' Acceptances (and any related BA Loans) into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), PROVIDED that such suspension shall not affect the right of such Bank to receive the compensation so requested.

          (b) Without limiting the effect of the provisions of paragraph (a) of this Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Relevant Borrower (with a copy to the Relevant Agent), the obligation of such Bank to make or Continue, or to Convert Base Rate Loans, Canadian Prime Loans or BA Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

          (c) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Relevant Borrower(s) shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for
(i) any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (A) following any Regulatory Change or (B) implementing after the date hereof any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R.
Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R. Part 3, Appendix A) and the October 1995 Guidelines issued by the Office of the Superintendent of Financial Institutions of Canada entitled "Capital Adequacy Requirements" (or any guidelines issued in replacement thereof)), of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request); and (ii) any reduction in amounts payable to it hereunder (other than a reduction resulting from a higher rate of income tax or other special tax relating to such Bank's income in general) or any payment required to be made or return that is foregone on or calculated with reference to any amount received or receivable by such Bank under this Agreement as a result of a Regulatory Change.

          For purposes of this Section 5.01(c) and Section 5.06 hereof, "BASEL ACCORD" shall mean the proposals for risk-based capital framework described by the Basel Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (d) Each Bank shall notify the Relevant Borrower of any event occurring after the date of this Agreement entitling such Bank to compensation under paragraph (a) or (c) of this Section 5.01 or Sections 5.06 and 5.07 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; PROVIDED that (i) if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 or Sections 5.06 and 5.07 in respect of any costs resulting from such event, only be entitled to payment under this Section
5.01 or Sections 5.06 and 5.07 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that no U.S. Bank shall have an obligation to designate an Applicable Lending Office located in the United States of America and no Canadian Bank shall have an obligation to designate an Applicable Lending Office located in Canada. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this
Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) or (b) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (c) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, PROVIDED that such determinations and allocations are made on a reasonable basis.

          5.02  LIMITATION ON TYPES OF LOANS.

          (a) Anything herein to the contrary notwithstanding, if, on or prior to the determination of the Eurodollar Base Rate for any Interest
Period:

          (i) the U.S. Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for U.S. Eurodollar Loans as provided herein; or

          (ii) the Majority U.S. Banks determine, which determination shall be conclusive, and notify the U.S. Agent that the relevant rates of interest referred to in the definition of

     "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for U.S. Eurodollar Loans for such Interest Period is to be determined are not likely to be adequate to cover the cost to such U.S. Banks of making or maintaining Eurodollar Loans for such Interest Period;

then the U.S. Agent shall give the Company and each U.S. Bank prompt notice thereof and, so long as such condition remains in effect, such Banks shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.09 hereof.

          (b)  Anything herein to the contrary notwithstanding, if:

          (i) the Canadian Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Canadian Eurodollar Loans as provided herein; or


          (ii) the Majority Canadian Banks determine, which determination shall be conclusive, and notify the Canadian Agent that

               (A) the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Canadian Eurodollar Loans for such Interest Period is to be determined are not likely to be adequate to cover the cost to such Canadian Banks of making or maintaining Eurodollar Loans for such Interest Period;

               (B) by reason of circumstances affecting financial markets inside or outside Canada, deposits of U.S. Dollars are unavailable to the Canadian Banks in such markets; or

               (C) the making or Continuation of any Eurodollar Loan has been made impracticable:

                    (x) by the occurrence of a contingency (other than a mere increase in rates payable by any Canadian Bank to fund such Canadian Loan) which materially and adversely affects the funding of a Canadian Loan at any interest rate computed on the basis of the Eurodollar Base Rate, or

                    (y)  by reason of:

          (i) any law or the interpretation or application thereof by any official body;

          (ii) compliance by any Canadian Bank with any guideline, official directive or request from any central bank or other official body (whether or not having the force of law); or

          (iii) a change since the date of this Agreement in any relevant financial market, which results in the Eurodollar Base Rate, as the case may be, no longer representing the effective cost to the Canadian Banks of deposits in such market for a relevant Interest Period or other applicable period;

then the Canadian Agent shall give the Canadian Borrowers and each Canadian Bank prompt notice thereof and, so long as such condition remains in effect, the Canadian Banks shall be under no obligation to make additional Eurodollar Loans or Base Rate Loans, to Continue Eurodollar Loans or Base Rate Loans or to Convert Canadian Prime Loans, Base Rate Loans, BA Loans or Bankers' Acceptances into Eurodollar Loans or Base Rate Loans, depending upon which of those Loans is affected by such condition, and the Canadian Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans, Convert such Loans into Base Rate Loans in accordance with Section 2.09 hereof if making Base Rate Loans is not affected by such condition or convert into Canadian Prime Loans, BA Loans or Bankers' Acceptances.

          5.03 ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans of either Class or Base Rate Loans that are Canadian Loans hereunder, then such Bank shall promptly notify the Company or the Canadian Borrowers, as applicable, thereof (with a copy to the relevant Agent) and such Bank's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans or Base Rate Loans, as the case may be, shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans or Base Rate Loans, as the case may be (in which case the provisions of Section 5.04 hereof shall be applicable).

          5.04 TREATMENT OF AFFECTED EXTENSIONS OF CREDIT. If the obligation of any Bank to make Eurodollar Loans of a Class or to Continue, or to Convert Base Rate Loans, Canadian Prime Loans or Bankers' Acceptances (and the related BA Loans) into, Eurodollar Loans of a Class shall be suspended pursuant to Section 5.01, 5.02 or 5.03 hereof, such Bank's Eurodollar Loans of such Class shall be automatically Converted into Base Rate Loans of such Class on the last day(s) of the then current Interest Period(s) for Eurodollar Loans of such Class (or, in the case of a Conversion required by Section 5.01(b) or 5.03 hereof, on such earlier date as such

Bank may specify to the Relevant Borrower, with a copy to the Relevant Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Bank's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans of such Class that would otherwise be made or Continued by such Bank as Eurodollar Loans of such Class shall be made or Continued instead as Base Rate Loans of such Class, and all Base Rate Loans of such Class of such Bank that would otherwise be Converted into Eurodollar Loans of such Class shall remain as Base Rate Loans of such Class.

If any Base Rate Loans are outstanding or a Borrower is obligated to convert any Loans into Base Rate Loans pursuant to the foregoing provisions of this
Section 5.04, at any time when the right of any Canadian Borrower to elect Base Rate Loans is suspended, all those outstanding Base Rate Loans shall be Converted into Canadian Prime Loans.

If such Bank gives notice to the Relevant Borrower, with a copy to the Relevant Agent that the circumstances specified in Section 5.01, 5.02 or 5.03 hereof that gave rise to the Conversion of such Bank's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans of a Class made by other Banks are outstanding, such Bank's Loans of such Class shall be Converted or such Bank and the Relevant Borrower shall take such other actions, to the extent necessary so that, after giving effect thereto, all Loans and other credit utilizations of such Class held by such Bank and by the other Banks are held PRO RATA (as to Principal Amounts, Types and Interest Periods) in accordance with their respective Commitments of such Class.

          5.05  COMPENSATION.

          (a) The Company shall pay to the U.S. Agent for the account of each U.S. Bank, upon the request of such U.S. Bank through the U.S. Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such U.S. Bank) to compensate it for any loss, cost or expense that such U.S. Bank determines is attributable to:

          (i) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such U.S. Bank for any reason (including, without limitation, the acceleration of the U.S. Loans pursuant to
     Section 10 hereof) on a date other than the last day of an Interest Period for such Loan; or

          (ii) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

A certificate of any U.S. Bank submitted to the Company as to the amount necessary to so compensate the U.S. Bank shall be conclusive evidence, absent demonstrated error, of the amount due from the Company to such U.S. Bank.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (A) the amount of interest that otherwise would have accrued on the Principal Amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such U.S. Loan (or, in the case of a failure to borrow, the Interest Period for such U.S. Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such U.S. Loan provided for herein over (B) the amount of interest that otherwise would have accrued on such Principal Amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market for U.S. Dollar deposits of leading banks in amounts comparable to such Principal Amount and with maturities comparable to such period (as reasonably determined by such U.S. Bank).

          (b) The Canadian Borrowers agree jointly and severally to pay to the Canadian Agent for the account of each Canadian Bank, upon the request of such Canadian Bank through the Canadian Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Canadian Bank) to compensate it for any loss, cost of breakage, redeployment of funds or other cost or expense that such Canadian Bank determines is attributable to:

          (i) any payment being made by any Canadian Borrower in respect of a Eurodollar Loan, BA Loan or a Bankers' Acceptance (due to acceleration hereunder or a mandatory repayment or prepayment of principal or for any other reason) on a day other than the last day of an Interest Period or the Maturity Date applicable thereto;

          (ii) any Canadian Borrower's failure to give notice in the manner and at the times required hereunder; or

          (iii) the failure of any Canadian Borrower to accept an extension of credit hereunder after delivery of a notice given to such Canadian Bank in the manner and at the time specified in such notice.

A certificate of any Canadian Bank submitted to the Canadian Borrowers as to the amount necessary to so compensate the Canadian Bank shall be conclusive evidence, absent demonstrated error, of the amount due from the Canadian Borrowers to such Canadian Bank.

Without limiting the effect of the preceding provisions of this Section 5.05, such compensation for any Eurodollar Loan shall include an amount equal to the excess, if any, of (A) the amount of interest that otherwise would have accrued on the Principal Amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Canadian Loan (or, in the case of a failure to borrow, the Interest Period for such Canadian Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Canadian Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such Principal Amount at a rate per annum equal to the interest component of the amount such Canadian Bank would have bid in the London interbank market for U.S. Dollar deposits of leading banks in amounts comparable to such Principal Amount and with maturities comparable to such period (as reasonably determined by such Canadian Bank).

          5.06 ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. Without limiting the obligations of the Relevant Borrower under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder and the result shall be to increase the cost to any Bank or Banks of issuing (or purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit hereunder or reduce any amount receivable by any Bank hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Bank's or Banks' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Bank or Banks (through the Relevant Agent), the Relevant Borrower shall pay immediately to the Relevant Agent for account of such Bank or Banks, from time to time as specified by such Bank or Banks (through the Relevant Agent), such additional amounts as shall be sufficient to compensate such Bank or Banks (through the Relevant Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Bank or Banks, submitted by such Bank or Banks to the Company, shall be conclusive in the absence of manifest error as to the amount thereof.

          5.07 ADDITIONAL COSTS IN RESPECT OF BANKERS' ACCEPTANCES. Subject to the limitations set forth in the first sentence of Section 5.01(d) hereof, without limiting the obligations of the Canadian Borrowers under Section 5.01 hereof (but without duplication), if as a result of any change in any law, regulations, rules or orders or in their interpretation or administration or by reason of any compliance with any guideline, request or requirement from any fiscal, monetary or other authority (whether or not having the force of law) announced after the date hereof which is customary for a bank or other lending institution to comply with in respect of all its loans or facilities of a similar type in Canada there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Bankers' Acceptances issued or to be issued hereunder and the result shall be to increase the cost to any Canadian Bank or Canadian Banks of issuing or maintaining its obligation hereunder to issue any Bankers' Acceptance hereunder or reduce any amount receivable by any Canadian Bank hereunder in respect of any Bankers' Acceptance (which increases in cost, or reductions in amount receivable, shall be the result of such Canadian Bank's or Canadian Banks' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Canadian Bank or Canadian Banks (through the Canadian Agent), the Canadian Borrowers shall pay immediately to the Canadian Agent for account of such Canadian Bank or Canadian Banks, from time to time as specified by such Canadian Bank or Canadian Banks (through the Canadian Agent), such additional amounts as shall be sufficient to compensate such Canadian Bank or Canadian Banks (through the Canadian Agent) for such increased costs or reductions in amount. A statement showing calculations in reasonable detail of such increased costs or reductions in amount incurred by any such Canadian Bank or Canadian Banks, submitted by such Canadian Bank or Canadian Banks to the Canadian Borrowers, shall be conclusive in the absence of manifest error as to the amount thereof.

          5.08  TAXES; CANADIAN OBLIGATIONS.

          (a) All payments on account of the principal of and interest on the Canadian Loans, fees and all other amounts payable hereunder by the Canadian Borrowers to or for the account of the Canadian Agent or any Canadian Bank, including, without limitation, amounts payable under paragraph
(b) of this Section 5.08, shall be made free and clear of and without reduction or liability for Covered Taxes. The Canadian Borrowers will pay all Covered Taxes, without charge to or offset against any amount due to the Canadian Agent or any Canadian Bank, prior to the date on which penalties attach thereto, except for any Covered Taxes (other than Covered Taxes imposed on or in respect of any amount payable hereunder, under the Notes or under any other Loan Document) the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained, so long as no claim for such Covered Taxes is made on the Canadian Agent or any Canadian Bank.

          (b) The Canadian Borrowers shall jointly and severally indemnify the Canadian Agent and each Canadian Bank against, and reimburse the Canadian Agent and each Canadian Bank on demand for, any Covered Taxes and any loss, liability, claim or expense, including interest, penalties and legal fees, that the Canadian Agent or such Canadian Bank may incur at any time arising out of or in connection with any failure of any Canadian Borrower to make any payment of Covered Taxes when due.

          (c) In the event that any Canadian Borrower is required by applicable law, decree or regulation to deduct or withhold Covered Taxes from any amounts payable on, under or in respect of this Agreement, the Canadian Loans, Bankers' Acceptances or Canadian Letters of Credit, such Canadian Borrower shall promptly pay the Person entitled to such amount such additional amounts as may be required, after the deduction or withholding of Covered Taxes, to enable such Person to receive from such Canadian Borrower on the due date thereof, an amount equal to the full amount stated to be payable to such Person under this Agreement.

          (d) The Canadian Borrowers shall furnish to the Canadian Agent, upon the request of any Canadian Bank (through the Canadian Agent), together with sufficient certified copies for distribution to each Canadian Bank requesting the same (identifying the Canadian Banks that have so requested), original official tax receipts in respect of each payment of Covered Taxes required under this Section 5.08, within 30 days after the date such payment is made, and the Canadian Borrowers shall promptly furnish to the Canadian Agent at its request or at the request of any Canadian Bank (through the Canadian Agent) any other information, documents and receipts that the Canadian Agent or such Canadian Bank may reasonably require to establish to its satisfaction that full and timely payment has been made of all Covered Taxes required to be paid under this Section 5.08.

          (e) Each Canadian Borrower represents and warrants to the Canadian Agent and each Canadian Bank that, on and as of the date hereof, none of this Agreement or any of the other Loan Documents, or the execution or delivery by such Canadian Borrower of this Agreement or any of the other Loan Documents, is subject to any Covered Taxes, and no payment to be made by such Canadian Borrower under this Agreement is subject to any Covered Taxes.

          (f) The Canadian Agent and each Canadian Bank represents that it is not a non-resident of Canada for any purpose of the Income Tax Act (Canada). In making payments hereunder, the Canadian Borrowers may rely upon such representation; and each Canadian Bank agrees to indemnify and hold harmless the Canadian Borrowers from its respective obligations to make payments on account of Covered Taxes under this Section 5.08 in the event its representation fails to be true.

          5.09  TAXES; U.S. LOANS AND U.S. REIMBURSEMENT OBLIGATIONS.

          (a) Any and all payments by or on account of any obligation of the Company or any Subsidiary Guarantor to the U.S. Banks hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if the Company or any Subsidiary Guarantor to the U.S. Banks shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the U.S. Agent, U.S. Bank or U.S. Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company or such Subsidiary Guarantor shall make such deductions and (iii) the Company or such Subsidiary Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Company or the applicable Subsidiary Guarantor shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the U.S. Agent, each U.S. Bank and the U.S. Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the U.S. Agent, such U.S. Bank or the U.S. Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Company or any Subsidiary Guarantor hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a U.S. Bank or the U.S. Issuing Bank, or by the U.S. Agent on its own behalf or on behalf of a U.S. Bank or the U.S. Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company or any Subsidiary Guarantor to a Governmental Authority, the Company shall deliver to the U.S. Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the U.S. Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the U.S. Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate.

          Section 6.  GUARANTEE.

          6.01 GUARANTEE. The Subsidiary Guarantors hereby jointly and severally guarantee to each U.S. Bank and the U.S. Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the U.S. Loans made by the U.S. Banks to, and the U.S. Notes held by each U.S. Bank of, the Company and all other amounts from time to time owing to the U.S. Banks or the U.S. Agent by the Company under this Agreement, under the U.S. Notes and under any Commodity Hedging Agreements and Interest Rate Protection Agreements to which the Company is a party and by any U.S. Obligor under any of the other Loan Documents or under any agreement in respect of a Commodity Hedging Agreement or Interest Rate Protection Agreement to which such Obligor is a party, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "GUARANTEED OBLIGATIONS"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          6.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Subsidiary Guarantors under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the U.S. Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;


          (ii) any of the acts mentioned in any of the provisions of this Agreement or the U.S. Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the U.S. Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any Lien granted to, or in favor of, the U.S. Agent or any U.S. Bank or U.S. Banks as security for any of the Guaranteed Obligations shall fail to be perfected.

Each of the Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the U.S. Agent or any U.S. Bank exhaust any right, power or remedy or proceed against the Company and the other Subsidiary Guarantors under this Agreement or the U.S. Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. Each Subsidiary Guarantor agrees that its obligations pursuant to this Section 6 shall not be affected by any assignment or participation entered into by any U.S. Bank pursuant to Section 12.06 hereof.

          6.03 REINSTATEMENT. The obligations of the Subsidiary Guarantors under this Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Subsidiary Guarantors jointly and severally agree that they will indemnify the U.S. Agent and each U.S. Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the U.S. Agent or such U.S. Bank in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          6.04 SUBROGATION. Until all U.S. Loans and U.S. Letter of Credit Liabilities have been paid in full and the U.S. Commitments have been terminated, each Subsidiary Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this
Section 6.

          6.05 REMEDIES. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the U.S. Banks, the obligations of the Company under this Agreement and the U.S. Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of said Section 6.01.

          6.06 CONTINUING GUARANTEE. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

          6.07 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Bank or the Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          6.08 RIGHTS OF CONTRIBUTION. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section 6.08, (i) "EXCESS FUNDING GUARANTOR" shall mean, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "EXCESS PAYMENT" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "PRO RATA SHARE" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all Properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Company and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the date of this Agreement, as of the date of this Agreement, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

          6.09 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 6.01 hereof would otherwise, taking into account the provisions of
Section 6.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any U.S. Bank, the U.S. Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          Section 7.  CONDITIONS PRECEDENT.

          7.01 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Fourth Amended and Restated Credit Agreement is subject to the receipt by the Agents of the following documents and evidence, each of which shall be satisfactory to both in form and substance:

          (a) CORPORATE DOCUMENTS. The following documents, each certified as indicated below:

               (i)(x) for each U.S. Obligor, a copy of the charter, as amended and in effect, of such Obligor certified as of a recent date by the Secretary of State of its jurisdiction of incorporation, and a certificate from such Secretary of State dated as of a recent date as to the good standing of and charter documents filed by such Obligor and (y) for each Canadian Borrower and 3189503, a copy of the articles and by-laws for each such Borrower and 3189503 certified by the secretary or an assistant secretary of such Borrower or 3189503 as true and complete;

               (ii) A certificate of compliance under the Canada Business Corporations Act dated as of a recent date as to the continuing existence of 3189503, certificates of status under the Business Corporations Act (Alberta) dated as of a recent date for each of Canadian Forest Oil and Producers Marketing and a certificate from the appropriate official as to the qualification of the Company to conduct business in the Province of Alberta;

               (iii) for each Obligor, a certificate of the Secretary or an Assistant Secretary of such Obligor, dated the date hereof and certifying (A) that the by-laws of such Obligor have not been amended since the date of the resolutions specified in the following clause (B), (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Obligor authorizing the execution, delivery and performance of such of the Loan Documents to which such

          Obligor is or is intended to be a party and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of such Obligor has not been amended since the date of their certification pursuant to the foregoing clause (i), and (D) as to the incumbency and specimen signature of each officer of such Obligor executing such of the Loan Documents to which such Obligor is intended to be a party and each other document to be delivered by such Obligor from time to time in connection therewith (and each Agent and each Bank may conclusively rely on such certificate until it receives notice in writing to the contrary from such Obligor); and

               (iv) for each Obligor, a certificate of another officer of such Obligor as to the incumbency and specimen signature of the secretary or assistant secretary, as the case may be, of such Obligor.

          (b) OFFICER'S CERTIFICATE. A certificate of a senior officer of each of the Company and Canadian Forest Oil, dated the date hereof, to the effect set forth in the first sentence of Section 7.02 hereof.

          (c) OPINION OF COUNSEL TO THE OBLIGORS. (i) An opinion, dated the date hereof, of Vinson & Elkins L.L.P., counsel of each of the U.S. Obligors, substantially in the form of Exhibit B-1 hereto and covering such other matters as any Agent or any Bank may reasonably request (and each U.S. Obligor hereby instructs such counsel to deliver such opinion to the Banks and the Agents), (ii) an opinion, dated the date hereof, of Macleod Dixon, Canadian counsel of each of the Canadian Borrowers, substantially in the form of Exhibit B-2 hereto and covering such other matters as any Agent or any Bank may reasonably request (and each Canadian Borrower hereby instructs such counsel to deliver such opinion to the Banks and the Agents) and (iii) an opinion, dated the date hereof, of the General Counsel of the Company, substantially in the form of Exhibit B-3 hereto and covering such other matters as any Agent or any Bank may reasonably request (and each Canadian Borrower hereby instructs such counsel to deliver such opinion to the Banks and the Agents).

          (d) OPINION OF SPECIAL COUNSEL TO CHASE AND CHASE CANADA. (i) An opinion, dated the date hereof, of Freshfields LLP, special counsel to Chase, substantially in the form of Exhibit C-1 hereto and (ii) an opinion, dated the date hereof, of Burnet, Duckworth & Palmer, special counsel to Chase Canada, substantially in the form of Exhibit C-2 hereto.

          (e) NOTES. The Notes, duly completed and executed in exchange for the Original Notes.

          (f) SECURITY DOCUMENTS. Evidence that the Canadian Agent shall have succeeded to all the rights of Funding in the Underlying Security Documents (as defined in the Original Canadian Credit Agreement) pursuant to the Assignment and Confirmation.

          (g) INTERCREDITOR AGREEMENT. The Intercreditor Agreement duly executed and delivered by the parties thereto.

          (h) MORTGAGES. The Mortgage Amendments covering the Hydrocarbon Properties of the Company and its Restricted Subsidiaries currently subject to the Mortgages located in Louisiana, Oklahoma, Texas and Wyoming, in each case duly executed and delivered by the Company in recordable form (in such number of copies as the U.S. Agent shall have requested).

          (i) OPINION OF LOCAL COUNSEL. A favorable opinion from each of Liskow & Lewis, Conner & Winters and Vinson & Elkins L.L.P., special counsel to the Banks in each of Louisiana, Oklahoma and Texas, respectively, dated the date hereof, for each such state and with respect to the properties covered by the Mortgages and located in such respective states, as to the following:

               (i) Compliance with all applicable state laws, including all applicable recording, filing and registration laws, of the Mortgages, the Mortgage Amendments and the Notes, and the form and manner of the authorization, execution, acknowledgment and delivery of each thereof;

               (ii) the legal, valid and binding nature of the Mortgages, the Mortgage Amendments and the U.S. Notes, and the enforceability thereof in accordance with their respective terms;

               (iii) the fact that the Mortgages, as amended by the Mortgage Amendments, constitute a legal, valid and effective mortgage lien upon the mortgaged properties as security for the Indebtedness referred to therein;

               (iv) the absence of any requirement for any authorization or approval by any public regulatory body or authority, with regard to the valid execution and delivery of, and the validity, legality and effectiveness of, the Mortgages, the Mortgage Amendments and the U.S. Notes;

               (v) as to all recording, filing and registration procedures as shall be necessary under applicable state laws to constitute the Mortgages, as amended by the Mortgage Amendments, a mortgage, pledge and financing statement in accordance with the terms thereof and the intention of the parties thereto, and as to the necessity of any periodic or other rerecording or refiling of the Mortgages, or any other instrument in order to maintain the lien of the Mortgages; and

               (vi) as to such state or local mortgage recording taxes, stamp taxes, or other fees, taxes or governmental charges as shall be required to be paid in connection with the execution, delivery, filing for record or recording of the Mortgages, as amended by the Mortgage Amendments, and the U.S. Notes.

          (j) ENVIRONMENTAL. Evidence that each of the Company and its Restricted Subsidiaries is in compliance with all applicable Environmental Laws and that no Environmental Claims are pending against any of the Company or its Restricted Subsidiaries that either individually or in the aggregate could have a Material Adverse Effect.

          (k) GOVERNMENTAL APPROVALS. Evidence satisfactory to the Agents that all governmental and third-party consents and approvals necessary in connection with the financing hereunder and the Loan Documents and the other transactions contemplated hereby and thereby have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Supermajority Lenders) and are in full force and effect; all applicable waiting periods have expired without any action being taken by any competent authority; and no law or regulation is applicable (in the reasonable judgment of the Supermajority Lenders) that restrains, prevents or imposes materially adverse conditions upon the financing hereunder or thereunder, or any security therefor or any of the other transactions contemplated hereby or thereby.

          (l) NO CONFLICT. A certificate of a senior officer of the Company that none of the transactions contemplated herein conflict with, violate or result in a default under any indentures, agreements or other documents providing for or relating to any Indebtedness or other obligations aggregating U.S.$500,000 or more (or the equivalent amount in any other Currency) of any of the Company, Canadian Forest Oil or any of their respective Subsidiaries or cause any of such Persons to be required to prepay, purchase, redeem or acquire any of such Indebtedness or obligation or any other securities issued by any of such Persons for an aggregate cost exceeding U.S.$500,000 (or the equivalent amount in any other Currency).

          (m)  DELIVERY OF ADDITIONAL SECURITY DOCUMENTS.  Each of the
     Security Agreement, the Canadian Guarantee, the 3189503 Guarantee Agreement and Amendment No. 1 to the 3189503 Pledge Agreement duly executed and delivered.

          (n) OTHER DOCUMENTS. Such other documents as the Agent or any Bank or special New York counsel to Chase may reasonably request.

The effectiveness of this Agreement is also subject to the payment by the Borrowers of such fees as the Borrowers shall have agreed to pay or deliver to any Bank or any Agent in connection herewith, including, without limitation, (i) the fees set forth in the Amendment Fee Letter, (ii) all accrued and unpaid commitment fees under the Original U.S. Credit Agreement and the Original Canadian Credit Agreement and (iii) the reasonable fees and expenses of Freshfields, special New York counsel to Chase, and Burnet, Duckworth & Palmer, special counsel to Chase Canada, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Company).

          7.02  EFFECTIVENESS AND SUBSEQUENT EXTENSIONS OF CREDIT.

          The effectiveness of this Agreement and the obligation of the Banks to make any Loans or otherwise extend credit to the Borrowers upon the occasion of each borrowing or other extension of credit hereunder is subject to the further conditions precedent that, both immediately prior to the making of such Loans or other extension of credit and also after giving effect thereto and to the intended use thereof: (i) no Default shall have occurred and be continuing; (ii) the representations and warranties made by the Borrowers in Section 8 and 12.15 hereof, and by each Obligor in each of the other Loan Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loans or other extension of credit with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); (iii) no event or events with respect to the Company or any of its Subsidiaries shall have occurred which alone or in the aggregate could have a Material Adverse Effect; (iv) the Equivalent Amount in U.S. Dollars of the aggregate Principal Amount of Loans, Bankers' Acceptance Liabilities and Letter of Credit Liabilities shall not exceed the Borrowing Base as determined pursuant to Section 1.03 hereof; and (v) if the outstanding Loans, Bankers' Acceptance Liabilities and Letter of Credit Liabilities exceed or, with the extension of credit then being requested by any Borrower will exceed U.S.$150,000,000 (as such amount may be reduced by the Net Available Proceeds of each Disposition), the Company shall have delivered a certificate from the chief financial officer, treasurer or an assistant treasurer stating that (A) all of the obligations under the Loan Documents are "Designated Senior Indebtedness" (as defined in the Canadian Forest Senior Subordinated Debt Documents) for the purposes of the Canadian Forest Senior Subordinated Debt Documents and (B) the obligations under the Loan Documents (including the extension of credit to be made on the date of such certificate) are permitted to be incurred by the Company and its Subsidiaries under the Canadian Forest Senior Subordinated Debt Documents and the Additional Forest Senior Subordinated Debt Documents and providing the calculations necessary to support the statement made pursuant to this clause
(B). Each notice of borrowing or request for the issuance of a Bankers' Acceptance or Letter of Credit by the Borrowers hereunder shall constitute a certification by the Company and each other Borrower to the effect set forth in the preceding sentences (both as of the date of such notice or request and, unless the Company otherwise notifies the Agents prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

          Section 8. REPRESENTATIONS AND WARRANTIES. Each Obligor represents and warrants to the Banks and the Agents that:

          8.01 CORPORATE EXISTENCE. The Company and each other Obligor: (a) is a corporation, partnership or other entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate power, and subject to the provisions in the Gas Marketing Business Sale and Purchase Agreement dated January 30, 1996 between Atcor Ltd. (as Canadian Forest was previously known) and ProMark relating to "Constrained Gas Marketing Agreements," has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

          8.02 FINANCIAL CONDITION. The Company has heretofore furnished to each of the Banks the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at December 31, 1997 and the related consolidated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of KPMG Peat Marwick. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Company and its Consolidated Subsidiaries as at said date and the consolidated results of operations for the fiscal year ended on said date, all in accordance with GAAP. Neither the Company nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said date. Since December 31, 1997 there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries from that set forth in said financial statements as at said date.

          8.03 LITIGATION. Except as disclosed to the Banks in writing prior to the date of this Agreement, there are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of the Company or any of its Subsidiaries) threatened against the Company or any of its Subsidiaries which, if adversely determined could have a Material Adverse Effect.

          8.04 NO BREACH. None of the execution and delivery of this Agreement and the Notes and the other Loan Documents to which such Obligor is a party, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws or other constitutive document of such Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents and the other Loan Documents) result in the creation or imposition of any Lien upon any Property of the Company or any of its Restricted Subsidiaries pursuant to the terms of any such agreement or instrument.

          8.05 ACTION. Each Obligor has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is or is intended to be a party; the execution, delivery and performance by each Obligor of each of the Loan Documents to which it is or is intended to be a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Loan Documents to which it is a party when executed and delivered by such Obligor (in the case of the Notes, for value) will constitute, its legal, valid and binding obligation, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          8.06 APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any securities exchange, are necessary for the execution, delivery or performance by any Obligor of the Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

          8.07 USE OF CREDIT. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

          8.08 ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, except where non-compliance will not have a Material Adverse Effect and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Banks under Section 9.01(e) hereof.

          8.09 TAXES. The Company and its U.S. Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed either directly or indirectly through the Company or Canadian Forest Oil all Federal and all Canadian federal income tax returns, as applicable, and all other material tax returns that are required to be filed by them and have paid either directly or indirectly through the Company all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of such Obligor, adequate.
 Except as disclosed to the Banks in writing prior to the Effective Date, no Obligor has given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

          8.10 INVESTMENT COMPANY ACT. The Company and each of its Subsidiaries are not, or are exempt from regulation as, an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          8.11 PUBLIC UTILITY HOLDING COMPANY ACT. The Company and its Subsidiaries are exempt from regulation as, or are not subject to regulation as, a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.12  MATERIAL AGREEMENTS AND LIENS.

          (a) Part A of Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Restricted Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) U.S.$1,000,000 (other than the Loan Documents), and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said Schedule I.

          (b) Part B of Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) U.S.$1,000,000 (or its equivalent in any other currency calculated at the exchange rate in effect on the date this representation is made or deemed made), other than the Loan Documents, and covering any Property of the Company or any of its Restricted Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said Schedule I.

          8.13  ENVIRONMENTAL MATTERS.  Each of the Company and its
Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not have a Material Adverse Effect.

          In addition, except as set forth in Schedule II hereto:

          (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Company or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Company or any of its Subsidiaries.

          (b) Neither the Company nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state, local, Canadian Federal or provincial statute; and

               (i) to the knowledge of the Company after due inquiry, no polychlorinated biphenyls (PCB's) are or have been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

              (ii) to the knowledge of the Company after due inquiry, no asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

             (iii) to the knowledge of the Company after due inquiry, there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries;

              (iv) to the knowledge of the Company after due inquiry, no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

               (v) to the knowledge of the Company after due inquiry, no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries that would have a Material Adverse Effect.

          (c) Neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R.
     Section 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state, local, Canadian Federal or provincial enforcement actions or other investigations that may lead to Environmental Claims against the Company or any of its Subsidiaries .

          (d) No Hazardous Material generated by the Company or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by the Company or any of its Subsidiaries at any location other than those listed in Schedule II hereto.

          (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

          (f)  No Liens have arisen under or pursuant to any Environmental
     Laws on any site or facility owned, operated or leased by the Company or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and neither the Company nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

          (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries which have not been made available to the Banks.

          8.14  SUBSIDIARIES, ETC.

          (a) Set forth in Part A of Schedule III hereto is a complete and correct list, as of the date of this Agreement, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) indicating whether each such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary. Except as disclosed in Part A of Schedule III hereto, (x) each of the Company and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III hereto, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and
(z) there are no outstanding Equity Rights with respect to such Person.

          (b) Set forth in Part B of Schedule III hereto is a complete and correct list, as of the date of this Agreement, of all Investments (other than Investments disclosed in Part A of said Schedule III hereto and other than Permitted Investments) held by the Company or any of its Subsidiaries in any Person and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule III hereto, each of the Company and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

          (c) None of the Restricted Subsidiaries of the Company, other than Canadian Forest Oil, is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in the last sentence of Section 9.15 hereof other than, in the case of Canadian Forest Oil, as provided in the Canadian Forest Senior Subordinated Debt Documents.

          8.15 TRUE AND COMPLETE DISCLOSURE. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to any Agent or any Bank in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Obligors to the Agents and the Banks in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to any Obligor that could have a Material Adverse Effect that has not been disclosed herein, in the other Loan
Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Banks for use in connection with the transactions contemplated hereby or thereby.

          8.16  TITLE TO PROPERTIES.  The Company and each of its
Subsidiaries owns its Properties free and clear of all Liens (other than Liens permitted by Section 9.06 hereof).

          8.17 SPECIAL PURPOSE COMPANY. 3189503 has (a) no material assets other than the stock of Canadian Forest Oil and (b) no Indebtedness and no material obligations other than its obligations under the 3189503 Guarantee Agreement and the 3189503 Pledge Agreement.

          8.18 SENIOR SUBORDINATED DEBT DOCUMENTS. None of the execution and delivery of the 3189503 Guarantee Agreement or the 3189503 Pledge Agreement, the consummation of the transactions therein contemplated, the performance of the obligations therein contained or compliance with the terms and provisions thereof will conflict with or result in a breach by the Company of the Indenture dated as of September 8, 1993 between the Company and State Street Bank and Trust Company nor will obligate the Company to cause any of the Borrowers to grant a "Guarantee" (as defined in such Indenture).

          8.19 YEAR 2000 ISSUES. Any reprogramming or replacement of systems and equipment required to permit the proper functioning, in and following the year 2000, of (i) the mission critical computer systems of the Company and its Subsidiaries and (ii) equipment containing embedded microchips used in the mission critical operations of the Company and its Subsidiaries (including systems and equipment supplied by others to the Company and its Subsidiaries and, to the Borrower's knowledge, systems and equipment with which the systems of the Company and its Subsidiaries interface), will be completed in all material respects by September 30, 1999. The cost to the Company of such reprogramming and of the reasonably foreseeable consequences of the year 2000 to the Company (including reprogramming errors and the failure of others' systems or equipment) could not reasonably be expected to result in a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company are, and, with ordinary course upgrading, maintenance and replacement, are reasonably expected to continue for the term of this Agreement to be, sufficient to permit the Company and its Subsidiaries to conduct its business without a Material Adverse Effect.

          Section 9. COVENANTS OF THE OBLIGORS. Each Obligor covenants and agrees with the Lender Group and the Agents that, so long as any Commitment, Loan, Letter of Credit Liability or Bankers' Acceptance is outstanding and until payment in full of all amounts payable by the Borrowers hereunder:

          9.01 FINANCIAL STATEMENTS, ETC. The Company shall (for itself and on behalf of each of the other Obligors) deliver to both Agents and each of the
Banks:

          (a) as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated and, if prepared, or if the Company has designated any Subsidiary an Unrestricted Subsidiary, consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and, if prepared, or if the Company has designated any Subsidiary an Unrestricted Subsidiary, consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and, if prepared, or if the Company has designated any Subsidiary an Unrestricted Subsidiary, consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries, and said consolidating financial statements are materially correct and reconcile to the consolidated financial statements of the Company and its Consolidated Subsidiaries, and that such consolidated financial statements have been prepared in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 100 days after the end of each fiscal year of the Company, consolidated and, if prepared, consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such fiscal year and the related consolidated and, if prepared, or if the Company has designated any Subsidiary an Unrestricted Subsidiary, consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of said consolidated statements and balance sheet of the Company, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and (ii) in the case of said consolidating statements and balance sheet, by a certificate of a senior financial officer of the Company, which certificate shall state that said consolidating financial statements are materially correct and reconcile to the consolidated financial statements of the Company and its Consolidated Subsidiaries, and that such consolidated financial statements have been prepared in accordance with GAAP, as at the end of, and for, such fiscal year;

          (c) promptly upon their becoming available, copies of all registration statements, regular periodic reports and any other statements or reports (including material change reports), if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange or any securities commission in Canada having jurisdiction;

          (d) promptly upon the mailing thereof to the public shareholders of the Company or to holders of Subordinated Indebtedness generally, copies of all financial statements, reports and proxy statements so mailed;

          (e) as soon as possible, and in any event within ten days after any Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

               (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
          Section 412(d) of the Code); and any request for a waiver under
          Section 412(d) of the Code for any Plan;

               (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan (other than in connection with a standard termination under Section 4041(b) of ERISA);

               (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

               (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
          Section 4041A of ERISA;

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

               (vi)   the adoption of an amendment to any Plan that, pursuant to
          Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

          (f)  on or before each Report Delivery Date, the Borrowing Base
     Reports;

          (g)  promptly after the Company or any of its Restricted
     Subsidiaries knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company or any of its Restricted Subsidiaries has taken or proposes to take with respect thereto;

          (h) within ten days after the Company or any of its Restricted Subsidiaries receives notice of any change in the schedule of payment or delivery of any Production Payment to which the Company or such Restricted Subsidiary is a party, the Company shall give the Agent notice of such change, together with an explanation of the reason for such change; and

          (i) from time to time such other information regarding the financial condition, operations, business, prospects or Properties of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or any Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.06(l), 9.07(a)(v) and (a)(vi), 9.08(g), 9.09, 9.10, 9.11 and 9.16 hereof as of the end of the respective quarterly fiscal period or fiscal year, which computations in respect of Sections 9.09, 9.10, 9.11 and 9.16 shall be in accordance with GAAP.

          9.02 LITIGATION. The Company will promptly give to each Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any Governmental Agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings which, if adversely determined, would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to each Bank notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation which, if adversely determined, would not have a Material Adverse Effect.

          9.03 EXISTENCE, ETC. Each Borrower will, and will cause each of its Restricted Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (PROVIDED that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under Section 9.05 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities if failure to comply with such requirements could have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted and maintain, develop and operate its Hydrocarbon Properties to their economic limit in accordance with prudent industry standards;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP;

          (f) permit representatives of any Bank or any Agent, at their own risk during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or such Agent (as the case may be); and

          (g) promptly obtain from time to time at its own expense and at all times maintain in full force and effect without any material modification or amendment, all such governmental licenses, authorizations, registrations, consents, permits and approvals as may be required for such Borrower or its Restricted Subsidiaries to (a) comply with its obligations, and preserve its rights under, each of the Loan Documents and (b) maintain the existence, priority and perfection of the Liens purported to be created under the Security Documents.

          9.04 INSURANCE. Each Borrower will, and will cause each of its Restricted Subsidiaries (including without limitation the Subsidiary Guarantors) to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations or as is required by law.

          9.05 PROHIBITION OF FUNDAMENTAL CHANGES. No Borrower will, nor will permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). No Borrower will, nor will permit any of its Restricted Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business and Investments permitted under Section 9.08 hereof. The Company will not, and will not permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired including, without limitation, receivables and leasehold interests, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Company and its Restricted Subsidiaries shall not have a fair market value in excess of U.S.$1,000,000, (ii) any hydrocarbons produced or sold in the ordinary course of business and on ordinary business terms (excluding, with respect to Properties of the Company or any Restricted Subsidiary existing on the date hereof, and with respect to any Mortgaged Property, Production Payments or any other sale or lease of interests in hydrocarbons in the ground other than Production Payments entered into by the Company or any of its Restricted Subsidiaries prior to the date hereof), (iii) on and after the date hereof, other Properties of the Company and its Restricted Subsidiaries (other than Mortgaged Properties and Unrestricted Properties) provided that the aggregate fair market value of such other Properties conveyed, sold, leased, transferred or otherwise disposed of on or after the date hereof shall not exceed U.S.$5,000,000 during any Determination Period, provided, further, that such conveyance, sale, lease, transfer or other disposition shall not include any Accounts or Inventory (each as defined in the Security Agreement) of the Company or any of its Restricted Subsidiaries other than Accounts or Inventory (x) incidental to the sale of Hydrocarbon Properties and
(y) created or produced from such Hydrocarbon Properties on or after the effective date of any such conveyance, sale, lease, transfer or other disposition of such Hydrocarbon Properties, (iv) the expiration of leases covering hydrocarbon producing properties, (v) Unrestricted Properties and (vi) the sale of the Capital Stock of Unrestricted Subsidiaries. Notwithstanding the foregoing provisions of this Section 9.05:

          (a) any Restricted Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Restricted Subsidiary; PROVIDED that (x) if any such transaction shall be between a Subsidiary Guarantor and a Restricted Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and
     (y) if any such transaction shall be between a Canadian Borrower and a Restricted Subsidiary that is not a Canadian Borrower, and such Canadian Borrower is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Canadian Borrower hereunder pursuant to documentation in form and substance satisfactory to all the Canadian Banks;

          (b) any Restricted Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary of the Company which is a Restricted Subsidiary; PROVIDED that (x) if any such sale is by a Subsidiary Guarantor to a Restricted Subsidiary of the Company not a Subsidiary Guarantor, then such Restricted Subsidiary shall have assumed all of the obligations of such Subsidiary Guarantor hereunder and
     (y) if any such sale is by a Canadian Borrower to a Restricted Subsidiary that is not a Canadian Borrower, then such Restricted Subsidiary shall have assumed all of the obligations of such Canadian Borrower hereunder pursuant to documentation in form and substance satisfactory to all of the Canadian Banks; and

          (c) the Company or any Restricted Subsidiary of the Company may merge or consolidate with any other Person if (i) in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in any other case, the surviving corporation is a Wholly Owned Subsidiary of the Company which is a Restricted Subsidiary, (ii) after giving effect thereto no Default would exist hereunder and (iii) if any such transaction shall be between a Canadian Borrower and a Person that is not a Canadian Borrower and such Canadian Borrower is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Canadian Borrower hereunder pursuant to documentation in form and substance satisfactory to all the Canadian Banks.

          9.06 LIMITATION ON LIENS. The Company will not, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of their Property, whether now owned or hereafter acquired, except:

          (a)  Liens created pursuant to the Security Documents;

          (b) Liens to secure obligations arising pursuant to the obligations contemplated by Section 9.07(a)(x) hereof;

          (c)  Liens in existence on the date hereof and listed in Part B of
     Schedule I hereto (excluding, however, following the making of the initial Loans hereunder, Liens securing Indebtedness to be repaid with the proceeds of such Loans, if any, indicated on said Schedule I);

          (d) Liens imposed by any Governmental Authority for taxes, assessments, charges or levies not yet due or which are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to it or its financial condition, adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

          (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof);

          (f) pledges or deposits under worker's compensation, unemployment insurance and other social security or similar legislation;

          (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety, stay, appeal and indemnity bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (i) Liens (provided that with respect to the Canadian Borrowers such Liens consist only of floating charges on real property and security interests in personal property) on Property of any corporation which becomes a Restricted Subsidiary of the Company after the date of this Agreement, PROVIDED that such Liens are in existence at the time such corporation becomes a Restricted Subsidiary of the Company and were not created in anticipation or contemplation thereof;

          (j) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Restricted Subsidiaries, each of which Liens either
     (A) existed on such Property before the time of its acquisition and was not created in anticipation or contemplation thereof, or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; PROVIDED that (x) no such Lien shall extend to or cover any Property of the Company or a Restricted Subsidiary other than the Property so acquired and improvements thereon; and (y) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the fair market value (as determined in good faith by a senior financial officer of the Company) of such Property at the time it was acquired (by purchase, construction or otherwise); PROVIDED that the obligations of the Company or any Restricted Subsidiary of the Company in respect of Capital Lease Obligations under a capital lease of Property other than Hydrocarbon Property entered into in the ordinary course of business may be secured by a Lien on the Property subject to such capital lease;

          (k) Liens for farm-in, farm-out, joint operating, area of mutual interest agreements or similar agreements entered into by the Company and its Restricted Subsidiaries in the ordinary course of business which the Company or such Restricted Subsidiary determines in good faith to be necessary for or advantageous to the economic development of their Properties; PROVIDED any farm-out agreements covering any Hydrocarbon Property (other than Unrestricted Properties) shall require the prior written consent of the Majority U.S. Banks or the Majority Canadian Banks;

          (l) additional Liens upon real and/or personal Property created after the date hereof, PROVIDED that the aggregate Indebtedness secured thereby and incurred on and after the date hereof shall not exceed U.S.$2,500,000 in the aggregate at any one time outstanding;

          (m) Liens created pursuant to any Commodity Hedging Agreement, Interest Rate Protection Agreement or Currency Exchange Agreements (i) with any Bank or any Affiliate of such Bank, or (ii) with any other Person, PROVIDED that the aggregate value of the obligation secured by all such Liens permitted by this clause (ii) shall not exceed U.S.$5,000,000 in the aggregate at any one time outstanding and no such Liens shall extend to any Hydrocarbon Properties;

          (n) any extension, renewal or replacement of the foregoing, PROVIDED that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property);

          (o) Liens on the accounts receivable of ProMark to secure short-term Indebtedness of ProMark; and

          (p) Liens securing obligations of a Subsidiary of Canadian Forest to a Canadian Borrower and obligations of a Canadian Borrower to another Canadian Borrower.

          9.07 INDEBTEDNESS. (a) No Borrower will, nor will it permit any of the Restricted Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (i) Indebtedness to the Agents and the Banks hereunder or under any Basic Document;

          (ii) Indebtedness outstanding on the date hereof and listed in Part A of Schedule I hereto;

          (iii) Subordinated Indebtedness; provided that (x) the aggregate principal amount of the Senior Subordinated Debt outstanding shall not exceed U.S.$11,000,000, (y) the Canadian Forest Senior Subordinated Debt and the Guarantee thereof shall not exceed the amount contemplated as of the date hereof in the Canadian Forest Senior Subordinated Debt Documents and (z) the Additional Forest Senior Subordinated Indebtedness and any Guarantee thereof shall not exceed the amount contemplated as of the date hereof in the Additional Forest Senior Subordinated Debt Documents.

          (iv) Indebtedness of Restricted Subsidiaries of the Company to the Company or to other Restricted Subsidiaries of the Company or of the Company to Restricted Subsidiaries (other than the Canadian Borrowers) that is subordinated to the obligations of the Obligors to the applicable Banks under the Loan Documents;

          (v) Indebtedness of the Company and its Subsidiaries secured by Liens permitted by Section 9.06(k) hereof up to but not exceeding U.S.$500,000 (or its equivalent in other currencies) at any one time outstanding;

          (vi) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate amount up to but not exceeding U.S.$5,000,000 (or its equivalent in other currencies) at any one time outstanding;

          (vii) Indebtedness ("REFINANCING INDEBTEDNESS") issued in exchange for or the proceeds of which are used to repay, refund, refinance or discharge or otherwise retire any Indebtedness ("REFINANCED INDEBTEDNESS") specified in clause (ii) above, such Refinancing Indebtedness not to exceed the principal amount of, accelerate the maturity of, or increase the interest rate applicable to, the Refinanced Indebtedness outstanding on the date of the issuance of the Refinancing Indebtedness; provided that the Company and its Restricted Subsidiaries may not refinance any Production Payment outstanding on the date hereof with any Production Payment of the Company or any Restricted Subsidiary; and

          (viii) performance Guarantees of the obligations of Producers Marketing issued by the Company and/or Canadian Forest Oil guaranteeing delivery of gas volumes under gas sales contracts entered into in the ordinary course of business by Producers Marketing, PROVIDED that the aggregate volumes of gas for which delivery has been guaranteed does not exceed 1.5bcf per day;

          (ix) unsecured payment Guarantees issued by the Company and/or Canadian Forest Oil guaranteeing payment for hydrocarbons purchased in the ordinary course of business by Producers Marketing, PROVIDED that the aggregate amount guaranteed does not exceed C$100,000,000 (or the Equivalent Amount) at any one time outstanding; and

          (x) Indebtedness of Producers Marketing associated with accounts payable overdraft facilities not to exceed C$5,000,000 in the aggregate and any Guarantees by any Obligor thereof.

          (b) No Borrower will permit any of the Unrestricted Subsidiaries to create, incur or suffer to exist any Indebtedness except Non-Recourse Debt.

          9.08 INVESTMENTS. No Borrower will, nor will permit any of its Restricted Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a)  Investments outstanding on the date hereof and identified in
     Schedule III Part B hereto;

          (b)  operating deposit accounts with banks;

          (c)  Permitted Investments;

          (d) Investments by the Company and its Restricted Subsidiaries in capital stock of Restricted Subsidiaries to the extent outstanding on the date of the financial statements of the Company and its Consolidated Subsidiaries referred to in Section 8.02 hereof and advances by the Company and its Restricted Subsidiaries to Restricted Subsidiaries of the Company in the ordinary course of business or pursuant to Section 6.08 hereof;

          (e)  Investments in the Capital Stock of any Wholly-Owned
     Subsidiary of the Company formed or acquired by the Company or any of its other Wholly-Owned Subsidiaries (other than Unrestricted Subsidiaries) after the date hereof (a "NEW WHOLLY-OWNED SUBSIDIARY"), provided that (i) such New Wholly-Owned Subsidiary is maintained as a separate Subsidiary of the Company (unless the Majority U.S. Banks or the Majority Canadian Banks consent to the merger of such New Wholly-Owned Subsidiary into the Company or into another Wholly-Owned Subsidiary of the Company, except that no such consent shall be required to merge such New Wholly-Owned Subsidiary into another Wholly-Owned Subsidiary of the Company established solely for the purpose of facilitating the acquisition of such New Wholly-Owned Subsidiary (which Wholly-Owned Subsidiary, following such merger, shall have no assets other than the assets of such New Wholly-Owned Subsidiary)), (ii) such New Wholly-Owned Subsidiary is engaged principally in the business of the acquisition and exploitation of, exploration for and/or development, production, processing, marketing, gathering and sales of oil, gas or other hydrocarbons, (iii) immediately following the consummation of each such Investment, such New Wholly-Owned Subsidiary shall have no Indebtedness other than Non-Recourse Debt (provided such Indebtedness may have full recourse to the assets of such Wholly-Owned Subsidiary or any Unrestricted Subsidiary) and, if applicable, Indebtedness hereunder and (iv) the Company complies with Section 9.16 hereof with respect to such New Wholly-Owned Subsidiary immediately following the consummation of such Investment by the Company;

          (f)  Commodity Hedging Agreements, Interest Rate Protection
     Agreements and Currency Exchange Agreements entered into by the Company and its Restricted Subsidiaries in the ordinary course of business substantially as conducted on the date hereof and not for speculation purposes;

          (g) additional Investments up to but not exceeding U.S.$30,000,000 (or the equivalent in other currencies) in the aggregate PLUS the net cash proceeds of any Equity Issuance which is applied simultaneously or substantially simultaneously for an Investment, including, without limitation, Investments in Unrestricted Subsidiaries; PROVIDED that any cash dividends received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary, up to the amount of the Investments in such Unrestricted Subsidiary, shall reduce PRO TANTO the aggregate amount of the Investments in such Unrestricted Subsidiary for purposes of calculating compliance with such U.S.$30,000,000 limitation; and

          (h)  undivided fractional interests in hydrocarbon reserves.

          9.09 DIVIDEND PAYMENTS. No Borrower will, nor will it permit any of the Restricted Subsidiaries to, declare or make any Dividend Payment at any time; PROVIDED that (i) any Wholly-Owned Subsidiaries of the Company may declare and make Dividend Payments to the Company and (ii) the Company or any Restricted Subsidiary may declare and make Dividend Payments in cash, subject to the satisfaction of each of the following conditions on the date of such Dividend Payment and after giving effect thereto:

          (i) no Default shall have occurred and be continuing or shall occur as a result of the making of such Dividend Payment; and

          (ii) immediately after giving effect to such Dividend Payment, the aggregate amount of Dividend Payments made during the period commencing on the date hereof through and including the date of such Dividend Payment shall not exceed an amount equal to the sum of (A) 50% of consolidated net income of the Company and its Consolidated Subsidiaries for the period commencing on January 1, 1997 through and including the last day of the fiscal quarter most recently ended prior to the date of such Dividend Payment (the "TRACKING PERIOD") (treated for these purposes as a single accounting period), or 100% of consolidated net losses of the Company and its Consolidated Subsidiaries for the Tracking Period (treated for these purposes as a single accounting period), PLUS 50% of the net cash proceeds received by the Company during the Tracking Period from any Person other than a Subsidiary of the Company as a result of the issuance or sale of Capital Stock (other than Disqualified Stock) of the Company (reduced by 100% of the amount of such net cash proceeds used or intended to be used to prepay, redeem or retire any Subordinated Indebtedness pursuant to Section
     9.17 hereof); PROVIDED that no more than 10% of such net cash proceeds may be used to make any Dividend Payment during any fiscal year of the Company and (B) U.S.$10,000,000; provided that in no event will the amount determined pursuant to clause (A) hereof be less than zero. For the purpose of this paragraph 9.09(ii), consolidated net income or loss of the Company and its Consolidated Subsidiaries shall exclude the following non-cash items (provided that the same shall be included when they become cash items): (i) any impairment of Properties for accounting purposes under a ceiling test adjustment, (ii) any extraordinary item or
     (iii) any gain or loss attributable to a change in accounting method which, at the time of recognition in the financial statements of the Company and its Restricted Subsidiaries is not a cash item. To the extent future cash payments are made or received with respect to a change in accounting method and such payment is not otherwise included in the computation of consolidated net income or loss for such period, consolidated net income or loss shall be reduced or increased by the amount of such cash payment or receipt.

          9.10 INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters (treated for this purpose as a single accounting period) to be less than 2.0:1.0 as of the end of any fiscal quarter of the Company.

          9.11 WORKING CAPITAL. The Company will not permit the current assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis in accordance with GAAP) to be equal to or less than the current liabilities of the Company and its Restricted Subsidiaries (so determined). For purposes hereof, the terms "CURRENT ASSETS" and "CURRENT LIABILITIES" shall have the respective meanings assigned to them by GAAP, PROVIDED that in any event there shall be (i) included in current assets the aggregate amount of the unused Combined Commitments (but only to the extent such unused Combined Commitments could then be utilized as provided in Section 7.02),
(ii) excluded from current liabilities all Indebtedness hereunder, (iii) excluded from current liabilities all Production Payments and (iv) excluded from current liabilities hereunder the current portion of any gas balancing liabilities.

          9.12 LINES OF BUSINESS. No Borrower will, nor will permit any of its Restricted Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the business of the acquisition, exploration, development, production, processing, marketing, gathering and sale of hydrocarbons.

          9.13 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Company will not, and will not permit any Restricted Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guarantees and assumptions of obligations of an Affiliate); PROVIDED that (x) any Affiliate who is an individual may serve as a director, officer or employee of any of the Company and its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) any of the Company and its Restricted Subsidiaries may enter into transactions with Affiliates (other than extensions of credit to Affiliates) in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Company and its Restricted Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate.

          9.14 USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans hereunder and will use Letters of Credit and Bankers' Acceptances issued hereunder solely for general corporate purposes (in each case, in compliance with all applicable legal and regulatory requirements); PROVIDED that neither any Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

          9.15 CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES. Except as permitted by Section 9.05 hereof, the Company will, and will cause each of its Restricted Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Company and each of its Restricted Subsidiaries at all times own (subject only to the Lien of the Pledge Agreement) at least the same percentage of the issued and outstanding shares of each class of stock of each of such Restricted Subsidiaries the stock of which is subject to the Lien of the Pledge Agreement as is owned on the date hereof or, in the case of New Wholly-Owned Subsidiaries created or acquired after the date hereof (other than 3189503, Canadian Forest Oil, and any Wholly-Owned Subsidiaries of such Persons), the stock of which are required to be subject to the Lien of the Pledge Agreement, 100% of each class of stock of each of such Subsidiaries (each of the Subsidiaries referred to above being herein called, a "PLEDGED SUBSIDIARY"). Without limiting the generality of the foregoing, none of the Company and its Restricted Subsidiaries will sell, transfer or otherwise dispose of any shares of stock in any Pledged Subsidiary owned by it, nor permit any Pledged Subsidiary to issue any shares of stock of any class whatsoever to any Person (other than to the Company or another Obligor). In the event that any such additional shares of stock are issued by any Pledged Subsidiary, the respective Obligor agrees forthwith to deliver to the U.S. Agent pursuant to the Pledge Agreement the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and shall take such other action as the U.S. Agent shall request to perfect the security interest created therein pursuant to the Pledge Agreement. The Company will not and will not permit any of its Restricted Subsidiaries to enter into any indenture, agreement, instrument or other arrangement (other than the Indenture included in the Senior Subordinated Debt Documents as initially in effect, the Indenture included in the Canadian Forest Senior Subordinated Debt Documents and the Guarantee granted by Forest in relation thereto each as initially in effect) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness of the Company and its Restricted Subsidiaries, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property.

          9.16  ADDITIONAL SUBSIDIARY GUARANTORS AND CANADIAN BORROWERS.

          (a) The Company will take such action, and will cause each of its Subsidiaries to take such action, including without limitation the action specified below in this Section 9.16 from time to time as shall be necessary to ensure that (x) each of such Subsidiaries (other than (i) Unrestricted Subsidiaries, (ii) Forest East Ranch Corporation, a Colorado corporation,
(iii) 3189503, (iv) Canadian Forest Oil, and (v) any Subsidiaries of the Persons set forth in clauses (iii) through (iv)) with Tangible Net Worth of more than 5% of the Tangible Net Worth of the Company and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP is a Subsidiary Guarantor hereunder (if such entity is incorporated under the laws of a state of the United States) or a Canadian Borrower (if such entity is incorporated under the Federal laws of Canada or the laws of a province of Canada) and (y) all Subsidiaries that Guarantee the Company's obligations in respect of the Senior Subordinated Indebtedness are Subsidiary Guarantors and in each case, thereby, "OBLIGORS" hereunder. Each Subsidiary of the Company that is required to become a Subsidiary Guarantor or a Canadian Borrower after the date hereof shall execute such instruments and agreements, in form and substance satisfactory to, and as required by,
(x) the U.S. Agent to acknowledge that such Subsidiary has all of the obligations of a Subsidiary Guarantor pursuant to this Agreement or (y) the Canadian Agent to acknowledge that such Subsidiary has all of the obligations of a Canadian Borrower under this Agreement and to confirm that the Security Documents constitute a Lien on its Properties free of any other encumbrances except those described in Section 9.06 and, in the case of an additional Canadian Borrower, that the Canadian Borrowers are and remain liable and obligated to pay all amounts due hereunder and under any other Loan Document that they are party to.

          (b) In addition to the requirements of Section 9.16(a) above, the Canadian Borrowers will take such action, and will cause each of their Wholly Owned Subsidiaries to take such action, including without limitation the action specified in Section 9.16(a) above from time to time as shall be necessary to ensure that if at any time the aggregate amount of all Investments pursuant to
Section 9.08(e) hereof exceeds C$5,000,000 (or its equivalent in other currencies), Canadian Forest Oil will cause each Wholly Owned Subsidiary that receives any Investment from Canadian Forest Oil or Producers Marketing (including without limitation the Investment which causes the aggregate of the Investments pursuant to Section 9.08(e) hereof to exceed C$5,000,000) (or its equivalent in other currencies) to become Canadian Borrowers hereunder.

          9.17 MODIFICATIONS AND PAYMENTS OF SUBORDINATED INDEBTEDNESS AND PRODUCTION PAYMENTS INDEBTEDNESS; ISSUANCE OF ADDITIONAL FOREST SENIOR SUBORDINATED INDEBTEDNESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, (i) agree to any amendment, supplement or other modification of any of the Senior Subordinated Debt Documents or any other documents providing for or evidencing any Subordinated Indebtedness or Production Payments, or (ii) pay, prepay, redeem, retire, purchase or otherwise acquire for value, or defease, any Subordinated Indebtedness or Production Payments except for (subject to the subordination provisions, if applicable, relating thereto) regularly scheduled payments of principal thereof and interest thereon or regularly scheduled redemptions thereof on the respective dates on which such payments or redemptions are required to be made; PROVIDED that the Company may (if no Default has occurred and is continuing or will result therefrom): (A) apply the net cash proceeds received by the Company from any Person other than a Subsidiary of the Company as a result of an Equity Issuance to prepay, redeem or retire any Subordinated Indebtedness or Production Payments; (B) refinance the Canadian Forest Senior Subordinated Debt provided that (v) the principal amount of the Indebtedness issued in exchange for or the proceeds of which are used to repay, refund, refinance or discharge or otherwise retire such Canadian Forest Senior

Subordinated Debt does exceed the principal amount of such Canadian Forest Senior Subordinated Debt being refinanced; (w) the subordination for such Indebtedness remains unchanged; (x) the interest rate applicable to such Indebtedness is not increased; (y) the final maturity of such Indebtedness is not accelerated; and (z) the covenants and other provisions thereof are not modified in any respect determined by the Majority U.S. Banks or the Majority Canadian Banks to be materially adverse to the Company, any such Restricted Subsidiary or the Banks; (C) apply amounts that would be available for the Dividend Payments pursuant to Section 9.09 hereof for the prepayment, redemption or retirement of Subordinated Indebtedness or Production Payments; and (D) redeem any outstanding Senior Subordinated Debt provided such redemption does not exceed U.S.$11,000,000 in the aggregate.

          9.18  UNRESTRICTED SUBSIDIARIES.  The Company:

          (a) will cause the management, business and affairs of each of the Company and its Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Company and its respective Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Company and the Restricted Subsidiaries;

          (b) will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, Guarantee or be or become liable for any Indebtedness or other obligations of any of the Unrestricted Subsidiaries; and

          (c) will not permit any Unrestricted Subsidiary to hold any capital stock of or other ownership interest in, or any Indebtedness of, any Restricted Subsidiary.

          9.19  SPECIAL COVENANT WITH RESPECT TO PRODUCERS MARKETING.

          (a) Producers Marketing shall not amend in any material respect the written policy with respect to its gas marketing activities previously delivered to the Canadian Banks without the consent of the Canadian Agent and the Majority Canadian Banks.

          (b) Producers Marketing will provide the Canadian Agent and each of the Canadian Banks with:

               (i) a report as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each fiscal year of Producers Marketing setting forth the aging with respect to each of Producers Marketing's receivables (and the name and amount owed by each Person that is an obligor with respect to such receivables); and

               (ii) prompt notice of any request or demand for payment of an amount in excess of C$5,000,000 (other than in the ordinary course of business) or for delivery of gas valued in excess of C$5,000,000 (other than in the ordinary course of business) or of any requests or demands for payment or for delivery of gas if the aggregate amount so requested or demanded (other than in the ordinary course of business) exceeds or is valued in excess of, as the case may be, C$5,000,000 in any calendar month under any Guarantee of Canadian Forest Oil permitted pursuant to Section 9.07.

          9.20 LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS. No Canadian Borrower will, nor will it permit any of its Restricted Subsidiaries to, enter into, renew or extend any transaction or series of related transactions pursuant to which such Canadian Borrower or any such Restricted Subsidiary sells or transfers any Property in connection with the leasing, or the release against installment payments, or as part of an arrangement involving the leasing or resale against installment payments, of such Property to the seller or transferor ("SALE AND LEASEBACK TRANSACTION").

          9.21  ENVIRONMENTAL MATTERS.

          (a) Each Borrower will and will cause each of its Subsidiaries to comply in all material respects with all Environmental Laws now or hereafter applicable to such Borrower or its Subsidiaries, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and maintain such authorizations in full force and effect, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect.

          (b) Each Borrower will and will cause each of its Subsidiaries to promptly furnish to the Agents all requests for information, notices of claim, demand letters, and other notifications, received by such Borrower or its Subsidiaries, to the effect that, in connection with its ownership or use of its Properties or the conduct of its business, it may be potentially responsible with respect to any investigation or clean-up of Hazardous Material at any location.

          9.22. NO ACTION TO AFFECT SECURITY DOCUMENTS. Except for transactions expressly permitted hereby, the Borrowers shall not do anything to adversely affect the priority of the Security Documents given or to be given in respect of the obligations of the Borrowers hereunder.

          9.23. FIXED CHARGE. The Canadian Borrowers shall, upon the reasonable request by the Canadian Agent, grant a fixed mortgage and charge (in form and substance satisfactory to the Canadian Agent) to the Canadian Agent for the benefit of the Canadian Banks, as collateral security for the Canadian Borrowers' obligations to the Canadian Banks under this Agreement, on any of its Hydrocarbon Properties and assets (other than the accounts receivable of Producers Marketing) now owned or hereafter acquired that are subject to a floating charge created by the Security Documents, free and clear of any other mortgages, charges, encumbrances or other security interests except as provided in Section 9.06.

          9.24. FURTHER ASSURANCES. Each Borrower shall, after notice thereof from the Canadian Agent or the U.S. Agent, do all such further acts and things and execute and deliver all such further documents as shall be reasonably requested by such Agent in order to give effect to this Agreement and the Security Documents and shall cause the same to be registered wherever, in the opinion of such Agent, such registration may be required or advisable to preserve, perfect or validate or continue the perfected status of any deemed or other Lien granted pursuant to a Security Document or to enable each Bank to exercise and enforce its rights hereunder with respect to such deemed or other Lien.

          9.25. TITLE DEFECTS. Canadian Forest Oil shall, promptly upon becoming aware of the existence of any title defect or any encumbrance (other than as described in Section 9.06) affecting any Hydrocarbon Property which has been given value in the most recent Borrowing Base (other than title defects which do not materially and adversely impact the value of such Hydrocarbon Property), give the Agents prompt written notice of such title defect or encumbrance, and in such case, Canadian Forest Oil shall or shall cause the applicable Canadian Borrower to undertake to take all steps necessary to cure such title defect or discharge such encumbrance; PROVIDED that if Canadian Forest Oil, the Company or the applicable Canadian Borrower is unable to cure such title defect or discharge such encumbrance to the reasonable satisfaction of the Agents within 60 days following the date on which Canadian Forest Oil shall have given the notice referred to in this Section 9.25, then the remedy of the Agents and the Banks shall be to cause the Borrowing Base to be reduced by an amount equal to the value (or such portion thereof which has been impaired) assigned such Hydrocarbon Property in the most recent Borrowing Base which reductions may lead to the provisions of Section 2.10(a) becoming applicable and actions taken by the Agents and the Banks in that regard; PROVIDED that if any Agent reasonably believes that any title defect or series of defects has caused a reduction in the Borrowing Base in excess of C$10,000,000 (or the Equivalent Amount) and such reduction results in a Borrowing Base Deficiency, the Banks shall have all the rights set forth in Section 10 hereof.

          9.26. MORTGAGES; FLOATING CHARGE. The Company will, within 90 days of the date of this Agreement, cause the Mortgaged Properties to constitute not less than 80% of the Hydrocarbon Properties evaluated in the last Reserve Evaluation Report delivered prior to the Effective Date other than Hydrocarbon Properties located in Canada and shall cause all of the Hydrocarbon Properties located in Canada to be subject to a floating charge in favor of the Canadian Agent for the benefit of the Canadian Banks.

          9.27. YEAR 2000 COMPLIANCE. The Company shall, and shall cause each of its Subsidiaries to perform all acts reasonably necessary to ensure that Company and its Subsidiaries become Year 2000 Compliant in a timely manner and in any event by September 30, 1999. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Company's mission critical systems and adopting a detailed plan, with budget, for the remediation and monitoring of such systems. As used in this subsection 9.27, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the critical business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. The Company shall, immediately upon request, provide to the U.S. Agent such certifications or other evidence of the Company's compliance with the terms of this subsection 9.27 as the U.S. Agent may from time to time reasonably require.

          Section 10. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

          (a) Any Borrower shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of or interest on any Loan, any Reimbursement Obligation or any Bankers' Acceptance Liability, any fee or any other amount payable by it hereunder or under any other Loan Document; or

          (b) The Company or any of its Restricted Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating U.S.$1,000,000 or more (or the equivalent in any other Currency), or in the payment when due of U.S.$250,000 or more (or the equivalent in any other Currency) under any Interest Rate Protection Agreement, Commodity Hedging Agreement or Currency Exchange Agreement; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any such Interest Rate Protection Agreement, Commodity Hedging Agreement or Currency Exchange Agreement shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of any such Interest Rate Protection Agreement, Commodity Hedging Agreement or Currency Exchange Agreement, to permit the payments owing under such Interest Rate Protection Agreement, Commodity Hedging Agreement or Currency Exchange Agreement to be liquidated;

          (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by any Obligor or 3189503, or any certificate furnished to any Bank or any Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

          (d) Any Borrower shall default in the performance of any of its obligations under any of Sections 9.01(g), 9.05, 9.06, 9.07, 9.08, 9.09,
     9.10, 9.11, 9.12, 9.14, 9.15, 9.17 or 9.26 hereof or any Obligor shall default in the performance of any of its obligations under Section 4.02 or 5.02 of the Security Agreement; 3189503 shall default in the performance of any of its obligations under Sections 6.01(e), 6.04 or 7.02 of the 3189503 Guarantee Agreement; or any Obligor or 3189503 shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of 30 days after notice thereof to the Company by the U.S. Agent or Canadian Forest Oil by the Canadian Agent or any U.S. Bank (through the U.S. Agent) or any Canadian Bank (through the Canadian Agent); or

          (e) The Company or any of its Restricted Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f)  The Company or any of its Restricted Subsidiaries shall
     (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or the Bankruptcy and Insolvency Act (Canada), (iv) file a petition or take any other action seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition or any other action filed against it in an involuntary case under the Bankruptcy Code or the Bankruptcy and Insolvency Act (Canada), (vi) take any corporate action for the purpose of effecting any of the foregoing or (vii) do the equivalent of any of the foregoing under the laws of Canada; or

          (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Restricted Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Company or such Restricted Subsidiary or of all or any substantial part of its Property, (iii) similar relief in respect of the Company or such Restricted Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Restricted Subsidiary shall be entered in an involuntary case under the Bankruptcy Code or the Bankruptcy and Insolvency Act (Canada) or (iv) the equivalent of any of the foregoing under the laws of Canada; or

          (h) A final judgment or judgments for the payment of money in excess of U.S.$1,000,000 in the aggregate (or the equivalent in any other Currency) (exclusive of judgment amounts fully covered by insurance where the insurer(s) has or have admitted liability in respect of the full amount of such judgment(s) in excess of U.S.$1,000,000 and in respect of which the Combined Majority Banks believe such insurer(s) has or have the financial ability to satisfy the full amount of such judgment(s)) shall be rendered by a one or more courts, administrative tribunals or other bodies having jurisdiction against the Company or any of its Restricted Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company or the relevant Restricted Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (i) An event or condition specified in Section 9.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Combined Majority Banks shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the determination of the Combined Majority Banks, a Material Adverse Effect; or

          (j) Any Governmental Authority shall assert claims against the Company or any of its Subsidiaries, or any other Person shall commence any proceeding against the Company or any of its Subsidiaries before any court, administrative tribunal or other body having jurisdiction over the Company or any of its Subsidiaries, in either such case based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Company or any of its Subsidiaries or Affiliates, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, or relating to any site or facility owned, operated or leased by the Company or any of its Subsidiaries or Affiliates, which claims or liabilities (insofar as they are payable by the Company or any of its Subsidiaries but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), and the amount thereof is, singly or in the aggregate, reasonably anticipated to have a Material Adverse Effect and such claim is not withdrawn or such proceeding is not withdrawn or dismissed, as the case may be, within 45 days after the assertion or commencement thereof, as applicable; or

          (k) Any Governmental Authority shall take any action to condemn, seize, nationalize or appropriate any substantial portion of the Property of any Canadian Borrower (either with or without payment of compensation) or shall take any action that, in the opinion of the Majority Canadian Banks, adversely affects the ability of such Canadian Borrower to perform its obligations under this Agreement or any other Loan Document; or

          (l)  A Change of Control; or

          (m) The Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Banks, specified to be benefited by such Security Document, free and clear of all other Liens (other than Liens permitted under Section 9.06 hereof or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Borrower or 3189503, as applicable; or

          (n) Canadian Forest Oil shall cease to be a Wholly Owned Subsidiary of 3189503; or

          (o) except as permitted in Section 9.05 hereof, 3189503 shall cease to be a Wholly Owned Subsidiary of the Company; or

          (p) Producers Marketing or, except as permitted in Section 9.05 hereof, any other Canadian Borrower shall cease to be a Wholly Owned Subsidiary of Canadian Forest Oil;

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, (A) the U.S. Agent may and, upon request of the Majority U.S. Banks, shall, by notice to the Company, terminate the U.S. Commitments and/or declare the Principal Amount then outstanding of, and the accrued interest on, the U.S. Loans, the U.S. Reimbursement Obligations and all other amounts payable by the U.S. Obligors hereunder and under the U.S. Notes (including, without limitation, any amounts payable under Section 5.05, 5.06 or 5.07 hereof) to be forthwith due and payable and (B) the Canadian Agent may and, upon request of the Majority Canadian Banks, shall, by notice to the Canadian Borrowers, terminate the Canadian Commitments and/or declare the Principal Amount then outstanding of, and the accrued interest on, the Canadian Loans, the Canadian Reimbursement Obligations, and Bankers' Acceptance and all other amounts payable by the Canadian Borrowers hereunder and under the Canadian Notes (including, without limitation, any amounts payable under Section 5.05, 5.06, 5.07 or 5.08 hereof) to be forthwith due and payable, whereupon in any case such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this
Section 10 with respect to any Obligor, the Commitments shall automatically be terminated and the Principal Amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations, the Bankers'
Acceptances and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05, 5.06, 5.07 or 5.08 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

          In addition, upon the occurrence and during the continuance of any Event of Default (if either the U.S. Agent or the Canadian Agent has declared the Principal Amount then outstanding of, and accrued interest on, the Loans and all other amounts payable by any Borrower hereunder and under the Notes to be due and payable), the Borrowers agree that they shall, if requested by the U.S. Agent or the Majority U.S. Banks through the U.S. Agent, in the case of the Company, or the Canadian Agent or the Majority Canadian Banks through the Canadian Agent, in the case of any Canadian Borrower (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Borrower, forthwith, without any demand or the taking of any other action by any Agent or such Banks) provide cover for the Letter of Credit Liabilities, BA Loans and the Bankers' Acceptances by paying to the U.S. Agent, in the case of U.S. Letter of Credit Liabilities, and the Canadian Agent, in the case of Canadian Letter of Credit Liabilities, BA Loans, and Bankers' Acceptances in immediately available funds in an amount equal to (x) the then aggregate undrawn face amount of all U.S. Letters of Credit in the case payment to the U.S. Agent and (y) the then aggregate undrawn face amount of all Canadian Letters of Credit and the Principal Amount of all BA Loans and Bankers' Acceptances, in the case of payment to the Canadian Agent, which funds shall be held by the U.S. Agent in the Collateral Account and the Canadian Agent in the Cash Collateral Account, as collateral security in the first instance for the Letter of Credit Liabilities and be subject to withdrawal only as provided in the Collateral Account or Cash Collateral Account, as the case may be.

          Section 11.  THE AGENTS.

          11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each U.S. Bank hereby irrevocably appoints and authorizes the U.S. Co-Agents and each Canadian Bank irrevocably appoints and authorizes the Canadian Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to such Agent by the terms of this Agreement and of the other Loan Documents, to which such Agent is a party, together with such other powers as are reasonably incidental thereto. Each Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other

Loan Documents, to which such Agent is a party, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral security provided for by any of the Security Documents, or of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein, or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Each Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with such Agent, together with the consent of the applicable Borrower to such assignment or transfer (to the extent provided in Section 12.06(b) hereof).

          11.02 RELIANCE BY AGENT. Each Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority U.S. Banks, in the case of the U.S. Co-Agents, and the Majority Canadian Banks, in the case of the Canadian
Agent, and the Combined Majority Banks and Combined Supermajority Banks, in the case of any Agent, and such instructions of the Majority U.S. Banks, Majority Canadian Banks, Combined Majority Banks and Combined Supermajority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

          11.03 DEFAULTS. None of the Agents shall be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on Loans, Reimbursement Obligations or of commitment fees) unless such Agent has received notice from any other Agent, a Bank or any Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that any Agent receives such a notice of the occurrence of a Default, such Agent shall give prompt notice thereof to the other Agents and the U.S. Banks, in the case of the U.S. Co-Agents, and the Canadian Banks, in the case of the Canadian Agent (and shall give each U.S. Bank, in the case of the U.S. Co-Agents, and each Canadian Bank, in the case of the Canadian Agent, prompt notice of each such non-payment). Each Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority U.S. Banks, in the case of the U.S. Co-Agents, and the Majority Canadian Banks, in the case of the Canadian Agent or the Combined Majority Banks, in the case of any Agent, PROVIDED that, unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the U.S. Banks, in the case of the U.S. Co-Agents, and the Canadian Banks, in the case of the Canadian Agent, except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority U.S. Banks, Majority Canadian Banks, Combined Majority Banks, or Combined Supermajority Banks, as the case may be, or all of the U.S. Banks and/or Canadian Banks, as the case may be.

          11.04 RIGHTS AS A BANK. With respect to its Commitment, the Loans made by it, its Letters of Credit Interest and the Bankers' Acceptances held by it, Chase (and any successor acting as U.S. Agent), Christiania Bank OG Kreditkasse, Hibernia National Bank and Societe Generale, Southwest Agency, as U.S. Co-Agents (and any successor acting as a U.S. Co-Agent) and Chase Canada (and any successor acting as Canadian Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as such Agent, and the term "U.S. Bank", "U.S. Banks", "Canadian Bank", "Canadian Banks", "Relevant Bank", "Relevant Banks", "Bank" or "Banks" shall, unless the context otherwise indicates, include each Agent, as applicable, in its individual capacity. Chase (and any successor acting as U.S. Agent), Christiania Bank OG Kreditkasse, Hibernia National Bank and Societe Generale, Southwest Agency, as U.S. Co-Agents and Chase Canada (and any successor acting as Canadian Agent) and their respective affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as such Agent, and Chase, Christiania Bank OG Kreditkasse, Hibernia National Bank, Societe Generale, Southwest Agency and Chase Canada and their respective affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          11.05 INDEMNIFICATION. The U.S. Banks agree to indemnify the U.S. Co-Agents and the Canadian Banks agree to indemnify the Canadian Agent (in each case, to the extent not reimbursed under Sections 12.03 and 12.07 hereof, but without limiting the obligations of the Borrowers under said Sections 12.03 and 12.07, and including in any event any payments under any indemnity that either U.S. Co-Agent is required to issue to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made), in the case of the U.S. Co-Agents, ratably in accordance with the aggregate Principal Amount of the U.S. Loans and U.S. Reimbursement Obligations held by the

U.S. Banks (or, if no U.S. Loans or U.S. Reimbursement Obligations are at the time outstanding, ratably in accordance with their respective U.S. Commitments or, if no U.S. Loans, U.S. Reimbursement Obligations or U.S. Commitments are at the time outstanding or in effect, ratably in accordance with their respective U.S. Commitments as most recently in effect) and, in the case of the Canadian Agent, ratably in accordance with the Equivalent Amount in U.S. Dollars of the aggregate Principal Amount of the Canadian Loans and Canadian Reimbursement Obligations and Bankers' Acceptances held by the Canadian Banks (or, if no Canadian Loans, Canadian Reimbursement Obligations or Bankers' Acceptances are at the time outstanding, ratably in accordance with their respective Canadian Commitments or, if no Canadian Loans, Canadian Reimbursement Obligations, Bankers' Acceptances or Canadian Commitments are at the time outstanding or in effect, ratably in accordance with their respective Canadian Commitments as most recently in effect) for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent (including by any Bank) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrowers are obligated to pay under Sections 12.03 and 12.07 hereof, and including also any payments under any indemnity that the U.S. Co-Agents, or either of them is required to issue to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          11.06 NON-RELIANCE ON AGENT AND OTHER BANKS. Each Bank agrees that it has, independently and without reliance on any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. None of the Agents shall be required to keep itself informed as to the performance or observance by any Obligor of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agents hereunder, none of the Agents shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their Affiliates) that may come into the possession of such Agent or any of its affiliates.

          11.07 FAILURE TO ACT. Except for action expressly required of any Agent hereunder and under the other Loan Documents, such Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the U.S. Banks, in the case of the U.S. Co-Agents, and the Canadian Banks, in the case of the Canadian Agent, of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          11.08 RESIGNATION OR REMOVAL OF AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by giving notice thereof to the U.S. Banks, the other U.S. Co-Agent and the Company, in the case of a U.S. Co-Agent, and to the Canadian Banks and the Canadian Borrowers, in the case of the Canadian Agent, and any Agent may be removed at any time with or without cause by the Majority U.S. Banks, in the case of a U.S. Co-Agent, and the Majority Canadian Banks, in the case of the Canadian Agent. Upon any such resignation or removal, the Majority U.S. Banks shall have the right to appoint a successor U.S. Co-Agent and the Majority Canadian Banks shall have the right to appoint a successor Canadian Agent. If no successor Agent shall have been so appointed by the Majority U.S. Banks or the Majority Canadian Banks, as the case may be, and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority U.S. Banks' or Majority Canadian Banks' (as the case may be) removal of the retiring Agent, then the retiring Agent may, on behalf of the U.S. Banks, in the case of a retiring U.S. Agent, or the Canadian Banks, in the case of a retiring Canadian Agent, appoint (i) in the case of the U.S. Agent, a successor U.S. Agent, that shall be a bank which has an office in New York, New York with a combined capital and surplus of at least U.S.$1,000,000,000 or (ii) in the case of the Canadian Agent, a successor Canadian Agent, that shall be a bank that has an office in Toronto or Calgary, Canada with a combined capital and surplus of at least C$75,000,000, provided that no such successor shall be required if there remains at least one U.S. Co-Agent. Upon the acceptance of any appointment as U.S. Co-Agent or Canadian Agent, as the case may be, hereunder by a successor U.S. Co-Agent or Canadian Agent, as the case may be, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring U.S. Co-Agent or Canadian Agent, as the case may be, and such retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as U.S. Co-Agent or Canadian Agent, as the case may be, the provisions of this
Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as such Agent.

          11.09 CONSENTS UNDER OTHER LOAN DOCUMENTS. Each Agent may, with the prior consent of the Majority U.S. Banks, in the case of the U.S. Agent, and the Majority Canadian Banks, in the case of the Canadian Agent (but not otherwise, in either case), consent to any modification, supplement or waiver under any of the Loan Documents other than this Agreement, to which such Agent is a party, PROVIDED that (a), without the prior consent of each U.S. Bank, the U.S. Agent shall not (except as provided herein or in the Security Documents to which the U.S. Agent is a party) release any collateral or otherwise terminate any Lien under any Loan Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Loan Document), except that no such consent shall be required, and the U.S. Agent is hereby authorized, to release any Lien covering Property which is the subject of a disposition of Property permitted hereunder and (b) without the prior consent of each Canadian Bank, the Canadian Agent shall not (except as required herein or in the Canadian Security Documents, to which the Canadian Agent is a party) release any collateral or otherwise terminate any Lien under any such Security Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document, in which event the Canadian Agent may consent to such junior Lien provided that it obtains the consent of the Majority Canadian Banks thereto), alter the relative priorities of the obligations entitled to the benefits of the Liens created under such Security Documents or release any guarantor hereunder or under any such Security Document from its guarantee obligations hereunder or thereunder, except that no such consent shall be required, and the Canadian Agent is hereby authorized, to release any Lien covering Property (and to release any such guarantor) that is the subject of either a Disposition of Property permitted hereunder or a Disposition to which the Majority Canadian Banks have consented.

          Notwithstanding any provision of this Agreement to the contrary, the U.S. Agent shall, in connection with any disposition by an U.S. Obligor of
(i) any Properties (other than Unrestricted Properties) to the extent such Properties are disposed of in accordance with the limitations set forth in
Section 9.05(iii) hereof or (ii) any Unrestricted Properties, in each case, consent to the release of such Properties from the Lien of each of the U.S. Security Documents, without the consent of any U.S. Bank, upon the receipt by the U.S. Agent of a certificate from the U.S. Obligor seeking such release which certificate shall state (i) that no Default or Event of Default has occurred and is continuing and (ii) that the disposition of such Property in the manner contemplated by such U.S. Obligor is permitted pursuant to the terms of this Agreement provided that such release shall not extend to (A) any equipment located on, proceeds from sale of, or production of hydrocarbons from, such Hydrocarbon Properties that are retained by the Company or any Restricted Subsidiary after any farmout or similar agreement and (B) any Inventory or Equipment (as defined in the Security Agreement) that is the subject of such farmout or similar agreement (the "FARMOUT INTEREST") and that is or may be utilized for the exploration, production or marketing of Hydrocarbons attributable to (x) the Farmout Interest and (y) other properties of the Company or any Restricted Subsidiary that are (i) Mortgaged Properties or (ii) described in the Security Documents and intended to be Mortgaged Properties.

     Notwithstanding any provision of this Agreement to the contrary, the Canadian Agent shall, in connection with any Disposition by the Company or any of its Restricted Subsidiaries of

(i) any Properties (other than Unrestricted Properties) to the extent such Properties are disposed of in accordance with the limitations set forth in
Section 9.05(iii) hereof or (ii) any Unrestricted Properties, in each such case, consent to the release of such Properties from the Lien of each of the Canadian Security Documents, without the consent of any Canadian Bank, if (i) no Default or Event of Default has occurred and is continuing and (ii) the disposition of such Property in the manner contemplated by the Company or such Restricted Subsidiary is permitted pursuant to the terms of this Agreement and provided that the Canadian Agent has received a certificate from the Company or such Restricted Subsidiary, as the case may be, seeking such release, confirming the foregoing conditions and provided such release shall not extend to (A) any equipment located on, proceeds from sale of, or production of hydrocarbons from, such Hydrocarbon Properties that are retained by the Company or such Restricted Subsidiary after any farmout or similar agreement and (B) any inventory or equipment that is the subject of such Farmout Interest and that is or may be utilized for the exploration, production or marketing of hydrocarbons attributable to (x) the Farmout Interest and (y) other properties of the Company or such Restricted Subsidiary that are not Unrestricted Properties.

          11.10 COLLATERAL SUB-AGENTS. Each U.S. Bank by its execution and delivery of this Agreement agrees, as contemplated by Section 4.03 of the Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such U.S. Bank, and such U.S. Bank shall hold such Permitted Investments as a collateral sub-agent for the U.S. Co-Agents thereunder. The Company by its execution and delivery of this Agreement hereby consents to the foregoing.

          11.11 CO-AGENTS. If at any time the Canadian Banks shall appoint more than one agent under this Agreement or the other Loan Documents all references to "Canadian Agent" in this Section 11 shall be deemed to be a reference to "any Canadian Agent".

          Section 12.  MISCELLANEOUS.

          12.01 WAIVER. No failure on the part of any Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          12.02 NOTICES. All notices, requests and other communications provided for herein and under the Security Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telecopy or other writing and telecopied, mailed or delivered to the intended recipient:

          (a) in the case of any Obligor, at the "Address for Notices" specified below the name of such Obligor on the signature pages hereof;

          (b) in the case of any Agent, at the "Address for Notices" specified below its name on the signature pages hereof; and

          (c) in the case of any Bank, at its address (or telecopy number) set forth in its Administrative Questionnaire;

or, as to any party, at such other address as shall be designated by such party in a notice to the Company, Canadian Forest Oil and the Agents given in accordance with this Section 12.02. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier (and receipt is electronically confirmed), personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          12.03 EXPENSES. The U.S. Obligors hereby jointly and severally agree to pay or reimburse each of the Banks and the Agents for paying: (a) all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and expenses of (i) Freshfields, special New York counsel to Chase, and Burnet, Duckworth & Palmer, special Canadian counsel to Chase Canada, and (ii) each of the special counsel to the Banks set forth in
Section 7.01(i) hereof), in connection with (A) the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder and (B) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents; (b) all reasonable out-of-pocket costs and expenses of the Banks and the Agents (including, without limitation, reasonable counsels' fees) in connection with
(i) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated), or the obligations of the Borrowers hereunder and (ii) the enforcement of this Section 12.03 or Section 12.07; and
(c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or any other document referred to therein.

          12.04 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement and/or the Intercreditor Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Obligors, the Agents and the Combined Majority Banks and any provision of this Agreement may be waived by the Combined Majority Banks; PROVIDED that any such modification, supplement or waiver that would only affect the U.S. Banks, or the Commitments of the U.S. Banks shall, unless otherwise expressly provided, only require the approval of the Majority U.S. Banks and any such modification, supplement or waiver that would only affect the Canadian Banks, or the Commitments of the Canadian Banks shall, unless otherwise expressly provided, only require the approval of the Majority Canadian Banks; PROVIDED FURTHER that: no modification, supplement or waiver shall, unless by an instrument signed by all of the Relevant Banks or by the Relevant Agent acting with the consent of all of the Relevant Banks whose rights or interests are affected thereby: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on the Loans, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) alter the rights or obligations of the Borrowers to prepay Loans, (vi) alter the terms of this
Section 12.04 or (vii) modify the definition of the term "Majority U.S.
Banks", "Majority Canadian Banks" "Combined Majority Banks" or "Combined Supermajority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or waive any rights hereunder or to or waiver, modify any provision hereof, any modification or supplement of this Agreement that increases any of the obligations or reduces or impairs any of the rights of, or otherwise adversely affects the interests of, an Agent or an Issuing Bank under this Agreement or any of the other Loan Documents shall require the consent of such Agent or such Issuing Bank (as the case may be).

          Anything in this Agreement to the contrary notwithstanding, if:

          (x) at a time when the conditions precedent set forth in Section 7 hereof to any Loans or other extension of credit hereunder are, in the opinion of the Combined Majority Banks satisfied, any Bank shall fail to fulfill its obligations to make the Loan to be made by it; or

          (y) any U.S. Bank shall fail to pay to U.S. Agent for the account of the U.S. Issuing Bank or any Canadian Bank shall fail to pay to the Canadian Agent for the account of the Canadian Issuing Bank the amount of such Bank's Commitment Percentage of the Commitments of any payment under a Letter of Credit pursuant to Section 2.03(c)(v) hereof;

then, for so long as such failure shall continue, such Bank shall (unless the Majority U.S. Banks, in the case of a U.S. Bank, or the Majority Canadian Banks, in the case of a Canadian Bank, determined, in either case, as if such Bank were not a "Bank" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement or any of the other Loan Documents (including, without limitation, under this Section 12.04 and under Section 11.09 hereof) to have no Loans, Letter of Credit Liabilities, Bankers' Acceptances or Commitments, shall not be treated as a "Bank" hereunder when performing the computation of Majority U.S. Banks, Majority Canadian Banks,

Combined Majority Banks and Combined Supermajority Banks, as the case may be, and shall have no rights under the preceding paragraph of this Section 12.04 or under Section 11.09 hereof; provided that any action taken by the other Banks with respect to the matters referred to in the preceding paragraph shall not be effective as against such Bank.

          12.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          12.06  ASSIGNMENTS AND PARTICIPATIONS.

          (a) No Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of the Combined Majority Banks and the Agents.

          (b) Each Bank may assign any of its Loans, its Note, its Commitment and its Letter of Credit Interest and its Bankers' Acceptances (but only with the consent of, in the case of an outstanding U.S. Commitment, the Company and the U.S. Agent and, in the case of a U.S. Commitment or a Letter of Credit Interest in connection with U.S. Letters of Credit, the U.S. Issuing Bank and in the case of its outstanding Canadian Commitment, Canadian Forest Oil and the Canadian Agent and, in the case of a Canadian Commitment or a Letter of Credit Interest in connection with Canadian Letters of Credit, the Canadian Issuing Bank (which consent of the Company and Canadian Forest Oil shall not be unreasonably withheld or delayed and which consent of the Company and Canadian Forest Oil shall not be required if an Event of Default has occurred and is continuing)); PROVIDED that

          (i) no such consent by the Company, Canadian Forest Oil or the Agents shall be required in the case of any assignment to another Bank;

          (ii) except to the extent the Company and the U.S. Agent shall otherwise consent, any such partial assignment (other than to another U.S.
     Bank) shall be in an amount at least equal to U.S.$3,000,000 and, except to the extent that Canadian Forest Oil and the Canadian Agent shall otherwise consent, any such partial assignment (other than to another Canadian Bank) shall be in an amount at least equal to U.S.$3,000,000 (or an Equivalent Amount); provided that in each case unless a Bank is assigning all of its Loans and Commitments, the assigning Bank shall maintain a Commitment of not less than U.S.$3,000,000 (or an Equivalent Amount in Canadian Dollars);

          (iii) each such permitted assignment by a Bank of its Loans, Note, Commitment, Letter of Credit Interest or Bankers' Acceptances shall be made in such manner so that the same portion of its Loans, Note, Commitment, Letter of Credit Interest and Bankers' Acceptances is assigned to the respective assignee;

          (iv) no Canadian Bank shall assign all or any portion of its Commitment, Bankers' Acceptances or Letter of Credit Liabilities or Loans to any financial institution which is unable to make the representation contained in Section 5.08(f); and

          (v) Chase Canada and its affiliate shall at all times maintain a Canadian Commitment hereunder of not less than the lesser of (x) 10% of the aggregate of the Canadian Commitments and (y) the Equivalent Amount in U.S. Dollars of C$8,000,000.

          Upon execution and delivery by the assignee to the Company, Canadian Forest Oil, the Agents and the Issuing Banks, to the extent required above, of an instrument in writing pursuant to which such assignee agrees to become a "Bank" hereunder (if not already a Bank) having the Commitment, Loans and, if applicable, the Letter of Credit Interest specified in such instrument, and upon consent thereto by the Company, Canadian Forest Oil and the Agents as provided in this Section 12.06(b) and the Issuing Banks, the assignee shall have, to the extent of such assignment (unless provided in such assignment with the consent of the Company, Canadian Forest Oil, the Agents and the Issuing Banks), the obligations, rights and benefits of a Bank hereunder holding the Commitment, Loans and, if applicable, the Letter of Credit Interest (or portions thereof) assigned to it (in addition to the Commitment, Loans and Letter of Credit Interest theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment, Loans and Letter of Credit Interest (or portion thereof) so assigned. Any Bankers' Acceptances specified in such instrument shall remain the liability and obligation of the Banks hereunder holding such Bankers' Acceptances and such Bank shall be entitled to all of the rights, titles and benefits arising out of this Agreement with respect to such Bankers' Acceptances (including reimbursement rights); provided, however, that the assignee shall indemnify such Bank and hold such Bank harmless from and against any losses or costs paid or incurred by such Bank in connection with such Bankers' Acceptances (other than losses or costs which arise out of the negligence or willful misconduct of such
Bank). Upon each such assignment the assigning Bank, if a U.S. Bank, shall pay the U.S. Agent an assignment fee of U.S.$5,000, and the assignment Bank, if a Canadian Bank, shall pay the Canadian Agent an assignment fee of U.S. $3,000.

          (c) (i) Each Bank may sell or agree to sell to one or more other Persons a participation in not more than 75% of its rights and obligations under this Agreement (including, without limitation, not more than 75% of its Commitment and the Loans, Letter of Credit Interest and/or Bankers' Acceptances held by it), in which event each purchaser of a participation (a "PARTICIPANT") shall be entitled to the rights and benefits of the provisions of Section 9.01(g) hereof with respect to its participation in such Loans, Letter of Credit Interests and Commitments as if (and the Borrowers shall be directly obligated to such Participant under such provisions as if) such Participant were a "Bank" for purposes of said Section, but, except as otherwise provided in Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement, any Note, Bankers' Acceptance or any other Loan Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Borrowers to any Bank under Section 5 hereof in respect of Loans, Letter of Credit Interests, and Bankers' Acceptances held by it, and its Commitment, shall be determined as if such Bank had not sold or agreed to sell any participations in such Loans, Letter of Credit Interest, Bankers' Acceptance Liabilities and Commitment, and as if such Bank were funding each of such Loans, Letter of Credit Interests, Bankers'
     Acceptance and Commitment in the same way that it is funding the portion of such Loans, Letter of Credit Interests, Bankers' Acceptance and Commitment in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan
     Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to any of the following (to the extent the rights or interest of the Participant are adversely affected thereby): (A) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Bank's Commitment, (B) extend the date fixed for the payment of principal of or interest on the related Loan or Loans, Reimbursement Obligations, Bankers' Acceptance Liabilities or any portion of any fee hereunder payable to the Participant, (C) reduce the amount of any such payment of principal, (D) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (E) alter the rights or obligations of the Borrowers to prepay the related Loans or (F) consent to any other modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 11.09 or 12.04 hereof, requires the consent of each Bank.

          (ii)   In respect of each sale of a participation by a Canadian
     Bank to a Participant, each Canadian Borrower agrees that it shall, at the request of the Canadian Agent on behalf of such Canadian Bank, consent to an absolute assignment by such Participant to such Canadian Bank of all rights of such Participant to require payment from such Canadian Borrower in respect of all Bankers' Acceptances accepted or purchased by such Participant and such Canadian Bank hereby agrees to cause such absolute assignment to be entered into by such Canadian Bank and the Participant. Upon the assignment of such rights, such Canadian Bank shall, subject to this Agreement, thereafter be entitled to enforce such rights against such Canadian Bank and amounts owing by such Borrower to such Canadian Bank in respect of such assigned rights shall constitute amounts owing to such Canadian Bank hereunder to the same extent as if such Bankers' Acceptances had been accepted and purchased by such Canadian Bank. Such Canadian Bank upon granting a participation shall be responsible for the administration of all aspects of the purchase and the acceptance by such Participant of Bankers' Acceptances purchased by such Participant.

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, including, without limitation, Section 12.06(c) hereof, any Bank may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

          (e) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.13(b) hereof.

          (f) Anything in this Section 12.06 to the contrary notwithstanding, no Bank may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to the Obligors or any of their Affiliates or Subsidiaries without the prior written consent of each Bank.

          12.07 INDEMNIFICATION. The Company and each other Borrower hereby jointly and severally agrees (i) to indemnify each Agent and each Bank and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by any Agent to any Bank, whether or not such Agent or any Bank is a party thereto) (collectively, "Damages") arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company, any other Borrower or any of their Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) and (ii) not to assert any claim against any Agent, any Bank, any of their affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Basic Document; PROVIDED that the Company or any other Borrower may enforce the obligations, if applicable, of the Banks hereunder; and PROVIDED, FURTHER that the Canadian Borrowers shall not be obligated under this Section 12.07 to indemnify either U.S. Co-Agent or the U.S. Banks for any Damages relating to the extensions credit hereunder to the U.S. Obligors. Without limiting the generality of the foregoing, (x) the Company will indemnify the U.S. Co-Agents for any payments that the Agent is required to make under any indemnity issued to any bank referred to in Section 4.02 of the Security Agreement to which remittances in respect to Accounts, as defined therein, are to be made and (y) the Company and the other Borrowers will indemnify each Agent and each Bank from, and hold each Agent and each Bank harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company, any other Borrower or any of its Subsidiaries (or any predecessor in interest to the Company, any other Borrower or any of its Subsidiaries), or the past, present or future condition of any site or facility owned, operated or leased by the Company, any other Borrower or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials from any such site or facility, including any such Release or threatened Release which shall occur during any period when any Agent or any Bank shall be in possession of any such site or facility following the exercise by any Agent or any Bank of any of its rights and remedies hereunder or under any of the Security Documents.

          12.08 SURVIVAL. The obligations of the Borrowers under Sections 2.03, 5.01, 5.05, 5.06, 5.07, 5.08, 12.03 and 12.07 hereof, the obligations of the Subsidiary Guarantors under Section 6.03 hereof and the obligations of the Banks under Section 11.05 hereof shall survive the repayment of the Loans, Reimbursement Obligations and Bankers' Acceptance Liabilities and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan, a Letter of Credit or issuance of a Bankers' Acceptance), herein or pursuant hereto shall survive the making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan, a Letter of Credit or issuance of a Bankers' Acceptance), any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or any Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          12.09 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          12.11 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Obligor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Obligor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          12.12 WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.13  TREATMENT OF CERTAIN INFORMATION.

          (a) Each Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Bank or by one or more subsidiaries or affiliates of such Bank and such Borrower, subject to Section 12.13(b) hereof, hereby authorizes each Bank to share any information delivered to such Bank by such Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such subsidiary or affiliate.

          (b) Each of the Banks and Agents agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied by any Borrower or any of its Subsidiaries pursuant to this Agreement which is identified by such Person as being confidential at the time the same is delivered to such Bank or Agent, PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or Agents, (iii) to bank examiners, auditors or accountants, (iv) to any of the Agents or any other Bank, (v) in connection with any litigation to which any one or more of the Banks or any Agent is a party, (vi) to a subsidiary or affiliate of such Bank as provided in clause (a) above (provided that neither any Agent nor any Bank shall disclose any non-public information delivered by any Borrower or any of its Subsidiaries pursuant to this Agreement to any subsidiary or affiliate of any such Agent or any such Bank, as the case may be, which is generally engaged in the securities business other than in connection with (x) Commodity Hedging Agreements, Interest Rate Protection Agreements or Currency Hedging Agreements permitted pursuant to Section 9.08(f) hereof or (y) the syndication or participation of the Commitments, Loans, Letter of Credit Interests or the sale of the Bankers' Acceptances under this Agreement, without the prior written consent of the Company) or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement substantially in the form of Exhibit J hereto.

          12.14  INTERCREDITOR AGREEMENT.

          (a) Reference is hereby made to the Intercreditor Agreement, which provides for certain matters relating to this Agreement. To the extent of any conflict between the terms of this Agreement and the terms of the Intercreditor Agreement, the Intercreditor Agreement shall control. Each U.S. Bank hereby authorizes the U.S. Agent, and each Canadian Bank hereby authorizes the Canadian Agent, to execute and deliver the Intercreditor Agreement on its behalf and the execution and delivery by such Agent of the Intercreditor Agreement on behalf of such Banks is hereby ratified and confirmed by each of such Banks. Any Bank that becomes a party to this Agreement after the date hereof agrees to be bound by the terms and provisions of the Intercreditor Agreement.

          (b) Each Borrower acknowledges that the Banks may enter into participation arrangements and payment sharing understandings with such financial institutions and consents to such arrangements and understandings. To the extent any such arrangements or undertakings give rise to any liability for any withholding tax payments in connection with any payments made by the Canadian Borrowers, the Company or any other Obligor under either this Agreement, then (notwithstanding any provisions to the contrary set forth in this Agreement), each Borrower shall indemnify each of the applicable Banks and shall hold each of the applicable members of the Banks harmless from and against any such liability; PROVIDED, HOWEVER, that each Bank (if so requested by the Company or any other Borrower under this Agreement) will use good faith efforts to accommodate any reasonable request by the Company or such Borrower in order to avoid the need for, or reduce the amount of, such compensation or to reduce or eliminate any tax liabilities on the Obligors so long as the request will not, in the sole opinion of the applicable Bank, be disadvantageous to such Bank.

          12.15 ACKNOWLEDGEMENT OF PRIORITY OF INDEBTEDNESS. Each Obligor represents and warrants to the Banks and the Agents that the Indebtedness hereunder and under the other Loan Documents is (a) "Senior Indebtedness of the Company" and "Senior Indebtedness of a Subsidiary Guarantor", as applicable, for the purposes of the Indenture dated as of September 8, 1993 between the Company and State Street Bank and Trust Company (as successor to Shawmut Bank Connecticut, National Association), as supplemented, (b) "Designated Senior Indebtedness" for the purposes of the Indenture dated as of September 29, 1997 between Canadian Forest Oil and State Street Bank and Trust Company, as trustee and (c) "Senior Indebtedness of the Company and Senior Indebtedness of any Subsidiary Guarantor", as applicable for the purposes of the Indenture dated as of February 5, 1999 between the Company and State Street Bank and Trust Company, as each shall, subject to Section
9.17 hereof, be modified and supplemented and in effect from time to time.

          12.16 JUDGMENT CURRENCY. This is an international loan transaction in which the specification of Canadian Dollars or U.S. Dollars is of the essence, and the stipulated currency shall in each instance be the Currency of account and payment in all instances. A payment obligation in one Currency hereunder (the "ORIGINAL CURRENCY") shall not be discharged by an amount paid in another currency (the "OTHER CURRENCY"), whether pursuant to any judgment expressed in or converted into any Other Currency or in another place except to the extent that such tender or recovery results in the effective receipt by the payee of the full amount of the Original Currency payable by it under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Original Currency into the Other Currency, the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Canadian Agent could purchase Original Currency at the Principal Office with the Other Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Canadian Borrower in respect of any such sum due from it to the Canadian Agent or any Canadian Bank hereunder or under any other Loan Document (in this Section 12.16 called an "ENTITLED PERSON") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Other Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer the Original Currency to Toronto with the amount of the judgment currency so adjudged to be due; and each Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees jointly and severally to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Original Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Original Currency hereunder exceeds the amount of the Original Currency so purchased and transferred.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                       FOREST OIL CORPORATION


                                       By   /s/ Donald H. Stevens
                                         ------------------------------------
                                        Title:  Vice President and Treasurer

                                       Address for Notices:

                                       1600 Broadway
                                       Suite 2200
                                       Denver, Colorado 80202

                                       Attention:  Treasurer

                                       Telecopier No.:  (303) 812-1510
                                       Telephone No.:  (303) 812-1400

                                       CANADIAN BORROWERS

                                       CANADIAN FOREST OIL LTD.


                                       By:  /s/  R.E. Pratt
                                          ------------------------------------
                                          Title:  Vice President, Finance

                                       Address for Notices:

                                       Canadian Forest Oil Ltd.
                                       600, 800 Sixth Avenue, S.W.
                                       Calgary, Alberta T2P 3G3
                                       Canada

                                       Attention:  Vice President - Finance

                                       Telecopier No.:  (403) 261-7665

                                       Telephone No.:  (403) 292-8000

                                       with a copy to:

                                       Forest Oil Corporation
                                       1600 Broadway
                                       Suite 2200
                                       Denver, CO  80202

                                       Attention:  Vice President and Treasurer

                                       Telecopier No.:  (303) 812-1510

                                       Telephone No.:  (303) 812-1400

                                       PRODUCERS MARKETING LTD.


                                       By:  /s/  R.E. Pratt
                                          ------------------------------------
                                          Title:  Secretary


                                       Address for Notices:

                                       Producers Marketing Ltd.
                                       c/o Canadian Forest Oil Ltd.
                                       600, 800 Sixth Avenue, S.W.
                                       Calgary, Alberta T2P 3G3
                                       Canada

                                       Attention:  Vice President - Finance

                                       Telecopier No.:  (403) 261-7665

                                       Telephone No.:  (403) 292-8000

                                       with a copy to:

                                       Forest Oil Corporation
                                       1600 Broadway
                                       Suite 2200
                                       Denver, CO  80202

                                       Attention:  Vice President and Treasurer

                                       Telecopier No.:  (303) 812-1510

                                       Telephone No.:  (303) 812-1400

                                       U.S. BANKS

                                       THE CHASE MANHATTAN BANK


                                       By:  /s/ Peter M. Ling
                                          ------------------------------------
                                       Title:  Peter M. Ling
                                               Vice President

                                       CHRISTIANIA BANK OG KREDITKASSE


                                       By:  /s/ Peter M. Dodge
                                          ------------------------------------
                                       Title:  PETER M. DODGE
                                               SENIOR VICE PRESIDENT


                                       By:  /s/ Carl Petter Svendsen
                                          ------------------------------------
                                       Title:  CARL PETTER SVENDSEN
                                               SENIOR VICE PRESIDENT

                                       SOCIETE GENERALE
                                        SOUTHWEST AGENCY


                                       By:  /s/ Richard A. Erbert
                                          ------------------------------------
                                          Title:  RICHARD A. ERBERT
                                                   VICE PRESIDENT

                                       HIBERNIA NATIONAL BANK


                                       By:  /s/ Tammy Angelety
                                          ------------------------------------
                                           Title:  TAMMY ANGELETY
                                                   ASSISTANT VICE PRESIDENT

                                       DEN NORSKE BANK ASA


                                       By:  /s/ Byron L. Cooley
                                          ------------------------------------
                                          Title:  BYRON L. COOLEY
                                                  SENIOR VICE PRESIDENT


                                       By:  /s/ J. Morten Kreutz
                                          ------------------------------------
                                          Title:  J. MORTEN KREUTZ
                                                  VICE PRESIDENT

                                       TORONTO DOMINION (TEXAS), INC.


                                       By:  /s/ Azar S. Azarpour
                                          ------------------------------------
                                          Title:  AZAR S. AZARPOUR
                                                  VICE PRESIDENT

                                       ROYAL BANK OF CANADA


                                       By:  /s/ Gil J. Benard
                                          ------------------------------------
                                          Title:  GIL J. BENARD
                                                  SENIOR MANAGER

                                       PARIBAS

                                       By:  /s/ A. David Dodd
                                          ------------------------------------
                                          Title:  A. David Dodd
                                                  Vice President


                                       By:  /s/ Barton D. Schouest
                                          ------------------------------------
                                          Title:  Barton D. Schouest
                                                  Managing Director

                                       BANK OF MONTREAL


                                       By:  /s/ Melissa A. Bauman
                                          ------------------------------------
                                          Title: Melissa A. Bauman
                                                 Director U.S. Corporate Banking

                                       CREDIT LYONNAIS NEW YORK BRANCH


                                       By:  /s/ Philippe Soustra
                                          ------------------------------------
                                          Title:  Philippe Soustra
                                                  Senior Vice President

                                       CANADIAN BANKS

                                       THE CHASE MANHATTAN BANK OF CANADA



                                       By:  /s/ Christine Chan
                                          ------------------------------------
                                          Title:  Christine Chan
                                                  Vice President



                                       By:  /s/ Charles D. Ritchie
                                          ------------------------------------
                                          Title:  Charles D. Ritchie
                                                  Vice President

                                       ROYAL BANK OF CANADA


                                       By:  /s/ Gil J. Benard
                                          ------------------------------------
                                          Title:  Gil J. Benard
                                                  Senior Manager

                                       BANK OF MONTREAL


                                       By:  /s/ Melissa A. Bauman
                                          ------------------------------------
                                          Title: Melissa A. Bauman
                                                 Director U.S. Corporate Banking

                                       CREDIT LYONNAIS CANADA


                                       By:  /s/ Brett New
                                          ------------------------------------
                                          Title:  Brett New
                                                  Financial Analyst



                                       By:  /s/ J.A. Scott Billingsley
                                          ------------------------------------
                                          Title:  J.A. Scott Billingsley
                                                  Vice President

                                   THE CHASE MANHATTAN BANK OF CANADA
                                      as Canadian Agent


                                   By: /s/ Christine Chan
                                      --------------------------------------
                                      Title: Christine Chan
                                             Vice President


                                   By: /s/ Charles D. Ritchie
                                      --------------------------------------
                                      Title:  Charles D. Ritchie
                                                Vice President

                                   Address for Notices to
                                     Chase Canada as Canadian Agent:

                                     1 First Canadian Place
                                     100 King Street West
                                     Suite 6900, P.O. Box 106
                                     Toronto, Ontario M5X 1A4
                                     Canada
                                     Attention: Vice President Corporate Finance

                                     Telecopier No.: (416) 216-4161
                                     Telephone No.:  (416) 216-4133

                                   with a copy to:

                                     The Chase Manhattan Bank
                                     One Chase Manhattan Plaza
                                     8th Floor
                                     New York, New York 10081

                                   Attention: Rick Betz


                                   Telecopier No.: (212) 552-1687

                                   Telephone No.:  (212) 552-2680

                                   THE CHASE MANHATTAN BANK,
                                   as U.S. Agent


                                   By: /s/ Peter M. Ling
                                      --------------------------------------
                                      Title: Peter M. Ling
                                             Vice President

                                   Address for Notices to
                                     Chase as U.S. Agent:

                                   The Chase Manhattan Bank
                                   One Chase Manhattan Plaza,
                                     Eighth Floor
                                   New York, New York 10081

                                   Attention: Agency Services, Sandra Miklave

                                   Telecopier No.: (212) 552-5658
                                   Telephone No.:  (212) 552-7953

                                   with a copy to:

                                   The Chase Manhattan Bank
                                   270 Park Avenue
                                   New York, New York 10017

                                   Attention: Mary Jo Woodford/Renee Goldstein

                                   Telecopier No.: (212) 270-3897
                                   Telephone No.:  (212) 270-8895
                                                   (212) 270-8413

                                   CHRISTIANIA BANK OG KREDITKASSE,
                                     as a U.S. Co-Agent


                                   By: /s/ Peter M. Dodge
                                      --------------------------------------
                                      Title: PETER M. DODGE
                                             SENIOR VICE PRESIDENT

                                   By:  /s/ Carl Petter Svendsen
                                      --------------------------------------
                                      Title: CARL PETTER SVENDSEN
                                             SENIOR VICE PRESIDENT
                                   Address for Notices to Christiania Bank OG
                                   Kreditkasse as a U.S. Co-Agent:

                                   Christiania Bank OG Kreditkasse
                                   11 West 42nd Street
                                   7th Floor
                                   New York, NY 10036

                                   HIBERNIA NATIONAL BANK,
                                     as U.S. Co-Agent


                                   By: /s/ Tammy Angelety
                                      --------------------------------------
                                      Title: Tammy Angelety
                                             Assistant Vice President

                                   Address for Notices to Hibernia National Bank as U.S. Co-Agent:

                                   Hibernia National Bank
                                   313 Carondelet Street
                                   13th Floor
                                   New Orleans, LA 70130

                                   SOCIETE GENERALE,
                                     SOUTHWEST AGENCY,
                                     as U.S. Co-Agent


                                   By: /s/ Richard A. Erbert
                                      --------------------------------------
                                      Title: RICHARD A. ERBERT
                                             VICE PRESIDENT

                                   Address for Notices to Societe Generale,
                                   Southwest Agency, as U.S. Co-Agent:

                                   Societe Generale, Southwest Agency
                                   2001 Ross Avenue, Suite 4800
                                   Dallas, TX  75201

                                                                        ANNEX I

                               Banks and Commitments

U.S. BANKS                                             U.S. COMMITMENTS
----------                                             ----------------
The Chase Manhattan Bank                               U.S.$55,000,000
Christiania Bank OG Kreditkasse                        U.S.$40,000,000
Societe Generale
  Southwest Agency                                     U.S.$35,000,000
Hibernia National Bank                                 U.S.$30,000,000
Den Norske Bank ASA                                    U.S.$25,000,000
Toronto Dominion (Texas), Inc.                         U.S.$25,000,000
Paribas                                                U.S.$20,000,000
Royal Bank of Canada                                   U.S.$15,000,000
Bank of Montreal                                       U.S.$15,000,000
Credit Lyonnais New York Branch                        U.S.$15,000,000


CANADIAN BANKS                                         CANADIAN COMMITMENTS
-----------------------                                --------------------

The Chase Manhattan Bank Of Canada                     U.S.$5,000,000
Royal Bank Of Canada                                   U.S.$5,000,000
Bank Of Montreal                                       U.S.$10,000,000
Credit Lyonnais Canada                                 U.S.$5,000,000